Exhibit 10.2

Execution Version

AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT

dated as of

September 1, 2016

among

TITAN ENERGY OPERATING LLC,

as Borrower,

TITAN ENERGY, LLC,

as Parent,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

Annexes, Exhibits and Schedules

Annex I	List of Commitments

Exhibit A	Form of Note
Exhibit B	[Reserved]
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Reserve Report Certificate
Exhibit G	Form of Joinder Agreement
Exhibit H	Form of Hedge Facility Intercreditor Agreement
Exhibit I	Form of Intercreditor Agreement
Exhibit J-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit J-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit J-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit J-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit K	Form of Solvency Certificate
Exhibit L	Form of Release

Schedule 1.01	Specified Security Instruments
Schedule 1.02	Existing Liens
Schedule 7.05	Litigation
Schedule 7.06	Environmental
Schedule 7.11	ERISA
Schedule 7.15	Subsidiaries; Tax Advantaged Drilling Partnerships; Broker-Dealer Subsidiaries
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing Contracts
Schedule 9.05	Investments
Schedule 9.11	Asset Dispositions
Schedule 9.13	Affiliate Transactions

This AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT, dated as of September 1, 2016 (this “Agreement”), is entered into by and among TITAN ENERGY OPERATING LLC, a Delaware limited liability company (the “Borrower”), TITAN ENERGY, LLC, a Delaware limited liability company (the “Parent”), THE LENDERS FROM TIME TO TIME PARTY HERETO and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Creditors (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent” and together with the Administrative Agent, collectively, the “Agents” and each, an “Agent”).

R E C I T A L S

A. On July 27, 2016 (the “Petition Date”), Atlas Resources Partners, L.P., a Delaware limited partnership organized as a master limited partnership (“ARP”), and certain Subsidiaries thereof, as debtors and debtors-in-possession, (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under the caption In re Atlas Resource Partners, L.P., et al, Ch. 11 Case No. 16-12149 (the “Cases”).

B. The Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al. filed with the Bankruptcy Court on July 27, 2016 (the “Prepackaged Plan”) has been confirmed pursuant to the Confirmation Order (as defined below), and concurrently with the making of the Loans (as defined below), the effective date of the Prepackaged Plan has occurred.

C. Prior to the Petition Date, certain lenders extended credit to ARP pursuant to that certain Second Lien Credit Agreement, dated as of February 23, 2015 (as amended, amended and restated, supplemented or modified prior to the date hereof, the “Pre-Petition Second Lien Credit Agreement”), among ARP, the lenders party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent.

D. The Prepackaged Plan provides that, on the Effective Date (as defined in the Prepackaged Plan) (the “Plan Effective Date”), each holder of Debt under the Pre-Petition Second Lien Credit Agreement shall (i) receive its Pro Rata Share (as defined in the Prepackaged Plan) of (a) the Consent Fee, (b) all outstanding interest accrued prior to the Petition Date pursuant to the Pre-Petition Second Lien Credit Agreement and (c) interest accrued post-petition on the principal amount of $250,000,000 at a rate equal to 2% per annum, in each case, in cash, and to the extent such amounts are not previously paid pursuant to an order of the Bankruptcy Court and (ii) be allocated its Pro Rata Share (as defined in the Prepackaged Plan) of an initial principal amount of Loans equal to $252,500,000.

E. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Pre-Petition Second Lien Credit Agreement and that this Agreement amend and restate in its entirety the Pre-Petition Second Lien Credit Agreement and re-evidence the obligations under the Pre-Petition Second Lien Credit Agreement as contemplated hereby.

F. It is the intent of the Borrower and the Guarantors to confirm that all Indebtedness and other obligations of the Borrower and the Guarantors under the Loan Documents, as such obligations are amended hereby, shall continue in full force and effect and that, from and after the Effective Date, all references to the “Credit Agreement” contained in the Loan Documents shall be deemed to refer to this Agreement.

G. All obligations hereunder are and shall continue to be secured by all Collateral on which a Lien is granted or purported to be granted to the Collateral Agent to secure such obligations pursuant to any Security Instruments.

H. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 6.01 hereof, the parties hereto (a) agree that the Pre-Petition Second Lien Credit Agreement is amended and restated in its entirety by this Agreement and (b) further covenant and agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“7.75% Senior Notes” means the 7.75% senior unsecured notes due 2021 issued by Atlas Resource Partners Holdings, LLC and Atlas Resource Finance Corporation pursuant to the Indenture, dated as of January 23, 2013, by and among Atlas Resource Partners Holdings, LLC, ARP, Atlas Resource Finance Corporation, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee, as amended, amended and restated, supplemented or otherwise modified prior to the Effective Date.

“9.25% Senior Notes” means the 9.25% senior unsecured notes due 2021 issued by Atlas Resource Partners Holdings, LLC and Atlas Resource Finance Corporation pursuant to the Indenture, dated as of July 30, 2013, by and among Atlas Resource Partners Holdings, LLC, ARP, Atlas Resource Finance Corporation, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee, as amended, amended and restated, supplemented or otherwise modified prior to the Effective Date.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Accrued PIK Interest” has the meaning assigned to such term in Section 2.01(a).

“Acquired Debt” means Debt (a) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Debt shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(a) any properties or assets to be used by the Borrower or a Restricted Subsidiary in the Energy Business;

(b) capital expenditures by the Borrower or a Restricted Subsidiary in the Energy Business;

(c) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Borrower or a Restricted Subsidiary; or

(d) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (c) and (d), such Restricted Subsidiary is primarily engaged in the Energy Business.

“Additional Lender” means any Person (other than a natural person) that is not an existing Lender and has agreed to provide Refinancing Commitments pursuant to Section 2.07.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that at no time shall the “Adjusted LIBO Rate” be deemed to be less than 1.00% per annum.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning assigned to such term in Section 9.13(a).

“Agent” and “Agents” have the respective meanings assigned to such terms in the preamble hereto.

“Agent Parties” has the meaning assigned to such term in Section 12.01(c).

“AGP” means Atlas Growth Partners, L.P., a Delaware limited partnership.

“Agreement” means this Amended and Restated Second Lien Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the Adjusted LIBO Rate for a one-month Interest Period on that day (or if that day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (d) 2.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate, respectively.

“Annualized EBITDA” means, for the purposes of calculating the financial ratios set forth in Section 9.01 for each of the Test Periods set forth in the table below, actual EBITDA for such Test Period multiplied by the applicable factor set forth in the table below:

Test Period Ending	Factor
December 31, 2016	4
March 31, 2017	2
June 30, 2017	4/3

“Annualized Interest Expense” means, for the purposes of calculating the financial ratio set forth in Section 9.01(a) for each of the Test Periods set forth in the table below, actual Interest Expense for such Test Period multiplied by the applicable factor set forth in the table below:

Test Period Ending	Factor
December 31, 2016	4
March 31, 2017	2
June 30, 2017	4/3

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act of 2010 and any related or similar laws, rules, regulations and guidelines, which are in each case administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any of its Affiliates from time to time, or to which the Borrower or any of its Affiliates is subject.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any governmental agency having jurisdiction over Borrower or any of its Affiliates, or to which Borrower or any of its Affiliates is subject.

“Applicable Margin” means, for any day:

(a) with respect to any ABR Borrowing, (i) during the period commencing on the Effective Date and ending nine months after the Effective Date, 10% per annum, (ii) during the period commencing on the day following the day that is nine months after the Effective Date and ending on the second anniversary of the Effective Date, (A) if the First Lien Leverage Ratio is less than or equal to 3.25 to 1.00, 8% per annum and (B) if the First Lien Leverage Ratio is greater than 3.25 to 1.00, 12% per annum, in each case, based on the First Lien Leverage Ratio as set forth in the most recent financial statements and related Compliance Certificate received by the Administrative Agent pursuant to Section 8.01(a) or (b), as applicable, and Section 8.01(c), respectively; provided that, for so long as (x) any Borrowing Base Deficiency exists or (y) the Non-Conforming Tranche is outstanding, the Applicable Margin for such period described in this clause (ii) shall be 12% per annum, and (iii) after the second anniversary of the Effective Date, 8% per annum; and

(b) with respect to any Eurodollar Borrowing, (i) during the period commencing on the Effective Date and ending nine months after the Effective Date, 11% per annum, (ii) during the period commencing on the day following the day that is nine months after the Effective Date and ending on the second anniversary of the Effective Date, (A) if the First Lien Leverage Ratio is less than or equal to 3.25 to 1.00, 9% per annum and (B) if the First Lien Leverage Ratio is greater than 3.25 to 1.00, 13% per annum, in each case, based on the First Lien Leverage Ratio as set forth in the most recent financial statements and related Compliance Certificate received by the Administrative Agent pursuant to Section 8.01(a) or (b), as applicable, and Section 8.01(c), respectively; provided that, for so long as (x) any Borrowing Base Deficiency exists or (y) the Non-Conforming Tranche is outstanding, the Applicable Margin for such period described in this clause (ii) shall be 13% per annum, and (iii) after the second anniversary of the Effective Date, 9% per annum.

With respect to the Applicable Margin for the period commencing on the day following the day that is nine months after the Effective Date and ending on the second anniversary of the Effective Date (such period, the “Applicable Period”), no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and related Compliance Certificate pursuant to Section 8.01(a) or (b), as applicable, and Section 8.01(c), respectively. If an Event of Default has occurred and is continuing or the Borrower has not submitted to the Administrative Agent the applicable financial statements or related Compliance Certificate as and when required in accordance with such Sections, the Applicable Margin applicable during the Applicable Period shall conclusively equal the highest possible Applicable Margin provided for in this definition. Within one Business Day of receipt of the financial statements and related Compliance Certificate, the Administrative Agent shall give each Lender electronic or telephonic notice (confirmed in writing) of the relevant Applicable Margin in effect from such date.

Notwithstanding anything to the contrary set forth in this Agreement (including the then effective First Lien Leverage Ratio), if (a) the First Lien Leverage Ratio used to determine the Applicable Margin for any relevant period included in the Applicable Period is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or certificate delivered pursuant to Section 8.01(a), 8.01(b) or Section 8.01(c), as applicable, and (b) as a result thereof, the Applicable Margin paid to the Lenders in cash at any time pursuant to this Agreement is lower than the Applicable Margin that would have been payable to the Lenders in cash had the Applicable Margin that would have been payable to the Lender in cash been calculated on the basis of the correct First Lien Leverage Ratio, the Applicable Margin in respect of such period will be adjusted upwards automatically and retroactively, and the Borrower shall pay to each Lender such additional amounts (“Additional Amounts”) as are necessary so that after receipt of such amounts such Lender receives an amount equal to the amount it would have received had the Applicable Margin been calculated during such period on the basis of the correct First Lien Leverage Ratio. Additional Amounts shall be payable 10 days following delivery by the Administrative Agent to the Borrower of a notice (which shall be conclusive and binding absent manifest error) setting forth in reasonable detail the Administrative Agent’s calculation of the amount of any Additional Amounts owed to the Lenders. The payment of Additional Amounts shall be in addition to, and not in limitation of, any other amounts payable by the Borrower pursuant to this Agreement, including Section 3.02. Additional Amounts shall constitute “Indebtedness”. The agreements in this paragraph shall survive the payment of the Loans and all other Indebtedness.

“Applicable Percentage” means, with respect to any Lender at any time, prior to the making of the Loans, the percentage (carried out to the ninth decimal place) of the total Commitments represented by such Lender’s Commitment at such time and after the making of the Loans, the percentage (carried out to the ninth decimal place) of the Loans held by such Lender to the total outstanding Loans. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Annex I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, or (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“ARP” has the meaning assigned to such term in the recitals hereto.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Energy Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (a) shares of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 9.02 and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary, or (c) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Borrower or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (it being understood and agreed that such term shall include any “Asset Disposition” described in clause (i) of the definition thereof in the First Lien Credit Agreement as in effect on the Effective Date).

Notwithstanding the preceding (but subject to the parenthetical at the end of the preceding paragraph), the following items shall not be deemed to be Asset Dispositions:

(i) a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary;

(ii) the sale of cash or other disposition of Cash Equivalents, the early termination of obligations in respect of Swap Agreements or other financial instruments by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(iii) a disposition of Hydrocarbons or mineral products inventory by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(iv) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer used or useful in the business of the Borrower and the Restricted Subsidiaries;

(v) transactions in accordance with Section 9.10;

(vi) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to a Restricted Subsidiary;

(vii) for purposes of Section 9.11 only, the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by Section 9.04;

(viii) an Asset Swap;

(ix) dispositions of assets by the Borrower or any Restricted Subsidiary with a fair market value of less than $2,000,000;

(x) Excepted Liens;

(xi) dispositions by the Borrower or any Restricted Subsidiary of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(xii) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

(xiii) foreclosure on assets;

(xiv) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Energy Business for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(xv) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

(xvi) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;

(xvii) the abandonment, farmout, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business;

(xviii) the sale or transfer (whether or not in the ordinary course of business) by the Borrower or any Restricted Subsidiary of any oil and gas property or interest therein to which no proved reserves are attributable at the time of such sale or transfer; and

(xix) the sale or other transfer of (A) any Properties set forth on Schedule 9.11 on terms and conditions acceptable to the Required Lenders or (B) subject to compliance with Section 8.13, any substitute or additional Properties acquired after the Effective Date (to the extent permitted by this Agreement) to a Tax Advantaged Drilling Partnerships; provided that the aggregate amount of total consideration paid by the Borrower or any Subsidiary Guarantor for such substitute or additional Properties that are sold or transferred pursuant to this clause (B) shall not exceed an aggregate amount of $5,000,000 in any fiscal year without the prior written consent of the Required Lenders.

“Asset Sale Acceptance Notice” has the meaning assigned to such term in Section 3.04(c)(i)(E).

“Asset Sale/Casualty Event Offer” has the meaning assigned to such term in Section 3.04(c)(i)(D).

“Asset Swap” means any concurrent purchase and sale or exchange of any oil or natural gas property or interest therein between the Borrower or any of the Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 9.11 as if the Asset Swap were an Asset Disposition.

“Assignee” has the meaning assigned to such term in Section 12.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form reasonably approved by the Administrative Agent.

“ATLS” means Atlas Energy Group, LLC, a Delaware limited liability company.

“Average Life” means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

“Bankruptcy Court” has the meaning assigned to such term in the recitals hereto.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Board of Directors” means (a) with respect to the Borrower, the board of directors of the Parent or any authorized committee thereof, and (b) with respect to any Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrower LLC Agreement” means the limited liability company agreement of the Borrower.

“Borrowing” means Loans of the same Type, made (or deemed made), converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” has the meaning assigned to such term in the First Lien Credit Agreement.

“Borrowing Base Deficiency” has the meaning assigned to such term in the First Lien Credit Agreement.

“Broker-Dealer Subsidiary” means (a) each Subsidiary listed on Schedule 7.15 as a “Broker-Deal Subsidiary”, and (b) any other Subsidiary that is registered as a broker-dealer pursuant to Section 15 of the Securities Exchange Act or that is regulated as a broker-dealer under any foreign securities law, or that is registered as a Futures Commission Merchant (“FCM”), Introducing Broker (“IB”) or other regulated entity pursuant to the Commodity Exchange Act or the equivalent under any foreign securities Law.

“Budget” has the meaning assigned to such term in Section 8.01(s).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Expenditures” means, for any period, without duplication, with respect to any Person, any expenditure or commitment to expend money for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cases” has the meaning assigned to such term in the recitals hereto.

“Cash Collateral Orders” means, collectively, (a) the interim order pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 507, Bankruptcy Rules 2002, 4001 and 9014 and Local Bankruptcy Rule 4001-2 (i) authorizing Debtors’ limited use of cash collateral, (ii) granting adequate protection to the prepetition secured parties, (iii) modifying the automatic stay, and (IV) scheduling a final hearing, entered by the Bankruptcy Court on July 29, 2016 (Docket No. 42), and (b) final order pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 507, Bankruptcy Rules 2002, 4001 and 9014 and Local Bankruptcy Rule 4001-2 (i) authorizing debtors limited use of cash collateral, (ii) granting adequate protection to the prepetition secured parties, and (iii) modifying the automatic stay, entered by the Bankruptcy Court on August 29, 2016.

“Cash Equivalents” means:

(a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either S&P or Moody’s;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A2” or the equivalent thereof by S&P, or “P2” or the equivalent thereof by Moody’s and having combined capital and surplus in excess of $100,000,000;

(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(f) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (e) above.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of the Restricted Subsidiaries having a fair market value in excess of $2,000,000.

“Change of Control” means (a) for any reason whatsoever, the Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower, (b) the Borrower or any Subsidiary Guarantor ceases to own 100% of the Equity Interests of any Subsidiary Guarantor (other than any Subsidiary Guarantor that is liquidated, dissolved, merged or otherwise disposed of in accordance with the terms hereof), (c) for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Effective Date, but excluding any employee benefits plan of the Borrower or any of its Subsidiaries) other than the Permitted Holders (in the aggregate) shall beneficially own a percentage of the then outstanding Equity Interests of the Parent that is more than 50% of the voting power of the total outstanding Equity Interests of the Parent or (d) individuals who as of the Effective Date were directors of the Parent shall cease for any reason (other than due to retirement, death or disability) to constitute a majority of the Board of Directors of the Parent (except to the extent that individuals who as of the Effective Date were replaced by individuals (x) elected by at least a majority of the remaining members of the Board of Directors of the Parent or (y) nominated or approved for election by a majority of the remaining members of the Board of Directors of the Parent and thereafter elected as directors by the stockholders of the Parent).

“Change of Control Date” has the meaning assigned to such term in Section 3.04(c)(iii).

“Change of Control Offer” has the meaning assigned to such term in Section 3.04(c)(iii).

“Change of Control Offer Acceptance Notice” has the meaning assigned to such term in Section 3.04(c)(iii).

“Change of Control Payment” has the meaning assigned to such term in Section 3.04(c)(iii).

“Change of Control Payment Date” has the meaning assigned to such term in Section 3.04(c)(iii).

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III), shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, original issue discount or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Administrative Agent, the Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Commitment” means, with respect to each Lender, the commitment of such Lender to convert its Existing Loans plus such Lender’s pro rata share of the Accrued PIK Interest into Loans hereunder, in the aggregate amount set forth opposite such Lender’s name on Annex I under the caption “Commitment”, and “Commitments” means the aggregate amount of the Commitments of all the Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Effective Date, and includes, without limitation, all series and classes of such common stock.

“Compliance Certificate” means the certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 8.01(c).

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 5.01, Section 5.02, Section 5.03 or Section 12.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Confirmation Order” means the final order entered by the Bankruptcy Court confirming the Debtors’ Prepackaged Plan on August 26, 2016.

“Consent Fee” means a fee to be paid by the Borrower to the Lenders in the form of 10% of the Parent’s Common Stock as of the Plan Effective Date, subject to dilution on account of the Management Incentive Program (as defined in the Prepackaged Plan).

“Consolidated Net Income” means, with respect to the Parent, the Borrower and the Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent, the Borrower and the Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with Section 1.05; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income (but not loss) during such period of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary to the Borrower or a Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Law applicable to such Restricted Subsidiary or is otherwise restricted or prohibited, to the extent so restricted or prohibited, in each case determined in accordance with GAAP; (b) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (c) any extraordinary gains or losses during such period; and (d) any gains or losses attributable to writeups or writedowns of assets, including writedowns under ASC Topics 350 and 360; provided further that if the Borrower or any Restricted Subsidiary shall consummate a Material

Acquisition or Material Disposition (other than a sale-leaseback transaction permitted under Section 9.11), then Consolidated Net Income shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition had occurred on the first day of the period consisting of the four consecutive fiscal quarters of the Borrower ending on the last day of the most recently ending fiscal quarter for which financial statements are available and otherwise in accordance with Regulation S-X of the SEC.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 5% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means, with respect to any Loan Party, one or more debt facilities (including, without limitation, the First Lien Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture).

“Cure Amount” has the meaning assigned to such term in Section 9.01(d)(i).

“Debt” means, for any Person, the sum of the following (without duplication, whether contingent or not): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the Property encumbered, as determined by such Person in good faith; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments for periods in excess of 120 days prior to the day of delivery, other than sales of Hydrocarbons and gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, or by Law but only to the extent of such liability; (l) the liquidation value of Disqualified Capital Stock of such Person; (m) the undischarged balance of any dollar denominated production payment (but not any volumetric production payment) created by such Person or for the creation of which such Person directly or indirectly received payment; and (n) any due and payable Taxes of the Parent, the Borrower or its Subsidiaries, including, for the avoidance of doubt, any amounts attributable to “imputed underpayments” determined under the United States Bipartisan Budget Act of 2015 and any similar state or local provisions. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. The Debt of any Person described in clauses (f), (g) and (h) of this definition shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation of such other Person and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Debt, unless such primary obligation and/or the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Debt shall be deemed to be equal to such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Debt Prepayment Acceptance Notice” has the meaning assigned to such term in Section 3.04(c)(ii).

“Debt Prepayment Offer” has the meaning assigned to such term in Section 3.04(c)(ii).

“Debtors” has the meaning assigned to such term in the recitals hereto.

“Declined Amounts” has the meaning assigned to such term in Section 3.04(c)(i)(E).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Examining Authority” means FINRA, the NFA or any other exchange that has been designated as a Broker-Dealer Subsidiary’s designated examining authority, as such term is defined in Rule 15c3-1(c)(12) promulgated under the Securities Exchange Act.

“Designated Self-Regulatory Organization” has the meaning assigned to such term in Section 3(a)(26) of the Securities Exchange Act.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations outstanding hereunder. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Person to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of (a) the United States of America or any state thereof or (b) the District of Columbia.

“Drilling Partnership Hedge Facility” means that certain secured hedge facility entered into on March 5, 2012, by Atlas Resources, LLC, a Delaware limited liability company, each Participating Partnership, Wells Fargo Bank, National Association, as collateral agent, and each Approved Counterparty that is First Lien Lender (as defined in the Pre-Petition First Lien Credit Agreement) or an Affiliate thereof, as such facility is amended, amended and restated, supplemented or otherwise modified from time to time, to provide for swaps, forwards, futures or derivative transactions, options or similar arrangements whether exchange traded, “over-the-counter” or otherwise, involving or settled by reference to one or more commodities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions that is (a) entered into in the ordinary course of business, (b) not speculative in nature, and (c) intended to mitigate price and/or supply risk relating to the Hydrocarbon Interests of one or more Participating Partnerships.

“Eagle Ford Property” means any Oil and Gas Property (other than Tax Advantaged Drilling Partnership Properties) (i) located in the Eagle Ford region or (ii) owned by ARP Eagle Ford, LLC, a Texas limited liability company.

“Early Warning Threshold” means, with respect to any Broker-Dealer Subsidiary, those circumstances set forth in Rule 17a-11 promulgated under the Securities Exchange Act or in any FINRA Rule pursuant to which a broker-dealer is required to give an “early warning” notice of capital-related problems to the SEC and/or FINRA.

“EBITDA” means, for any period, an amount determined for the Parent, the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with Section 1.05 equal to (a) the sum of (i) Consolidated Net Income for such period, plus, (ii) without duplication and to the extent deducted from Consolidated Net Income in such period, (A) Interest Expense, (B) income and franchise Taxes, (C) reasonable and customary fees and expenses incurred or paid in connection with Material Acquisitions and Material Dispositions permitted hereunder in amounts determined by the Borrower in good faith, and (D) depreciation, amortization, depletion, exploration expenses and other non-cash charges, and non-cash losses for such period, including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and non-cash charges resulting from the requirements of ASC 410, 718 and 815, (except, in any event, to the extent that such non-cash charges are reserved for cash charges to be taken in the future), and including losses from dispositions of any Property (other than dispositions of Hydrocarbons in the ordinary course of business); minus (b) the sum of non-cash gains and non-cash items which were included in determining such Consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815).

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Energy Business” means: (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (b) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; (c) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other hydrocarbons and minerals produced substantially from properties in which the Borrower or the Restricted Subsidiaries, directly or indirectly, participates; (d) any business relating to oil field sales and service; (e) any other energy business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d)(1)(E) of the Code; and (f) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) through (e) of this definition.

“Environmental Laws” means any and all Laws pertaining in any way to human health, employee safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Restricted Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Restricted Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Laws.

“Equity Cure” has the meaning assigned to such term in Section 9.01(d)(i).

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidances promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of 30 days’ notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of the Borrower, a Restricted Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA, or (f) any other event or condition which would constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excess Proceeds” has the meaning assigned to such term in Section 3.04(c)(i)(C).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excepted Liens” means:

(a) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership or materially impair the value of such Property subject thereto;

(e) Liens arising by virtue of any statutory, common law or contract provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent, the Borrower, any of the Restricted Subsidiaries or any Tax Advantaged Drilling Partnership to provide collateral to the depository institution;

(f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership or materially impair the value of such Property subject thereto;

(g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership in the ordinary course of business covering only the Property under lease;

(j) any obligations (other than Debt) or duties affecting any of the Property of the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership to any Governmental Authority with respect to any franchise, grant, license or permit;

(k) Liens created pursuant to the First Lien Loan Documents;

(l) Liens securing the Indebtedness;

(m) Liens securing obligations with regard to Swap Agreements;

(n) Liens existing on the Effective Date and listed on Schedule 1.02;

(o) Liens securing Debt or other obligations of a Subsidiary owing to the Borrower or a Wholly-Owned Subsidiary;

(p) Liens securing Refinancing Indebtedness Incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property or assets that is the security for an Excepted Lien hereunder;

(q) Liens on pipelines or pipeline facilities that arise by operation of law;

(r) Liens securing Debt (other than Subordinated Indebtedness and other Debt for borrowed money) of the Borrower and the Guarantors in an aggregate principal amount outstanding at any one time, when added together with all other Debt secured by Liens Incurred pursuant to this clause (r), not to exceed $1,000,000;

(s) Liens in favor of the Borrower or any Guarantor;

(t) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(u) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(w) Liens arising under the Senior Notes in favor of any trustee thereunder for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Debt permitted to be incurred under this Agreement, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Debt;

(x) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Debt so long as such deposit of funds or securities and such decreasing or defeasing of Debt are permitted under Section 9.04; and

(y) any interest or title of a lessor under any lease entered into by the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership covering only the assets so leased,

provided further that (1) Liens described in clauses (a) through (d) and (g) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced unless such action is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP and (2) no intention to subordinate the second priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Excepted Lien (other than in respect of Liens permitted pursuant to clause (k) of this definition of “Excepted Liens” to the extent expressly set forth in the Intercreditor Agreement).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) (i) Taxes imposed on (or measured by) its net income and franchise Taxes, in each case, imposed by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes; (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located; (c) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 5.03(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(b); (d) any tax that is attributable to a recipient’s failure to comply with Section 5.03(e); and (e) any U.S. federal withholding taxes imposed by FATCA.

“Existing Debt” means Debt and other obligations outstanding under the 7.75% Senior Notes and the 9.25% Senior Notes.

“Existing Loans” has the meaning assigned to such term in Section 2.01(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreements (together with any fiscal or regulatory legislation, rules or official practices implementing such agreements).

“FCM” has the meaning assigned to such term in the definition of “Broker-Dealer Subsidiary”.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it, provided that if the Federal Funds Effective Rate at any time would be less than zero, such rate shall be deemed to be zero.

“Fee Letter” means the fee letter, dated as of the Effective Date, between the Administrative Agent and the Borrower.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Parent, the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.

“First Lien Agent” means the “Administrative Agent” under the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of the date hereof, among the Borrower, the Parent, the First Lien Agent and the First Lien Lenders, as may be from time to time amended, amended and restated, supplemented or otherwise modified or any Refinancing (as defined in the Intercreditor Agreement) thereof, but only to the extent permitted under the terms of the Intercreditor Agreement (including, without limitation, as provided in Section 7.01 of the Intercreditor Agreement).

“First Lien Debt” means the Debt and guarantees thereof now or hereafter incurred pursuant to the First Lien Credit Agreement.

“First Lien Leverage Ratio” means, as of any date of calculation, the ratio of (a) First Lien Debt on such date to (b) EBITDA for the most recently ended Test Period.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement, as may be from time to time amended, amended and restated, supplemented or otherwise modified or any Refinancing (as defined in the Intercreditor Agreement) of the First Lien Credit Agreement, but only to the extent permitted under the terms of the Intercreditor Agreement (including, without limitation, as provided in Section 7.01 of the Intercreditor Agreement).

“First Lien Lenders” means the “Lenders” from time to time party to the First Lien Credit Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) over the Borrower, the Parent, any Restricted Subsidiary, any of their Properties, the Administrative Agent or any Lender.

“Government Official” means (a) any officer or employee of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, any public international organization or any political party or (b) any candidate for public office.

“GSO” means GSO Capital Partners LP on behalf of the funds advised by it.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Equity Interests of a Guarantor that is not Disqualified Capital Stock. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means the Parent, Atlas Energy Colorado, LLC, a Colorado limited liability company, Atlas Resource Partners Holdings, LLC, a Delaware limited liability company, Atlas Energy Indiana, LLC, an Indiana limited liability company, Atlas Energy Ohio, LLC, an Ohio limited liability company, Atlas Energy Tennessee, LLC, a Pennsylvania limited liability company, Atlas Pipeline Tennessee, LLC, a Pennsylvania limited liability company, Atlas Noble, LLC, a Delaware limited liability company, Atlas Resources, LLC, a Pennsylvania limited liability company, REI-NY, LLC, a Delaware limited liability company, Resource Energy, LLC, a Delaware limited liability company, Resource Well Services, LLC, a Delaware limited liability company, Viking Resources, LLC, a Pennsylvania limited liability company, ARP Barnett, LLC, a Delaware limited liability company, ARP Oklahoma, LLC, an Oklahoma limited liability company, ARP Barnett Pipeline, LLC, a Delaware limited liability company, Atlas Barnett, LLC, a Texas limited liability company, ARP Production Company, LLC, a Delaware limited liability company, ARP Mountaineer Production, LLC, a Delaware limited liability company, ARP Rangely Production, LLC, a Delaware limited liability company, ARP Eagle Ford, LLC, a Texas limited liability company, ATLS Production Company, LLC, a Delaware limited liability company, Atlas Energy Securities, LLC, a Delaware limited liability company, and each other Subsidiary of the Borrower (other than any Broker-Dealer Subsidiary).

“Guaranty Agreement” means the Amended and Restated Second Lien Guaranty, dated as of the Effective Date, in form and substance satisfactory to the Required Lenders, by each of the Guarantors in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hedge Facility Intercreditor Agreement” means that certain Third Amended and Restated Intercreditor Agreement, dated as of February 23, 2015, by and among the Administrative Agent, the First Lien Agent, the Collateral Agent (as defined therein) and the Master General Partner (as defined therein), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, a copy of which is attached hereto as Exhibit H.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Title Deficiencies” means, with respect to Oil and Gas Properties, at any time of determination, defects or clouds on title, discrepancies in net revenue and working interest ownership percentages and other discrepancies (in each case, between what is shown on the most recently delivered Reserve Report and that which is set forth in the title information provided by a Loan Party to the Administrative Agent hereunder) and other Liens (other than Excepted Liens), defects, and similar matters which do not, individually or in the aggregate, affect Oil and Gas Properties in an amount greater than 5% of the Borrowing Base Value (as defined in the First Lien Credit Agreement as of the Effective Date (including with respect to any additional defined term used in such definition) of all Oil and Gas Properties evaluated in the most recent Reserve Report delivered under this Agreement.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Debt or Equity Interests of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means any and all Debt and other amounts and obligations owing or to be owing by the Borrower or any other Loan Party: (a) to the Agents or any Lender under any Loan Document including, without limitation, all principal (including, without limitation, amounts added to principal as PIK Interest), interest (including, without limitation, default interest) on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action) and (b) all renewals, extensions, replacements, refinancings, amendments and/or restatements of any or all of the above.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Agreement and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Budget” means the financial information and projections included in the Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al., dated as of July 25, 2016.

“Initial Reserve Report” means the Reserve Report dated as of June 30, 2016 as revised to give pro forma effect to acquisitions consummated by the Borrower or any of its Subsidiaries after June 30, 2016 but prior to the Effective Date.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of even date herewith in substantially the same form as the form attached hereto as Exhibit I, and by and among the Administrative Agent, the First Lien Agent and the Loan Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, for any period, an amount determined for the Parent, the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with Section 1.05 equal to total cash interest expense (including that attributable to obligations under Capital Leases), net of cash interest income and any one-time financing fees (to the extent included in the Parent’s consolidated interest expense for such period), including those paid in connection with the Loan Documents or the First Lien Loan Documents or in connection with any amendment of the foregoing, of the Parent, the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Debt of the Parent, the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under swap agreements in respect of interest rates to the extent that such net costs are allocable to such period in accordance with GAAP).

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in (the calendar month that is one, two, three or six months thereafter (or 12 months if available and agreed to by all Lenders), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period may have a term which would extend beyond the Maturity Date and (c) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interested Party” means (a) ATLS, Atlas Eagle Ford Operating Company, LLC, a Texas limited liability company, Atlas Growth Eagle Ford, LLC, a Texas limited liability company, Titan Management, Atlas Energy Resources Services, Inc., a Delaware corporation, AGP, any Permitted Holder (other than GSO and its Affiliates in their respective capacities as Lenders) and, in each case, their respective Subsidiaries, any joint venture (or similar arrangement) to which they are a party or any of their respective Related Interested Parties and (b) any Related Interested Parties of the Parent or the Borrower.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, capital contributions, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business), or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Joinder Agreement” means a joinder agreement in the form of Exhibit G or any other form reasonably approved by the Administrative Agent.

“Joint Venture” means a partnership or joint venture that is not a Restricted Subsidiary.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Class of Commitments or Loans that is outstanding hereunder on such date of determination.

“Law” means (a) a law, statute, ordinance, treaty, permit, rule or regulation of any Governmental Authority, (b) a court decision, judgment, order, decree, injunction or ruling, and (c) a regulatory bulletin or guidance, or examination order or recommendation of a Governmental Authority.

“Lenders” means the Persons listed on Annex I, any Additional Lender and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“LIBO Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the greater of (a) the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period reported by Bloomberg L.P. in its index of rates as of 11:00 A.M., London time, two (2) Business Days prior to the beginning of such Interest Period and (b) 1.00%. In the event that such rate does not appear on such index, the rate described in the foregoing clause (a) shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., London time, two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and the Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. “Lien” shall not include the interest of the Borrower or any Restricted Subsidiary in any Property subject to a Synthetic Lease.

“Liquidity” means, as of any date of determination, (a) the aggregate amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date plus (b) the difference between (i) the Borrowing Base (as defined in the First Lien Credit Agreement) and (ii) the aggregate amount of outstanding Loans, Letters of Credit and other Obligations (each as defined in the First Lien Credit Agreement) as of such date.

“Loan Documents” means this Agreement, the Notes, if any, the Security Instruments, the Hedge Facility Intercreditor Agreement, the Intercreditor Agreement, the Fee Letter and any and all other material agreements or instruments now or hereafter executed and delivered by any Loan Party or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to Indebtedness pursuant to this Agreement) in connection with the Indebtedness, this Agreement and the transactions contemplated hereby, as such agreements may be amended, modified, supplemented or restated from time to time.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made or deemed made by the Lenders to the Borrower pursuant to this Agreement.

“Magnetar” means each of MTP Energy Master Fund LTD and MTP Energy Opportunities Fund LLC.

“Master General Partner” means Atlas Resources, LLC, a Pennsylvania limited liability company, or any other Loan Party that is the managing general partner or managing member of a Participating Partnership.

“Material Acquisition” means a transaction or series of transactions comprised of the acquisition of the Equity Interests of a Person or the acquisition of assets from a Person, in each case for consideration of at least $5,000,000.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the operations, Properties or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, other than as a result of the events leading up to, resulting from and following the commencement of the Cases or the continuation or prosecution thereof immediately prior to the Effective Date, (b) the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to carry out their business as of the Effective Date, (c) the ability of the Loan Parties, taken as a whole, to perform fully and on a timely basis their obligations under any of the Loan Documents that are material to the interests of the Lenders, or (d) the validity or enforceability of any of the Loan Documents or the material rights and remedies available to the Administrative Agent or any Lender under any Loan Document.

“Material Disposition” means a transaction or series of transactions comprised of the sale, lease, assignment, conveyance or transfer of the Equity Interests of a Person or the assets of a Person, in each case for the consideration of at least $5,000,000.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time, including unpaid amounts in respect of such Swap Agreement.

“Maturity Date” means February 23, 2020.

“Minimum Title Information” means title information in form and substance reasonably satisfactory to the Administrative Agent as to (a) the Loan Parties’ ownership (whether in fee or by leasehold) of (i) at least 95% of the total value of all Oil and Gas Properties (other than Tax Advantaged Drilling Partnership Properties and any Eagle Ford Property owned by a Loan Party as of the Effective Date) and (ii) 100% of the total value of all Eagle Ford Properties owned by a Loan Party (x) as of the Effective Date (other than any such Oil and Gas Properties that have been disposed of pursuant to clause (xix) of the definition of “Asset Dispositions”) or (y) for a period longer than 10 days (or such longer period as the Administrative Agent may consent to as directed in writing by the Required Lenders) and (b) ownership (whether in fee or by leasehold) of the Tax Advantaged Drilling Partnership Properties, in each case with respect to Properties evaluated in any applicable Reserve Report.

“Minority Interest” means the percentage interest represented by any shares of any class of Equity Interests of a Restricted Subsidiary that are not owned by the Borrower or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means (a) each amended and restated mortgage, deed of trust or similar documents, each dated as of the Effective Date, in form and substance satisfactory to the Required Lenders, by each applicable Loan Party in favor of the Collateral Agent for the benefit of the Secured Creditors, and (b) each mortgage, deed of trust, or similar document in form and substance reasonably satisfactory to the Required Lenders on an Oil and Gas Property directly owned (whether in fee or by leasehold) by a Loan Party where such Loan Party is the mortgagor and the Collateral Agent is the mortgagee pursuant to which a Lien on the Mortgaged Property covered thereby is created in favor of the Collateral Agent for the benefit of the Secured Creditors, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means any Property directly owned (whether in fee or by leasehold) by any Loan Party which is subject to a Lien created by the Security Instruments.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“Net Available Cash” means (a) cash payments received from an Asset Disposition (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom and (b) cash payments or proceeds received by the Borrower or any Restricted Subsidiary (x) under any casualty insurance policy (excluding business interruption insurance) in respect of a Casualty Event that constitutes a covered loss thereunder or (y) as a result of a Casualty Event constitutes a taking of property by eminent domain, condemnation or otherwise, in each case net of:

(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition or Casualty Event;

(b) all payments made on any Debt (other than First Lien Debt or Debt hereunder) which is secured by any assets subject to such Asset Disposition or Casualty Event, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition or Casualty Event;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition or Casualty Event that constitutes a taking of property by eminent domain, condemnation or otherwise;

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition or Casualty Event that constitutes a taking of property by eminent domain, condemnation or otherwise and retained by the Borrower or any Restricted Subsidiary after such Asset Disposition or such Casualty Event;

(e) in the case of a Casualty Event that constitutes a taking of property by eminent domain, condemnation or otherwise, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position; and

(f) in the case of a Casualty Event, any actual out-of-pocket costs incurred by Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or such Restricted Subsidiary.

“Net Capital” means “net capital” as that term is defined in the Net Capital Rule.

“Net Capital Rule” means Rule 15c3-1 promulgated under the Securities Exchange Act, including any successor rule under the Securities Exchange Act relating to net capital requirements of broker-dealers.

“Net Cash Proceeds” means with respect to any issuance or sale of Equity Interests or any contribution to equity capital, or any incurrence of Debt, the cash proceeds of such issuance, sale, contribution or incurrence net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale, contribution or incurrence and net of taxes paid or payable as a result of such issuance, sale or incurrence (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Refinancing Commitment” has the meaning assigned to such term in Section 2.07(a).

“Non-Conforming Tranche” means the Non-Conforming Borrowing Base Loans (as defined in the First Lien Credit Agreement) provided by the First Lien Lenders to the Borrower under the First Lien Credit Agreement on the Plan Effective Date in an aggregate amount not exceeding $30,000,000.

“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Asset Control of the Department of Treasury of the United States of America.

“Oil and Gas Properties” means each of the following: (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the date hereof, by and among Titan Management, Atlas Energy Resource Services, Inc., a Delaware corporation, the Parent and the Borrower (as in effect on the Effective Date).

“Organizational Documents” means any and all agreements, certificates, operating agreements, partnership agreements, limited liability company agreements, charters, articles, bylaws, and similar documents pertaining to (a) the organization or governance of any Tax Advantaged Drilling Partnership or (b) the organization or governance of any other Person referenced in this Agreement, in each case whether now or hereafter existing and as each has been and hereafter may be supplemented, amended or restated from time to time, and shall include, without limitation, the Parent LLC Agreement and the Borrower LLC Agreement.

“Other Connection Taxes” means, with respect to the Administrative Agent and each Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or any Lender and the jurisdiction imposing the Tax (other than a connection arising from the execution, delivery or enforcement of, becoming a party to, or performance under, or receipt of payments or receipt or perfection of security interests under or engaging in any transaction pursuant to any Loan Document, or from the sale or assignment of an interest in any Loan or Loan Document pursuant to an assignment request by Borrower under Section 5.05 hereof).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05 hereof).

“Parent” has the meaning assigned to such term in the preamble hereto.

“Parent LLC Agreement” means the limited liability company agreement of the Parent.

“Participant” has the meaning assigned to such term in Section 12.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(c)(i).

“Participating Partnership” means any Tax Advantaged Drilling Partnership that has become a party to the Drilling Partnership Hedge Facility.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“PDP PV10” means, as of any date of determination thereof with respect to the Oil and Gas Properties comprised of Proved Developed Producing Reserves described in the then most recent Reserve Report delivered to the Administrative Agent, the net present value, discounted at ten percent (10%) per annum, of the future net revenues expected to accrue to the Loan Parties’ collective interest in such Oil and Gas Properties during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made in accordance with SEC guidelines for reporting Proved Developed Producing Reserves, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such Oil and Gas Properties, (b) the pricing assumptions used in determining PDP PV10 for any Oil and Gas Properties shall be based upon the Strip Price, and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the actual average historical basis differential during the 12-month period preceding such date of determination in a manner reasonably acceptable to the Administrative Agent, as directed by the Required Lenders. The amount of PDP PV10 at any time shall be calculated on a pro forma basis for Material Dispositions and Material Acquisitions of Oil and Gas Properties comprised of Proved Developed Producing Reserves consummated by the Loan Parties since the date of the Reserve Report most recently delivered hereto.

“PDP PV10 to Senior Secured Debt Ratio” means, as of any date of calculation, the ratio of (a) PDP PV10 determined as of such date to (b) Senior Secured Debt on such date.

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Energy Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Energy Business jointly with third parties, including:

(a) ownership interests in oil, natural gas, other hydrocarbons and minerals properties, liquid natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(b) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(c) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holders” means Titan Management, GSO, FirTree Inc., Guggenheim Partners Investment Management, LLC and Franklin Advisers, Inc., and their respective affiliates, and any “group” including any of the foregoing.

“Permitted Investment” has the meaning assigned to such term in Section 9.05.

“Permitted Junior Secured Refinancing Debt” has the meaning assigned to such term in Section 2.07(g)(i). “Permitted Participating Partnership Swap Agreement” has the meaning assigned to such term in the First Lien Credit Agreement as of the Effective Date (including with respect to any additional defined term used in such definition).

“Permitted Payments” means an amount sufficient to bring cumulative distributions by the Borrower to the Parent in a tax period pursuant to Section 9.04(b)(x) to an amount equal to the amount of Taxes payable by the Parent during such tax period; provided that such distributions are used by the Parent to pay such Taxes.

“Permitted Unsecured Refinancing Debt” has the meaning assigned to such term in Section 2.07(g)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning assigned to such term in the recitals hereto.

“PIK Interest” has the meaning assigned to such term in Section 3.02(d)(i).

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six (6) calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Restricted Subsidiary or an ERISA Affiliate.

“Plan Effective Date” has the meaning assigned to such term in the recitals hereto.

“Platform” has the meaning assigned to such term in Section 12.01(b).

“Preferred Share Call Right” means the Parent’s right to purchase the Series A Preferred Share as provided in Section 5.7(b)(viii) of the Parent LLC Agreement.

“Preferred Stock” as applied to the Equity Interests of any corporation, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Equity Interests of any other class of such corporation.

“Pre-Petition First Lien Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of July 31, 2013, among ARP, Wells Fargo Bank, N.A., as administrative agent, and the lenders and the other financial institutions party thereto, as amended, amended and restated, supplemented or otherwise modified on or prior to the date hereof.

“Pre-Petition Second Lien Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Prepackaged Plan” has the meaning assigned to such term in the recitals hereto.

“Prepayment Premium” means:

(a) with respect to any prepayment (or any repayment upon acceleration of the Loans) made at any time prior to February 23, 2017, a premium equal to 4.5% of the principal amount (including, for the avoidance of doubt, all amounts added to principal as PIK Interest) prepaid;

(b) with respect to any prepayment (or any repayment upon acceleration of the Loans) made at any time on or after February 23, 2017 and prior to February 23, 2018, a premium equal to 2.25% of the principal amount (including, for the avoidance of doubt, all amounts added to principal as PIK Interest) prepaid; and

(c) with respect to any prepayment (or any repayment upon acceleration of the Loans) made on or after February 23, 2018, $0.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, N.A., as its prime rate in effect at its principal office in the United States; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by Wells Fargo Bank, N.A., as a general reference rate of interest, taking into account such factors as Wells Fargo Bank, N.A., may deem appropriate; it being understood that many of Wells Fargo Bank, N.A.,’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo Bank, N.A., may make various commercial or other loans at rates of interest having no relationship to such rate.

“Production Payments and Reserve Sales” means the grant or transfer by the Borrower or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Energy Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Energy Business for geologists, geophysicists or other providers of technical services to the Borrower or a Restricted Subsidiary.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Refinanced Debt” has the meaning assigned to such term in Section 2.07(a).

“Refinanced Loans” has the meaning assigned to such term in Section 2.07(g)(i).

“Refinancing Amendment” has the meaning assigned to such term in Section 2.07(f).

“Refinancing Commitment” has the meaning assigned to such term in Section 2.07(a).

“Refinancing Equivalent Debt” has the meaning assigned to such term in Section 2.07(g)(i).

“Refinancing Facility Effective Date” has the meaning assigned to such term in Section 2.07(d).

“Refinancing Indebtedness” means Debt that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “Refinance,” “Refinances” and “Refinanced” shall have correlative meanings) any Debt (including Debt of the Borrower that refinances Debt of any Restricted Subsidiary and Debt of any Restricted Subsidiary that refinances Debt of another Restricted Subsidiary, but excluding Debt of a Subsidiary that is not a Restricted Subsidiary that refinances Debt of the Borrower or a Restricted Subsidiary), including Debt that refinances Refinancing Indebtedness; provided, however, that:

(a) (i) if the Stated Maturity of the Debt being refinanced is earlier than the Maturity Date, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Debt being refinanced or (ii) if the Stated Maturity of the Debt being refinanced is later than the Maturity Date, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Maturity Date;

(b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Debt being refinanced;

(c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount (in an amount not greater than 6%), an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount (in an amount not greater than 6%) an aggregate issue price) then outstanding of the Debt being refinanced (plus, without duplication, any additional Debt Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Debt and fees and expenses Incurred in connection therewith); and

(d) if the Debt being refinanced is subordinated in right of payment to the Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Indebtedness on terms at least as favorable to the holders as those contained in the documentation governing the Debt being refinanced.

“Refinancing Lender” has the meaning assigned to such term in Section 2.07(c).

“Refinancing Loan” has the meaning assigned to such term in Section 2.07(b).

“Refinancing Loan Request” has the meaning assigned to such term in Section 2.07(a).

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act of 1933 or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Interested Parties” means, with respect to any specified Person, such Person’s current or, to the knowledge of a Responsible Officer of any Loan Party, future, officers, directors, stockholders or Affiliates. For the avoidance of doubt, any such officer, director, stockholder or Affiliate of such Person on the Effective Date shall be a Related Interested Party of such Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned to such term in Section 8.09.

“Required Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments that, taken together, represent more than 50% of the sum of all outstanding Loans and unused Commitments at such time.

“Required Mortgage Value” means, as of any date of determination, each of (a) an amount equal to (i) 95% of the aggregate value attributed to all Oil and Gas Properties (other than Eagle Ford Properties owned by the Loan Parties as of the Effective Date) directly owned (whether in fee or by leasehold) by the Loan Parties plus (ii) 100% of the aggregate value attributed to all Eagle Ford Properties owned (whether in fee or by leasehold) by the Loan Parties (x) as of the Effective Date (other than Oil and Gas properties sold pursuant to clause (xix) of the definition of “Asset Dispositions”) or (y) for a period longer than 10 days (or such longer period as the Administrative Agent may consent to as directed in writing by the Required Lenders) and (b) an amount equal to 85% of the aggregate value attributed (i) to all Oil and Gas Properties directly owned (whether in fee or by leasehold) by the Loan Parties plus (ii) to the Loan Parties’ proportionate share of Tax Advantaged Drilling Partnership Properties, in each case (other than clause (a)(ii) above) to the extent such Properties are evaluated in connection with and included in the determination of the Borrowing Base in effect as of such date.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the First Lien Agent, setting forth, as of each December 31 or June 30 (or such other date in the event of an “Interim Redetermination” under and as defined in the First Lien Credit Agreement) the oil and gas reserves attributable to the Oil and Gas Properties of the Loan Parties (or the Loan Parties’ proportionate share of Tax Advantaged Drilling Partnership Properties), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time, together with a supplement indicating future net income based upon the First Lien Agent’s usual and customary pricing assumptions for oil and gas loans then in effect and provided by the First Lien Agent to the Borrower, in each case reflecting Swap Agreements in place with respect to such production. Each Reserve Report shall include a report on a well by well basis reflecting the working and revenue interests for the Borrower and each Guarantor, and the net working interest and net revenue interests for each Tax Advantaged Drilling Partnership and such other information and in such form as may be reasonably requested by the First Lien Agent.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” has the meaning assigned to such term in Section 9.04.

“Restricted Subsidiary” means each Subsidiary.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of July 25, 2016, by and among the Debtors and the restructuring support parties party thereto, including all exhibits, appendices, schedules or annexes thereto, as may be amended in accordance with its terms.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the French government or any other relevant sanctions authority.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Secured Creditors” means the Agents and the Lenders.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including all amendments thereto and regulations promulgated thereunder.

“Security Agreement” means the Amended and Restated Second Lien Security Agreement, dated as of the Effective Date, among the Borrower, the Guarantors and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Agreement Supplement” means a supplement to the Security Agreement in the form of Annex 1 to the Security Agreement or any other form reasonably approved by the Administrative Agent.

“Security Instruments” means the Guaranty Agreement, the Security Agreement, the Mortgages, each intercompany note (including the “Intercompany Note” referred to in the First Lien Credit Agreement) and other agreements, documents, instruments or stock certificates described or referred to in Schedule 1.01, any and all other agreements, documents or instruments entered into under the Pre-Petition Second Lien Credit Agreement (to the extent not released pursuant to the Plan of Reorganization and the Confirmation Order) and any and all other agreements, documents or instruments now or hereafter executed, delivered or furnished by any Loan Party or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) as security for the payment or performance of, or to perfect the grant of a Lien to secure obligations under, the Indebtedness, the Notes, if any, or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Senior Notes” means any unsecured notes issued by the Borrower under Section 9.02 and, without duplication, any guarantees thereof by the Borrower or a Guarantor.

“Senior Secured Debt” means, as at any date of determination, Total Debt that is not Subordinated Indebtedness and that is secured by a Lien on any assets of the Loan Parties.

“SIPC” means the Securities Investor Protection Corporation, or any Governmental Authority succeeding to any of its principal functions.

“Sole Management Control” means, with respect to the Borrower, the ability, through voting power, by contract or otherwise, to direct all limited liability company actions of such Person without requiring the approval, consent, or vote of any other Person to the extent such approval, consent or vote is not required for such actions as of the Effective Date.

“Solvency Certificate” means a solvency certificate substantially in the form of Exhibit K.

“Solvent” means when used with respect to any Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

“Stated Maturity” means, with respect to any security or any other Debt, the date specified in such security as the fixed date on which the payment of principal of such security or other Debt is due and payable, including pursuant to any mandatory redemption or other mandatory prepayment or repayment provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Strip Price” means, as of any date of the determination thereof with respect to the Oil and Gas Properties included in the then most recent Reserve Report delivered to the Administrative Agent, (a) for each of the 36 months following such date, the average of the closing midpoint contract prices for the 36 succeeding monthly futures contracts (the “Initial Strip”) and (b) for the 37th month following such date and each month thereafter, the average of such midpoint contract prices for the last twelve (12) months of such Initial Strip period, in each case as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by the Administrative Agent; provided, however, in the event that the NYMEX no longer provides futures midpoint contract price quotes for 36 month periods, the longest period of quotes of less than 36 months shall be used to determine the Initial Strip and, if the NYMEX no longer provides such futures midpoint contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein.

“Subject Waterfall Period” has the meaning assigned to such term in the First Lien Credit Agreement (as in effect on the Effective Date).

“Subordinated Indebtedness” means the collective reference to any Indebtedness of any Loan Party subordinated in writing in right and time of payment to the Indebtedness and containing such other terms and conditions, in each case as are satisfactory to the Required Lenders.

“Subsidiary” means, with respect to any Person (the “parent”), any other Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent and/or one or more of its Subsidiaries. Unless otherwise indicated herein, each reference to the term “Subsidiary” (i) means a Subsidiary of the Borrower and (ii) does not include any Tax Advantaged Drilling Partnership.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act). For the sole purposes of Section 9.17, the definitions of “Tax Advantaged Drilling Partnership” and “Permitted Participating Partnership Swap Agreement”, the term “Swap Agreement” shall be deemed to exclude all purchased put options or floors for Hydrocarbons.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Tax Advantaged Drilling Partnership” means any partnership or limited liability company where investors (individuals or trusts) invest as general partners or members to take advantage of the exemption for working interests from the passive income rules as provided in the Internal Revenue Code of 1986, as amended, that (i) is listed on Schedule 7.15 as a “Tax Advantaged Drilling Partnership”, (ii) is governed at all times by (A) an Organizational Document in form and substance substantially similar to the forms of the Organizational Document of the partnerships listed on Schedule 7.15 of which Atlas Resources, LLC is the Master General Partner and which closed subscriptions on or after January 1, 2009 or (B) Organizational Documents that are otherwise reasonably acceptable to the Administrative Agent; provided that for any Tax Advantaged Drilling Partnership formed after March 22, 2011, the Organizational Document for such Tax Advantaged Drilling Partnership shall contain provisions allowing the Master General Partner of such Tax Advantaged Drilling Partnership to withdraw its ownership interest in such Tax Advantaged Drilling Partnership in the form of a working interest in such Tax Advantaged Drilling Partnership’s Oil and Gas Properties equal to its interest as Master General Partner in the revenues of such Tax Advantaged Drilling Partnership at the request of the Administrative Agent or the Required Lenders without the consent of any other party to such Organizational Document (provided that any such withdrawal shall be subject to Section 8.13(k)) and (iii) (A) at all times, in the case of any Tax Advantaged Drilling Partnership that is a limited partnership, has a sole general partner that is a Loan Party and, in the case of any Tax Advantaged Drilling Partnership that is a limited liability company, has a sole managing member or sole manager that is a Loan Party; (B) does not at any time engage in any line of business other than Hydrocarbon exploration, development, acquisition or production; (C) does not at any time own (whether in fee or by leasehold) any material asset other than Hydrocarbon Interests and Property reasonably related thereto, including, in the case of any Participating Partnership, Swap Agreements permitted under clause (I) of this definition; (D) does not at any time incur, create, assume or suffer to exist any Debt except, so long as such Loan Party is in compliance with Section 8.13(e), loans owing to a Loan Party that is the Master General Partner of such Tax Advantaged Drilling Partnership; (E) does not at any time incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except Liens created pursuant to the Drilling Partnership Hedge Facility, Excepted Liens, Immaterial Title Deficiencies and Liens securing Debt permitted under clause (D) of this definition; (F) at all times has a Loan Party as the operator or co-operator of its Oil and Gas Properties; (G) has not taken any action including, without limitation, the amendment of its organizational documents, that causes the Equity Interests to be “securities” under Article 8 of the UCC unless the Loan Party owning such Equity Interests has taken, or caused to be taken, all actions reasonably requested by the Administrative Agent (including, without limitation, subject to the Intercreditor Agreement, the delivery of any certificates evidencing such securities and related stock powers and/or entering into control agreements reasonably acceptable to the Administrative Agent) to protect and perfect the second priority security interest of the Administrative Agent in such Equity Interests and facilitate the Administrative Agent’s exercise of remedies with respect to such Equity Interests in accordance with the terms of the Security Instruments; (H) at all times has beneficial and record title (as fee owner or owner of a leasehold interest) to all Tax Advantaged Drilling Partnership Properties owned (whether in fee or by leasehold) by it; and (I) does not at any time enter into any Swap Agreement, except, for any Participating Partnership, any Permitted Participating Partnership Swap Agreement.

“Tax Advantaged Drilling Partnership Properties” means Oil and Gas Properties that are designated in a Reserve Report as being attributable to a specified Tax Advantaged Drilling Partnership.

“Tax Matters Agreement” means that certain Tax Matters Agreement by and among the Parent, the Borrower, Atlas Energy Group, LLC and the other parties thereto, dated as of September 1, 2016.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” means (a) for the fiscal quarters ending December 31, 2016, March 31, 2017 and June 30, 2017, the period commencing on October 1, 2016 and ending on the last day of such applicable fiscal quarter and (b) for the fiscal quarter ending on September 30, 2017, and for each fiscal quarter thereafter, any period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“Titan Management” means Titan Management LLC, a Delaware limited liability company.

“Total Debt” means, at any date, all Debt described in clauses (a), (b) (other than contingent obligations), (d) and (n) (other than tax liabilities that the Parent would have paid but for any appropriate action taken in connection with a disputed amount of taxes due and payable and for which adequate reserves have been maintained in accordance GAAP) of the definition of “Debt” of the Parent, the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with Section 1.05.

“Total Leverage Ratio” means, as of any date of calculation, the ratio of (a) Total Debt on such date to (b) EBITDA (or, in the case of the Test Periods ending December 31, 2016, March 31, 2017 and June 30, 2017, Annualized EBITDA) for the most recently ended Test Period.

“Transactions” means, collectively, (a) the substantial consummation of the Prepackaged Plan, (b) with respect to the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments and (c) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral thereunder, and the grant of Liens by such Guarantor on Mortgaged Properties pursuant to the Security Instruments.

“Transferee” means any Assignee or Participant.

“Treasury Rate” means, with respect to any date of determination, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the first anniversary of the Effective Date; provided, however, that if the period from such date to the first anniversary of the Effective Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date to the first anniversary of the Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term Section 5.03(e).

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Equity Interests of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Loan Party or the Administrative Agent.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including,” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.

Section 1.05 Accounting Terms and Determinations.

(a) Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding GAAP or anything in this Agreement to the contrary, for the purposes of calculating the ratios that are the subject of Section 9.01 hereof and the components of each of them, all Tax Advantaged Drilling Partnerships (and their Subsidiaries) (including the assets, liabilities, income, losses, cash flows and elements thereof of each of the foregoing) shall be excluded, except that any cash dividends or distributions paid by any Tax Advantaged Drilling Partnership to the Borrower or any Restricted Subsidiary shall be deemed to be income to the Borrower or such Restricted Subsidiary, as applicable, when received by it, whether or not constituting income in accordance with GAAP.

ARTICLE II

The Credits

Section 2.01 Commitments.

(a) The parties hereto acknowledge and agree that an aggregate principal amount of “Loans” under and as defined in the Pre-Petition Second Lien Credit Agreement (the “Existing Loans”) equal to $250,000,000, together with an amount resulting from the accrual of interest on such principal amount of Existing Loans at a rate equal to the Adjusted LIBO Rate plus 9% per annum during the period commencing on the Petition Date and ending on the Effective Date (the “Accrued PIK Interest”), remains outstanding and shall be converted into Loans hereunder as set forth in Section 2.01(b) below.

(b) Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees that the Existing Loans made by such Lender under the Pre-Petition Second Lien Credit Agreement and outstanding on the Effective Date immediately prior to giving effect to this Agreement, plus such Lender’s pro rata share of the Accrued PIK Interest, in an aggregate principal amount equal to its Commitment shall remain outstanding on and after the Effective Date and shall be converted into Loans in an equal principal amount deemed made pursuant to this Agreement on the Effective Date. The conversion by a Lender of all or a portion of its Existing Loans plus such Lender’s pro rata share of the Accrued PIK Interest shall be deemed to satisfy, dollar for dollar, such Lender’s obligation to make Loans on the Effective Date. Such Existing Loans of each Lender plus such Lender’s pro rata share of the Accrued PIK

Interest shall hereafter be referred to as “Loans”, and on and after the Effective Date shall have all of the rights and benefits of Loans as set forth in this Agreement and the other Loan Documents. Amounts repaid or prepaid in respect of the Loans (in whole or in part) may not be reborrowed. Each Lender’s Commitment will terminate immediately and without further action on the Effective Date upon the conversion of such Lender’s Existing Loans and the Accrued PIK Interest into Loans hereunder. For the avoidance of doubt, such conversion of Existing Loans and Accrued PIK Interest into Loans hereunder shall be deemed a “Borrowing” for all purposes under this Agreement. Notwithstanding anything herein to the contrary, all Loans of any Lender made or converted hereunder on the Effective Date pursuant to this Section 2.01(b) that are Eurodollar Loans will have initial Interest Periods ending on the same dates as the Interest Periods applicable to the Existing Loans of such Lender.

(c) As of the Effective Date, immediately after giving effect to the conversion of Existing Loans into Loans hereunder pursuant to Section 2.01(b), the aggregate principal amount of the Loans outstanding is $252,500,000.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made (or deemed made) as part of a Borrowing consisting of Loans made (or deemed made) by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make or convert any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make or convert Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall consist entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make or convert any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 6 Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If a Lender shall make a written request to the Borrower (with a copy to the Administrative Agent) to have its Loans evidenced by a promissory note, then the Borrower shall execute and deliver a single promissory note of the Borrower in substantially the form of Exhibit A, payable to such Lender in a principal amount equal to its Commitment on the

Effective Date, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, may be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender; provided that the failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note. Any Note issued pursuant to this Section 2.02(d) shall, in the event that transactions contemplated by the Prepackaged Plan result in a “significant modification” of the Loans within the meaning of Treasury Regulations Section 1.1001-3 for U.S. federal income tax purposes, and if otherwise applicable, bear the following legend on the face of such Notes:

“THIS DEBT INSTRUMENT HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY OF THE DEBT INSTRUMENT, PLEASE CONTACT THE BORROWER AT 712 FIFTH AVENUE, 11TH FLOOR, NEW YORK, NY 10019.”

Section 2.03 [Reserved].

Section 2.04 Interest Elections.

(a) Conversion and Continuance. The Borrower may elect to convert the initial Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or by a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower (a “written Interest Election Request”): (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York, New York time, at least three Business Days before the effective date of such election or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York, New York time, at least three Business Days before the effective date of such election. Each telephonic and written Interest Election Request shall be irrevocable and each telephonic Interest Election Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Deemed Funding of Borrowings. The Loan of each Lender shall be made (or deemed made) on the Effective Date in accordance with Section 2.01.

Section 2.06 [Reserved].

Section 2.07 Refinancing Amendments.

(a) Refinancing Commitments. The Borrower may, at any time or from time to time after the Effective Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (i) the establishment of one or more new Classes of term loans under this Agreement (any such new Class, “New Refinancing Commitments”) or (ii) increases to one or more existing Classes of term loans under this Agreement (any such existing Class, collectively with New Refinancing Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders;

(b) Refinancing Loans. On any Refinancing Facility Effective Date on which any Refinancing Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.07, (i) each Refinancing Lender of such Class shall make a Loan to the Borrower (a “Refinancing Loan”) in an amount equal to its Refinancing Commitment of such Class and (ii) each Refinancing Lender of such Class shall become a Lender hereunder with respect to the Refinancing Commitment of such Class and the Refinancing Loans of such Class made pursuant thereto.

(c) Refinancing Loan Request. Each Refinancing Loan Request from the Borrower pursuant to this Section 2.07 shall set forth the requested amount and proposed terms of the relevant Refinancing Loans and identify the Refinanced Debt with respect thereto. Refinancing Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably conditioned, withheld or delayed) to such Additional Lender’s making such Refinancing Loans to the extent such consent, if any, would be required under Section 12.04 for an assignment of Loans to such Lender or Additional Lender.

(d) Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Effective Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i) each Refinancing Commitment shall be in an aggregate principal amount that is not less than $50,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $50,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinancing Loans); and

(ii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (x) customary legal opinions, good standing certificates, board resolutions and Responsible Officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (y) reaffirmation agreements and/or such amendments to the collateral documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Lenders are provided with the benefit of the applicable Loan Documents.

(e) Required Terms. The terms, provisions and documentation of the Refinancing Loans and Refinancing Commitments of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and, except as otherwise set forth herein, to the extent not identical to (or constituting a part of) any Class of Loans each existing on the Refinancing Facility Effective Date, shall be consistent with clauses (i) through (viii) below and otherwise (x) substantially identical to such Class being refinanced or (y) (taken as a whole) no more favorable to the Refinancing Lenders than those applicable to such Class (taken as a whole) being refinanced (except for covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders holding Loans (other than Refinancing Loans), pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent (provided that, at the Borrower’s option, such provision shall automatically be deemed to have been restored (or eliminated, as applicable) to the extent the applicable Refinancing Loans are no longer outstanding) or (b) applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Refinancing Commitments) or such terms and conditions shall be current market terms for such type of Refinancing Loans (as reasonably determined in good faith by the Borrower); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to incurrence of such Refinancing Loans or Refinancing Commitments, together with a reasonably detailed description of the material terms and conditions of such resulting Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees). The Refinancing Loans:

(i) as of the Refinancing Facility Effective Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt;

(ii) as of the Refinancing Facility Effective Date, shall not have an Average Life shorter than the remaining Average Life of the Refinanced Debt;

(iii) shall have an Applicable Margin and LIBO Rate or Alternate Base Rate floor (if any), and subject to clauses (e)(i) and (e)(ii) above, amortization determined by the Borrower and the applicable Refinancing Lenders;

(iv) shall have fees determined by the Borrower and the Refinancing Lenders;

(v) if guaranteed, shall not be subject to any Guarantee by any Person other than a Loan Party and the primary obligor in respect thereof shall be the Borrower or a Guarantor;

(vi) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing;

(vii) if secured, shall be secured solely by the Mortgaged Property and shall rank pari passu or junior in right of security with the Loans; and

(viii) shall be subject to a customary intercreditor agreement, the terms of which shall be reasonably acceptable to the Administrative Agent, the Required Lenders and the Borrower.

(f) Refinancing Amendment. Commitments in respect of Refinancing Loans shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.07, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrower will use the proceeds of the Refinancing Loans to extend, renew, replace, repurchase, retire or refinance, substantially concurrently, the applicable Refinanced Debt.

(g) Refinancing Equivalent Debt.

(i) In lieu of incurring any Refinancing Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Effective Date issue, incur or otherwise obtain (A) secured Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of junior lien secured notes or junior lien secured loans (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (B) unsecured Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of unsecured notes or loans, which notes or loans may be subordinated (such notes or loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans (such Loans, “Refinanced Loans”).

(ii) Any Refinancing Equivalent Debt:

(A) (1) shall not have a maturity date prior to the date that is on or after the Latest Maturity Date of the Refinanced Loans, (2) if in the form of loans, shall not have an Average Life shorter than the remaining Average Life of the Refinanced Loans, (3) if in the form of notes, shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary “AHYDO catch-up payments”, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date of the Refinanced Loans, (4) shall not have a primary obligor that is not the Borrower or a Guarantor or be guaranteed by Persons other than Guarantors, (5) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement or provisions as reasonably agreed by the Administrative Agent, (6) shall not have a greater principal amount than the principal amount of the Refinanced Loans plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing and (7) except as otherwise set forth in this clause (g)(ii), shall have terms and conditions (other than with respect to pricing, fees, rate floors ), optional prepayment or redemption terms substantially similar to, or (taken as a whole) no more favorable to the lenders or holders providing such Refinancing Equivalent Debt, than those applicable to the Refinanced Loans (except for covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders holding Loans, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent (provided that, at the Borrower’s option, such provision shall automatically be deemed to have been restored (or eliminated, as applicable) to the extent the applicable Refinancing Equivalent Debt is no longer outstanding) or (b) applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Refinancing Equivalent Debt) or such terms and conditions shall be current market terms for such type of Refinancing Equivalent Debt (as reasonably determined in good faith by the Borrower); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to incurrence of such Refinancing Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing clause (7), shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees,

(B) (1) if Permitted Junior Secured Refinancing Debt, shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Loan Parties than the Loan Documents (with such differences as are reasonably satisfactory to the Administrative Agent), and (2) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Mortgaged Property on a junior priority basis to the Liens securing the Loans and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary, other than the Mortgaged Property and (y) shall be subject to a customary intercreditor agreement, the terms of which shall be reasonably acceptable to the Administrative Agent, the Required Lenders and the Borrower, and

(C) shall be incurred, and the proceeds thereof used, solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Loans and terminate all commitments thereunder.

(h) Conflicts with Section 12.02. This Section 2.07 shall supersede any provisions in Section 12.02 to the contrary.

ARTICLE III

Payments of Principal and Interest; Prepayments; Fees

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing (including all amounts added to principal as PIK Interest) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing (including all amounts added to principal as PIK Interest) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Post-Default Rate. Notwithstanding the foregoing, (a) automatically upon the occurrence of an Event of Default under Section 10.01(a), Section 10.01(b), Section 10.01(g) or Section 10.01(h) or (b) at the election of the Required Lenders upon any Event of Default other than an Event of Default specified in the foregoing clause (a), all outstanding principal shall bear interest at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loans under Section 3.02(a) or Section 3.02(b), as applicable and including the Applicable Margin in each case, and all fees and other obligations owing under any Loan Document shall bear interest at a rate per annum of two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a) (including the Applicable Margin), and such interest amounts shall be payable on demand by the Administrative Agent on a monthly basis.

(d) Payment of Interest.

(i) During the period commencing on the Effective Date and ending on (and including) the date that is nine months after the Effective Date, interest accrued pursuant to Sections 3.02(a) and 3.02(b) shall be payable in cash in arrears on the last day of each calendar month at a rate of 2% per annum, and the remainder shall be payable in kind by capitalizing and automatically adding such interest to the unpaid principal amount of the Loans (such interest, “PIK Interest”) on the last day of each calendar month.

(ii) During the period commencing on the day that is nine months after the Effective Date and ending on (and including) the second anniversary of the Effective Date, interest accrued pursuant to Sections 3.02(a) and 3.02(b) shall be payable as follows: (A) if the First Lien Leverage Ratio is less than or equal to 3.25 to 1.00, in cash in arrears on the last day of each calendar month, and (B) if the First Lien Leverage Ratio is greater than 3.25 to 1.00, in cash in arrears on the last day of each calendar month at a rate of 2% per annum, and the remainder shall be payable as PIK Interest on the last day of each calendar month, in each case, based on the First Lien Leverage Ratio (subject to the last paragraph of the definition of “Applicable Margin”) as set forth in the most recent financial statements and related Compliance Certificate received by the Administrative Agent pursuant to Section 8.01(a) or (b), as applicable, and

Section 8.01(c), respectively; provided that, for so long as (x) any Borrowing Base Deficiency exists or (y) the Non-Conforming Tranche is outstanding, such interest accrued pursuant to Sections 3.02(a) and 3.02(b) shall be payable in cash in arrears on the last day of each calendar month at a rate of 2% per annum, and the remainder shall be payable as PIK Interest on the last day of each calendar month.

(iii) From and after the second anniversary of the Effective Date, interest accrued pursuant to Sections 3.02(a) and 3.02(b) shall be payable in cash in arrears on the applicable Interest Payment Date.

(iv) For the avoidance of doubt, the entire amount of interest accrued pursuant to Sections 3.02(a) and 3.02(b) shall be paid, either in cash or as PIK Interest, in accordance with this Agreement.

(v) All amounts of PIK Interest shall bear interest as provided herein and be due and payable on the Maturity Date (or such earlier date on which the Loans are prepaid or accelerated pursuant to Section 3.04 or Article X).

(vi) Interest accrued pursuant to Section 3.02(c) shall be payable in cash on demand by the Administrative Agent at a rate per annum of 2% and the remainder shall be payable as PIK Interest in accordance with Sections 3.02(d)(i), (ii) and (iii) above.

(vii) In the event of any partial or full repayment or prepayment of any Loan (inclusive of PIK Interest) (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest (other than PIK Interest) on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and in the event of any conversion of any Eurodollar Loan (inclusive of PIK Interest) prior to the end of the current Interest Period therefor, accrued interest (other than PIK Interest) on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to (i) prior notice in accordance with Section 3.04(b), (ii) the payment of any applicable Prepayment Premium and (iii) any restrictions on such optional prepayments that may exist under the First Lien Credit Agreement at such time, but each prepayment must be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York, New York time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York, New York time, three Business Days prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than pursuant to Section 3.04(c)) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Mandatory Prepayments.

(i) (A) Within 180 days after the later of the date of an Asset Disposition or a Casualty Event or the receipt of any Net Available Cash of such Asset Disposition or Casualty Event, if (x) the PDP PV10 to Senior Secured Debt Ratio, calculated on a pro forma basis after giving effect to such Asset Disposition or Casualty Event and the payment of PIK Interest as described in clause (y) below, is equal to or greater than 1.25 to 1.00 and (y) within five Business Days of receipt of such Net Available Cash, any unpaid PIK Interest accrued to the date of such Asset Disposition or Casualty Event is paid in full in cash, the Borrower, at its option, may apply (or cause to be applied) the Net Available Cash from such Asset Disposition or Casualty Event to consummate a Permitted Investment in Additional Assets; provided, further, that at least 75% of the aggregate value of all investments in Additional Assets shall consist of, or be invested in, Proved Developed Producing Reserves.

(B) If after giving pro forma effect to an Asset Disposition or a Casualty Event and any repayment of PIK Interest with the Net Available Cash received in connection therewith as described in clause (y) above, the PDP PV10 to Senior Secured Debt Ratio is less than 1.25 to 1.00, then the Net Available Cash from such Asset Disposition or Casualty Event shall constitute Excess Proceeds and be applied as provided in clause (C) below.

(C) Any Net Available Cash from Asset Dispositions or Casualty Events that, solely to the extent permitted in accordance with clause (A) above, is not invested or applied as provided above and in the time period provided above will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $5,000,000 or, in the case of clause (B) above, $0, then within one Business Day of receipt thereof, subject (but only during the Subject Waterfall Period) to the repayment of First Lien Debt required to be repaid pursuant to Section 3.04(c)(v) of the First Lien Credit Agreement as in effect on the Effective Date in connection with any asset disposition or casualty event pursuant to the terms of the First Lien Credit Agreement as in effect on the Effective Date (which shall be accompanied by a reduction of the Conforming Borrowing Base as and to the extent provided in Section 3.04(c)(v)(C) of the First Lien Credit Agreement as in effect on the Effective Date), the Borrower shall make an offer to the Lenders to prepay the Loans in accordance with clause (D) below; provided that upon making such offer, the amount of Excess Proceeds shall be reset to zero.

(D) With respect to any offer to prepay the Loans required pursuant to clause (C) above (each such offer, an “Asset Sale/Casualty Event Offer”), the Borrower shall make an offer to all Lenders to purchase the maximum aggregate principal amount of the Loans that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and any applicable Prepayment Premium, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Agreement; provided, however, no Prepayment Premium shall be payable in connection with an Asset Sale/Casualty Event Offer to the extent such offer is made with the Excess Proceeds from a Casualty Event.

(E) Each Lender holding Loans may accept its pro rata portion of any Asset Sale/Casualty Event Offer, and any other amounts not accepted may be retained by the applicable Loan Party, provided that each Lender may accept all or a portion of its Applicable Percentage of any Asset Sale/Casualty Event Offer (any amounts not accepted, together with any other amounts not accepted from prepayments offered under Section 3.04(c)(ii) and Section 3.04(c)(iii)), the “Declined Amounts”) by providing written notice (an “Asset Sale Acceptance Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. 10 Business Days after the date of such Lender’s receipt of the Asset Sale/Casualty Event Offer. Each Asset Sale Acceptance Notice from a given Lender shall specify the principal amount of the mandatory offer to purchase of Loans to be accepted by such Lender; provided that if such Lender fails to specify the principal amount of the Loans to be accepted, it shall be deemed to have requested a prepayment of its Loans in amount equal to its pro rata portion of the Asset Sale/Casualty Event Offer. If a Lender fails to deliver an Asset Sale Acceptance Notice to the Administrative Agent within the time frame specified above, such failure will be deemed a rejection of the total amount of such mandatory prepayment of Loans. The Borrower shall make any prepayments no later than five Business Days after expiration of the time period for acceptance by Lenders of Asset Sale/Casualty Event Offers. Any Declined Amounts remaining shall be retained by the Borrower. If the aggregate principal amount of Loans accepted for repayment exceeds the amount of Excess Proceeds, the Administrative Agent shall ratably repay the Loans accepted for repayment based on the principal amount of the Loans which have been accepted for repayment by the applicable Lenders.

(ii) Incurrence of Debt. To the extent the Borrower or any Restricted Subsidiary incurs Indebtedness not permitted under Section 9.02 or incurs debt permitted by Section 2.07 or 9.02 (to the extent incurred to Refinance all of the outstanding Loans), then within five Business Days of such incurrence, the Borrower shall make an offer to the Lenders to prepay the Loans in accordance with the sentence below in an amount equal to 100% of the Net Cash Proceeds from such incurrence, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and any applicable Prepayment Premium, if any, to the date fixed for the closing of such offer. Each Lender may accept its pro rata portion of any debt prepayment offer required to be made pursuant to this clause (ii) (each such offer, an “Debt Prepayment Offer”), provided that each Lender may accept all or a portion of its Debt Prepayment Offer by providing written notice (a “Debt Prepayment Acceptance Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. 10 Business Days after the date of such Lender’s receipt of the Debt Prepayment Offer. Each Debt Prepayment Acceptance Notice from a given Lender shall specify the principal amount of the mandatory repayment of Loans to be accepted by such Lender; provided that if such Lender fails to specify the principal amount of the Loans to be accepted, it shall be deemed to have requested a prepayment of its Loans in amount equal to its pro rata portion of the Debt Prepayment Offer. If a Lender fails to deliver a Debt Prepayment Acceptance Notice to the Administrative Agent within the time frame specified above, such failure will be deemed a rejection of the total amount of such mandatory prepayment of Loans. The Borrower shall make any prepayments no later than five Business Days after expiration of the time period for acceptance by Lenders of Debt Prepayment Offers. Any Declined Amounts remaining shall be retained by the Borrower. Notwithstanding the foregoing, if the Borrower seeks to refinance the Loans in full with Senior Notes (as defined in the First Lien Credit Agreement on the date hereof) in accordance with Section 9.02(i) of the First Lien Credit Agreement (as in effect on the date hereof) and the Required Lenders deliver Debt Prepayment Acceptance Notices to the Administrative Agent and the Borrower within the time period specified above in this clause 3.04(c)(ii), then all of the Lenders shall be deemed to have accepted the Debt Prepayment Offer.

(iii) Change of Control. To the extent a Change of Control occurs (the date of such Change of Control, the “Change of Control Date”), within 30 days following any Change of Control Date, the Borrower shall make an offer to prepay the Loans (the “Change of Control Offer”) (provided that if such offer is delivered prior to the occurrence of a Change of Control, the offer may state that the Change of Control Offer is conditioned on the occurrence of such Change of Control) for an aggregate principal amount of all of the Loans, together with any accrued and unpaid interest and any applicable Prepayment Premium (the “Change of Control Payment”) on a date not more than 30 days following the Change of Control Offer (the “Change of Control Payment Date”). Each Lender may accept all or a portion of its Change of Control Offer by providing written notice (a “Change of Control Offer Acceptance Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. 10 Business Days after the date of such Lender’s receipt of the Change of Control Offer. Each Change of Control Offer

Acceptance Notice from a given Lender shall specify the principal amount of the mandatory repayment of Loans to be accepted by such Lender; provided that if such Lender fails to specify the principal amount of the Loans to be accepted, it shall be deemed to have requested a prepayment in full of its Loans. If a Lender fails to deliver a Change of Control Offer Acceptance Notice to the Administrative Agent within the time frame specified above, such failure will be deemed a rejection of the total amount of such mandatory offer to prepay the Loans. The Borrower shall make any prepayments no later than five Business Days after expiration of the time period for acceptance by Lenders of Change of Control Offers (or, if such five Business Day period expires prior to the date of the Change of Control, on the date of such Change of Control).

(iv) Notwithstanding any other provisions of this Section 3.04(c): (A) no prepayment of the Loans nor any offer to prepay the Loans shall be required pursuant to this Section 3.04(c) to the extent that such prepayment would violate the Intercreditor Agreement, (B) amounts actually applied toward prepayment of any First Lien Debt in accordance with and as required by any similar provision of any First Lien Loan Document shall on a dollar-for-dollar basis reduce the amount required to be applied toward prepayments under this Section 3.04(c) and (C) no mandatory prepayments shall be required pursuant to this Section 3.04(c) if (1) a Borrowing Base Deficiency exists at such time, (2) the Non-Conforming Tranche is outstanding at such time, (3) solely in the case of mandatory prepayments pursuant to Section 3.04(c)(i), the Conforming Borrowing Base (as defined in the First Lien Credit Agreement as in effect on the Effective Date) has not been reduced by 5% in accordance with Section 3.04(c)(v)(C) of the First Lien Credit Agreement (as in effect on the Effective Date) or (4) such prepayment would cause the amount of Credit Exposure under and as defined in the First Lien Credit Agreement to exceed an amount equal to the Borrowing Base at such time minus 10% of the Borrowing Base at such time, in each case, as determined on a pro forma basis after giving effect to the event triggering such mandatory prepayment until the loans under the First Lien Credit Agreement have been repaid to the extent necessary to cause the amount of Credit Exposure under and as defined in the First Lien Credit Agreement to be less than an amount equal to the Borrowing Base at such time minus the 10% of the Borrowing Base at such time, in each case, as determined on a pro forma basis after giving effect to the event triggering such mandatory prepayment.

(v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding as the Borrower may direct.

(vi) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) Prepayment Premium and Break Funding Payments. The applicable Prepayment Premium must be paid by the Borrower at the time that any permitted or required prepayments under this Section 3.04 are made (other than prepayments of proceeds from a Casualty Event). Each payment made pursuant to this Section 3.04 shall be subject to any break funding payments required under Section 5.02.

Section 3.05 Agency Fees. The Borrower shall pay to the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Agents in the Fee Letter.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York, New York time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time prior the Maturity Date, insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied: first, ratably to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Loans; third, to fees; and fourth, pro rata to outstanding principal of the Loans, in each case, ratably among the parties entitled thereto in accordance with the amounts then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Loan Party or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, but shall have no duty to do so, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant hereto then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the other Loan Parties unto and in favor of the Collateral Agent for the benefit of the Secured Creditors of all of the Borrower’s or each other Loan Party’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Administrative Agent or the Collateral Agent, as applicable, and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Collateral Agent, as applicable or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or any other applicable Loan Party and the Lenders hereby authorize the Administrative Agent or the Collateral Agent, as applicable, to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Loan Parties.

ARTICLE V

Increased Costs; Break Funding Payments; Taxes

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition or impose on any Lender any Taxes (other than (A) Indemnified Taxes addressed by Section 5.03, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, in each case by an amount deemed by such Lender to be material, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03) shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN/W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN/W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN/W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN/W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is classified as a partnership for U.S. federal income tax purposes and one or more direct or indirect owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect owner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) [Reserved].

(h) Tax Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(i) The Administrative Agent will use commercially reasonable efforts to cooperate with and provide assistance to the Borrower or the Parent to determine (i) whether a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3) of any debt instrument has occurred for U.S. federal income tax purposes and (ii) any other information necessary or helpful for the Borrower and the Parent to comply with their Tax reporting and filing obligations.

(j) Survival. The agreements in this Section 5.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 5.04 Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or (c) any Lender has not approved a proposed waiver or amendment requiring 100% approval or consent but which has been approved by Lenders holding 50% or more of the then outstanding Loans, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments.

Section 5.06 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans; provided that the Borrower shall not be required to make any payments pursuant to Section 5.02 as a result of the conversion of any Affected Loans under this Section 5.06.

ARTICLE VI

Conditions Precedent

Section 6.01 Effective Date. The occurrence of the Effective Date, and the obligations of the Lenders to make or convert Loans hereunder, shall be subject to the prior satisfaction (or waiver in accordance with Section 12.02) of each of the following conditions:

(a) The Agents and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date pursuant to this Agreement, the Fee Letter or any other written agreement relating to fees and expenses entered into in connection herewith and executed by the Borrower (including, without limitation, the payment in full in cash of the reasonable fees and expenses, whether incurred before or after the Petition Date, of (i) Lindquist & Vennum LLP, counsel to the Agents in accordance with the Fee Letter, (ii) Latham & Watkins LLP in accordance with that certain L&W Fee Letter dated as of June 14, 2016 and (iii) PJT Partners LP in accordance with that certain engagement letter dated as of July 15, 2016, in each case as advisors to the Lenders), including, to the extent invoiced to the Borrower at least one Business Day prior to the Effective Date, reimbursement or payment of all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b) Each Lender shall have received its Pro Rata Share (as defined in the Prepackaged Plan) of the Consent Fee.

(c) The Lenders shall have received a certificate of a Responsible Officer of the Borrower, each Guarantor and, solely with respect to clause (iv) below, each Broker-Dealer Subsidiary setting forth, as applicable, (i) resolutions of its board of directors (or other applicable managing Person) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or other applicable governing documents) of the Borrower, such Guarantor and such Broker-Dealer Subsidiary, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(d) The Lenders shall have received the following certificates:

(i) recent certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor;

(ii) a certificate of a Responsible Officer of the Borrower certifying that attached to such certificate is a true and complete list of all Swap Agreements of the Borrower, each Restricted Subsidiary and each Tax Advantaged Drilling Partnership, including: all Swap Agreements of a Participating Partnership entered into pursuant to the Drilling Partnership Hedge Facility, if any, the type, term, effective date, termination date and notional amounts or volumes and the net mark-to-market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement;

(iii) a certificate of a Responsible Officer of the Borrower certifying that, immediately after giving effect to the Transactions, the Parent, the Borrower and the Restricted Subsidiaries will have no Debt or Disqualified Capital Stock outstanding other than the Indebtedness under this Agreement and other Debt permitted under Section 9.02;

(iv) a certificate of a Responsible Officer of the Borrower certifying that, as of the Effective Date, there are no Affiliate Transactions other than such Affiliate Transactions that are specifically permitted by the Cash Collateral Orders; and

(v) a Solvency Certificate from a Financial Officer of the Parent.

(e) The Administrative Agent and the Lenders shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party, and the Administrative Agent shall have received from the Borrower a counterpart of the Fee Letter signed by the Borrower.

(f) The Lenders shall have received duly executed Notes payable to each Lender requesting a Note at least two Business Days prior to the Effective Date in a principal amount equal to its Commitment dated as of the date hereof.

(g) The Administrative Agent and the Lenders shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments. In connection with the execution and delivery of the Security Instruments, the Administrative Agent and the Lenders shall:

(i) be reasonably satisfied that the Security Instruments create and reaffirm second priority, perfected Liens (in the case of priority only, except for Excepted Liens but subject to the proviso at the end of such definition and subject to Immaterial Title Deficiencies) on at least the Required Mortgage Value of Oil and Gas Properties and all other Property purported to be pledged as collateral pursuant to such Security Instruments (including, without limitation, all Equity Interests in each Tax Advantaged Drilling Partnership and each Broker-Dealer Subsidiary); and

(ii) have received, or the First Lien Agent as bailee for the Collateral Agent shall have received, certificates, together with undated, blank stock powers (or the equivalent for Persons that are not corporations) for each certificate, representing all of the certificated issued and outstanding Equity Interests (other than any Excluded Property (as defined in the Security Agreement)) of each Subsidiary and of the Loan Parties’ Equity Interests in each Tax Advantaged Drilling Partnership and each Broker-Dealer Subsidiary, and the “Intercompany Note” referred to in the First Lien Credit Agreement, together with an undated, blank allonge in respect thereof.

(h) The Administrative Agent and the Lenders shall have received an opinion in form and substance reasonably acceptable to the Lenders of (i) Paul Hastings LLP, special counsel to the Borrower, and (ii) local counsel in each of the following states: Alabama, Arkansas, Colorado, New Mexico, Ohio, Oklahoma, Pennsylvania, Texas, Virginia and West Virginia.

(i) The Administrative Agent and the Lenders shall have received a certificate of insurance coverage of the Borrower, the Restricted Subsidiaries and the Tax Advantaged Drilling Partnerships evidencing that such Persons are carrying insurance in accordance with Section 7.13.

(j) The Administrative Agent and the Lenders shall have received title information in form and substance reasonably satisfactory to the Lenders setting forth (a) the status of title on at least 95% of the total value of all Oil and Gas Properties (other than Tax Advantaged Drilling Partnership Properties and subject to the proviso below) evaluated in the Initial Reserve Report and (b) the status of title on the Tax Advantaged Drilling Partnership Properties evaluated in the Initial Reserve Report; provided that, the Administrative Agent shall have received the status of title on 100% of the total value of all Eagle Ford Properties.

(k) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) the Borrower or another Loan Party has received all consents and approvals required by Section 7.03 and (ii) there shall be no litigation, governmental, administrative or judicial action or proceeding pending or, to the knowledge of any Officer of the Borrower, threatened in any court or before any Governmental Authority that could reasonably be expected to restrain or prevent the Transactions.

(l) The Lenders shall have received the Initial Reserve Report, accompanied by a certificate covering the matters described in Section 8.11(b)(i).

(m) The Administrative Agent and the Lenders shall have received certified copies of requests for information or copies (Form UCC-11) that are filed in the jurisdictions necessary to perfect and maintain the security interests granted under the Security Instruments, or equivalent reports, listing all effective financing statements that name any Loan Party as debtor, together with copies of such other financing statements and any appropriate UCC and other Lien and real property record search certificates from the jurisdiction of organization of each Loan Party, and any other jurisdiction reasonably requested by the Administrative Agent or the Lenders, in each case reflecting no Liens encumbering the Properties of each Loan Party or Tax Advantaged Drilling Partnership, as applicable, other than Liens released on or prior to the Effective Date or Excepted Liens or Immaterial Title Deficiencies.

(n) The Administrative Agent and the Lenders shall have received a fully executed Intercreditor Agreement, in each case, in form and substance satisfactory to the Administrative Agent and the Lenders.

(o) The Administrative Agent and the Lenders shall have received, to the extent requested at least three days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(p) The Lenders shall be reasonably satisfied with the environmental condition of the Loan Parties’ Oil and Gas Properties.

(q) The Administrative Agent and the Lenders shall have received a certificate of a Financial Officer of each Broker-Dealer Subsidiary attaching copies of (i) the most recent FINRA Focus Report filed by (or on behalf of) such Broker-Dealer Subsidiary, (ii) the most recent financial report performed or required to be performed by any Designated Examining Authority of such Broker-Dealer Subsidiary and permitted to be disclosed under applicable Law and (iii) the audited financial statements of such Broker-Dealer Subsidiary prepared by (or on behalf of) such Broker-Dealer Subsidiary’s accountants for the fiscal year ended December 31, 2015.

(r) The Borrower shall have entered into the First Lien Credit Agreement on terms and conditions reasonably satisfactory to the Administrative Agent and the Lenders.

(s) The Borrower shall use the net proceeds of the Loans on the Effective Date in accordance with Section 8.16.

(t) On the Effective Date and pursuant to the terms of the Prepackaged Plan, (i) the Debt of the Borrower and its Subsidiaries under the Existing Debt shall have been extinguished in accordance with the Prepackaged Plan, (ii) the Borrower shall have made a cash payment to the Administrative Agent for the ratable benefit of the Lenders in an amount equal to the sum of (x) all outstanding interest accrued prior to the Petition Date pursuant to the Pre-Petition Second Lien Credit Agreement, (y) interest accrued from and after the Petition Date on the principal amount of $250,000,000 at a rate equal to 2% per annum and (z) any other cash amounts required to be paid to the Lenders on the Plan Effective Date, (iii) the other transactions contemplated by the Prepackaged Plan in respect of the Debt and other obligations outstanding under the Pre-Petition Second Lien Credit Agreement and the Pre-Petition First Lien Credit Agreement shall have been consummated, (iv) the Restructuring Support Agreement shall not have been terminated, nor shall a notice of termination under the Restructuring Support Agreement have been delivered and not have been withdrawn, and (v) the use of cash collateral shall not have been terminated under the Cash Collateral Orders.

(u) Consummation of the Prepackaged Plan.

(i) The “Effective Date” (as defined in the Prepackaged Plan) shall have occurred concurrently with the effectiveness of this Agreement, without waiver or modification that could be reasonably expected to affect the interests of the Administrative Agent or the Lenders, unless consented to in writing by the Required Lenders; and

(ii) the Confirmation Order (A) shall not have been reversed, amended, stayed or otherwise modified without written consent of the Lenders or be subject to stay, and (B) shall be in full force and effect.

(v) The Administrative Agent shall have received an annual consolidated budget of the Borrower for fiscal year 2016 at least five days prior to the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and containing the information required pursuant to Section 8.01(s).

(w) The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Without limiting the generality of the provisions of Section 11.05, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of the other Loan Parties shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02 Additional Conditions. The obligation of each Lender to make or convert its Loan is subject to the satisfaction of the following additional conditions:

(i) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(ii) The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except (a) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (b) that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects.

ARTICLE VII

Representations and Warranties

Each of the Parent and the Borrower represents and warrants to the Agents and the Lenders that:

Section 7.01 Organization; Powers. Each of the Parent, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, member action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other Organizational Documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than Excepted Liens).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders (i) ARP’s consolidated balance sheet and statements of income, stockholders equity and cash flows (A) as of and for the fiscal year ended December 31, 2015, reported on by Grant Thornton LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2016 and (ii) the Parent and its Subsidiaries’ consolidated balance sheet as of the Effective Date, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent, the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) Since June 30, 2016, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Parent, the Borrower and the Restricted Subsidiaries has been conducted only in the ordinary course consistent with industry standards for companies of similar type and size.

(c) None of the Parent, the Borrower nor any Restricted Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or as disclosed in this Agreement (including the Schedules hereto).

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or affecting the Parent, the Borrower or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions and, to the knowledge of the Parent and the Borrower no such action, suit, investigation or proceeding is threatened.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) Neither any Property of the Parent, the Borrower or any Restricted Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b) Without limitation of clause (a) above, no Property of the Parent, the Borrower or any Restricted Subsidiary nor the operations currently conducted thereon or, to the best knowledge of any Loan Party, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Parent, the Borrower and each Restricted Subsidiary, including without limitation past or present treatment, storage, disposal or release of a Hazardous Material or solid waste into the environment, have been duly obtained or filed, and the Parent, the Borrower and each Restricted Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) All Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Parent, the Borrower or any Restricted Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Loan Parties, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e) The Borrower has taken all steps reasonably necessary to determine and have determined that no Hazardous Materials, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise Released and there has been no threatened Release of any Hazardous Materials on or to any Property of the Parent, the Borrower or any Restricted Subsidiary, except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f) To the extent applicable, all Property of the Parent, the Borrower and each Restricted Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Effective Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g) None of the Parent, the Borrower nor any Restricted Subsidiary has any known contingent liability in connection with any Release or threatened Release of any oil, Hazardous Material or solid waste into the environment.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each of the Parent, the Borrower and each Restricted Subsidiary (i) is in compliance with all Laws applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and (ii) possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) None of the Parent, the Borrower nor any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Parent, the Borrower or any Restricted Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Parent, the Borrower or any Restricted Subsidiary or any of their Properties is bound.

(c) No Default or Event of Default has occurred and is continuing.

Section 7.08 Investment Company Act. None of the Parent, the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 No Margin Stock Activities. No Loan Party is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.10 Taxes. Each of the Parent, the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Parent, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent, the Borrower and the Restricted Subsidiaries in respect of taxes and other governmental charges are, in the reasonable opinion of the Borrower and the Parent, adequate. No tax Lien (other than Excepted Liens) has been filed and no claim is being asserted with respect to any such tax or other such governmental charge.

Section 7.11 ERISA. Except as set forth on Schedule 7.11 and except as could not reasonably be expected to result in a Material Adverse Effect:

(a) The Parent, the Borrower, the Restricted Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Parent, the Borrower, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Parent, the Borrower, any Restricted Subsidiary or any ERISA Affiliate has been or is expected by the Parent, the Borrower, any Restricted Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e) Full payment when due has been made of all amounts which the Parent, the Borrower, the Restricted Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g) None of the Parent, the Borrower, the Restricted Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent, the Borrower, any Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h) None of the Parent, the Borrower, the Restricted Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i) None of the Parent, the Borrower, the Restricted Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.12 Disclosure; No Material Misstatements. The Borrower has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it, the Parent or any of the Restricted Subsidiaries is subject, and all other matters known to it, that, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Parent, the Borrower or any of the Restricted Subsidiaries to the Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished, collectively, the “Information”) contained, as of the date delivered, any material misstatement of fact or omitted to state, as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of the Effective Date, the Information does not contain any misstatement of fact or omit to state any fact that would make the Information, taken as a whole and viewed in the light of the circumstances under which the Information was prepared, misleading in any material respect; provided that, with respect to Information consisting of projected financial information or other forward looking information, the Borrower represents only that such Information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time.

Section 7.13 Insurance. Each of the Parent and the Borrower has, and has caused all the Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Laws and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent, the Borrower and the Restricted Subsidiaries. All Tax Advantaged Drilling Partnerships maintain all appropriate insurance policies to the extent contemplated or required under the limited partnership agreement (or similar governing document) of such Tax Advantaged Drilling Partnership. With respect to insurance policies of the Parent, the Borrower and the Restricted Subsidiaries, the Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.14 Restriction on Liens. None of the Parent, the Borrower nor any of the Restricted Subsidiaries is a party to any material agreement or arrangement (other than the First Lien Loan Documents and Capital Leases creating Excepted Liens, but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.15 Subsidiaries.

(a) Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, each of the Parent and the Borrower has no Subsidiaries or joint ventures and each Restricted Subsidiary is a Wholly-Owned Subsidiary. None of the Parent, the

Borrower nor any Restricted Subsidiary has any Foreign Subsidiaries (other than any Subsidiary that is organized under the laws of Canada or any province or territory thereof). Schedule 7.15 lists and identifies (a) all the Tax Advantaged Drilling Partnerships owned by the Parent, the Borrower or the Restricted Subsidiaries and their partnership interests in each such Tax Advantaged Drilling Partnership and (b) all Broker-Dealer Subsidiaries. As of the Effective Date, there are no Foreign Subsidiaries.

(b) Each of the Parent’s, the Borrower’s and the Guarantors’ Equity Interests in the Tax Advantaged Drilling Partnerships, the Broker-Dealer Subsidiaries and their other Subsidiaries are free and clear of any and all Liens, claims and encumbrances including any preferential rights to purchase and consents to assignments, other than Excepted Liens.

(c) The amount and type of the authorized Equity Interests of each of the Persons listed on Schedule 7.15 are accurately described thereon, and all such Equity Interests that are issued and outstanding have been validly issued and are fully paid and nonassessable and are owned by and issued to the Person listed as their owner on Schedule 7.15. Each of the Parent, the Borrower and each other Guarantor have good and marketable title to all the Equity Interests of the Subsidiaries issued to it, free and clear of all Liens other than Excepted Liens, and all such Equity Interests have been duly and validly issued and are fully paid and nonassessable (except to the extent general partnership interests are assessable under applicable law).

Section 7.16 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of Delaware is Titan Energy Operating LLC; and the organizational identification number of the Borrower in Delaware is 6096549 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(j) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(j) and Section 12.01(d)). Each other Loan Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(j)).

Section 7.17 Properties; Titles, Etc.

(a) Subject to Immaterial Title Deficiencies, each Loan Party specified as the owner had, as of the date evaluated in the most recently delivered Reserve Report, direct, good and defensible title as owner of a fee or leasehold interest to the Oil and Gas Properties (other than Tax Advantaged Drilling Partnership Properties) evaluated in such Reserve Report free and clear of Liens except Excepted Liens. Each Loan Party has good title to all personal Properties owned by it free and clear of all Liens except Excepted Liens. After giving full effect to the Excepted Liens, each Loan Party specified as the owner of Hydrocarbon Interests in the most recently delivered Reserve Report owned, as of the date evaluated in such Reserve Report, the net interests in production attributable to the Hydrocarbon Interests reflected in such Reserve Report (other than those attributable to Tax Advantaged Drilling Partnership Properties), and the ownership (whether in fee or by leasehold) of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in such Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Property other than as reflected in such Reserve Report; provided that to the extent a Loan Party is a general partner of a Tax Advantaged Drilling Partnership, it is liable for all of the costs and expenses attributable to such Tax Advantaged Drilling Partnership’s interest but is only entitled to its percentage interest in such Tax Advantaged Drilling Partnership’s net revenues. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date to which such Reserve Report relates.

(b) Subject to Immaterial Title Deficiencies, a Loan Party or a Tax Advantaged Drilling Partnership had, as of the date evaluated in the most recently delivered Reserve Report, good and defensible title as owner of a fee or leasehold interest to the Tax Advantaged Drilling Partnership Properties evaluated in such Reserve Report, free and clear of all Liens except Liens described in clause (E) of the definition of “Tax Advantaged Drilling Partnership”. After giving full effect to the Excepted Liens, a Loan Party or a Tax Advantaged Drilling Partnership owned, as of the date evaluated in such Reserve Report, the net interests in production attributable to the Hydrocarbon Interests relating to Tax Advantaged Drilling Partnership Properties reflected in such Reserve Report, and the ownership (in fee or in leasehold) of such Properties shall not in any material respect obligate such owner to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in such Reserve Report that is not offset by a corresponding proportionate increase in such owner’s net revenue interest in such Property other than as reflected in such Reserve Report; provided that to the extent a Loan Party is a general partner of a Tax Advantaged Drilling Partnership, it is liable for all of the costs and expenses attributable to such Tax Advantaged Drilling Partnership’s interest but is only entitled to its percentage interest in such Tax Advantaged Drilling Partnership’s net revenues.

(c) All material leases and agreements necessary for the conduct of the business of the Parent, the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, except as in each case could not reasonably be expected to result in a Material Adverse Effect.

(d) The rights and Properties presently owned, leased or licensed by the Parent, the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent, the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(e) All of the Properties of the Parent, the Borrower and the Restricted Subsidiaries which are reasonably necessary for the material operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(f) Each of the Parent, the Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Parent, Borrower and such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of the Parent, the Borrower and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

(g) The interests issued or sold by the Tax Advantaged Drilling Partnerships or any Affiliate of the Borrower were issued or sold in compliance with all state and federal laws applicable to such issuance and sale except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No litigation has been commenced, and the Loan Parties are not aware of any litigation that is contemplated, with respect to the offering or sale of the interests in the Tax Advantaged Drilling Partnerships that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties and the Tax Advantaged Drilling Partnerships have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Laws and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property owned (whether in fee or by leasehold) by any Loan Party or any Tax Advantaged Drilling Partnership is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties owned (whether in fee or by leasehold) by any Loan Party or any Tax Advantaged Drilling Partnership (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Law, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Loan Party or any Tax Advantaged Drilling Partnership that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by any Loan Party or any Tax Advantaged Drilling Partnership, in a manner consistent with such Loan Party’s or Tax Advantaged Drilling Partnership’s past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expect to have a Material Adverse Effect).

Section 7.19 Gas Imbalances. As of the date hereof, except as set forth on Schedule 7.19, on a net basis there are no gas imbalances or other prepayments made to the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership with respect to the Oil and Gas Properties evaluated in the Initial Reserve Report that would require the Parent, the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership to deliver and transfer ownership of at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $2,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons.

Section 7.20 Marketing of Production. Except for contracts listed on Schedule 7.20, and thereafter disclosed in writing by the Borrower to the Administrative Agent, in each case as included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it, the Parent or the Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity except as disclosed in Schedule 7.20 or the most recently delivered Reserve Report), no agreements exist which are not cancelable by the Parent, the Borrower or a Restricted Subsidiary on 60 days’ notice or less without penalty to the Parent, the Borrower or a Restricted Subsidiary or detriment for the sale of production from the Parent’s, the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months from the date hereof (in the case of Schedule 7.20) or the most recently delivered Reserve Report (in the case of each other such agreement).

Section 7.21 Swap Agreements. Each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrower, each Restricted Subsidiary and each Tax Advantaged Drilling Partnership, including, all Swap Agreements of a Participating Partnership entered into pursuant to the Drilling Partnership Hedge Facility, the type, term, effective date, termination date and notional amounts or volumes and the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. All reports and other information relating to the Drilling Partnership Hedge Facility delivered to the Administrative Agent pursuant to Section 8.01(d) are true and complete in all material respects.

Section 7.22 Solvency. After giving effect to the Prepackaged Plan, the Borrower and the other Loan Parties, taken as a whole, are, and immediately after giving effect to the incurrence of all Debt and obligations being incurred in connection herewith, will be Solvent.

Section 7.23 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(a) None of the Parent, the Borrower, its Subsidiaries and their respective directors, officers and employees, and, to the knowledge of the Borrower, the agents of the Parent, the Borrower and its Subsidiaries (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii)

offered, paid, given, promised to pay, authorized the payment of, or taken any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage or (iii) violated or is in violation of any provision of any Anti-Corruption Laws in any material respect. The Borrower will maintain in effect policies and procedures designed to promote compliance by the Parent, the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents, with any Anti-Corruption Law.

(b) The operations of the Parent, the Borrower and its Subsidiaries are and have been conducted at all times in compliance in all material respects with all Anti-Money Laundering Laws and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving a member of the Group with respect to Anti-Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated.

(c) No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, Anti-Money Laundering Law or applicable Sanctions.

(d) None of the Parent, the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Parent, the Borrower or any of its Subsidiaries is a Sanctioned Person.

(e) In connection with this Agreement, the Loans and all of its business with, through or involving the Administrative Agent, the Issuing Bank and the Lenders, the Loan Parties have not violated, will not violate, and will not cause the Administrative Agent, the Issuing Bank or the Lenders to violate any Sanctions.

Section 7.24 Broker-Dealer Subsidiaries.

(a) Each domestic Broker-Dealer Subsidiary is a broker-dealer, FCM or IB subject to the provisions of Regulation T of the FRB. Each domestic Broker-Dealer Subsidiary that extends purpose credit to customers (as those terms are defined in Regulation T) maintains procedures and internal controls reasonably designed to ensure that such Broker-Dealer Subsidiary does not extend or maintain purpose credit to or for its customers other than in accordance with the provisions of Regulation T, and designated employees of each domestic Broker-Dealer Subsidiary regularly supervise its activities and the activities of members and employees of such Broker-Dealer Subsidiary to ensure that such Broker-Dealer Subsidiary does not extend purpose credit to or for its customers other than in accordance with the provisions of Regulation T.

(b) Each Broker-Dealer Subsidiary (i) is a member in good standing of FINRA, the NFA and/or the equivalent foreign self-regulatory body, (ii)(A) if a Domestic Subsidiary, is duly registered as a broker-dealer with the SEC and/or duly registered as an FCM or IB with the CFTC, and in each state where the conduct of its business requires such registration and (B) if a Foreign Subsidiary, is duly registered as the equivalent of a broker-dealer, FCM or IB with the equivalent foreign regulatory body, in each case where the conduct of its business requires such registration.

(c) To the knowledge of the Loan Parties, no Broker-Dealer Subsidiary or its “associated persons” (as defined in the Securities Exchange Act) is currently ineligible or disqualified pursuant to Section 15, Section 15B or Section 15C of the Securities Exchange Act to serve as a broker or dealer or “associated person” of a broker or dealer except as would not reasonably be expected to have a Material Adverse Effect.

(d) As of the Effective Date, the Loan Parties have delivered or made available to the Lenders a true and correct copy of the currently effective Broker-Dealer Form BD and any amendments thereto filed with the SEC and FINRA by each Broker-Dealer Subsidiary. The information contained in such forms and reports, was, at the time of filing, complete and accurate in all material respects. Each Broker-Dealer Subsidiary has made available to the Lender a true, correct and complete copy of such entity’s currently effective FINRA Membership Agreement. Each Broker-Dealer Subsidiary has not exceeded in any material way with respect to its business, the business activities enumerated in its FINRA Membership Agreement or any other applicable restriction agreement or other limitations imposed in connection with its FINRA or state registrations or licenses with any other self-regulatory organization or Governmental Authority.

(e) No Broker-Dealer Subsidiary has received a notice from the SEC, FINRA, any self-regulatory organization or any other Government Authority of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect.

(f) No Broker-Dealer Subsidiary is in arrears with respect to any assessment made upon it by the SIPC.

(g) As of the Effective Date, FINRA has been designated as the Designated Examining Authorities for the Broker-Dealer Subsidiaries and is the Broker-Dealer Subsidiaries’ Designated Self-Regulatory Organizations.

ARTICLE VIII

Affirmative Covenants

From the Effective Date and until the principal of and interest on each Loan and all fees due and payable hereunder have been paid in full and all other Indebtedness outstanding under the Loan Documents (other than contingent obligations for which no claim has been made) has been paid in full in cash, each of the Parent and the Borrower covenants and agrees with the Agents and the Lenders that:

Section 8.01 Financial Statements; Other Information. The Parent and the Borrower will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 100 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of income, partners’

equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (with an unqualified opinion as to “going concern” and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of income, partners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a compliance certificate of a Financial Officer of the Parent in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) setting forth reasonably detailed calculations of the First Lien Leverage Ratio, (iv) certifying whether (x) any Borrowing Base Deficiency exists, (y) the Non-Conforming Tranche is outstanding and (z) any “Default” or “Event of Default” under and as defined in the First Lien Credit Agreement exists (and specifying details thereof and any action taken or proposed to be taken with respect thereto) and (v) certifying a copy of the compliance certificate delivered for such fiscal period under the First Lien Credit Agreement. Each such certificate (including the financial statements and calculations delivered with such certificate) shall include reasonably detailed information regarding (x) any Asset Dispositions consummated during the period covered by such certificate and give effect to such Asset Disposition in the calculation of all financial covenants and other financial metrics required under this Agreement and (y) any cash dividends and distributions received by any Restricted Subsidiary from Persons other than Restricted Subsidiaries which were included in the calculations of the ratios that are the subject of Section 9.01 (which information shall include a reconciliation of the Borrower’s calculation of EBITDA versus the calculation of Consolidated Net Income in accordance with GAAP).

(d) Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Required Lenders, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower, each Restricted Subsidiary and each Tax Advantaged Drilling Partnership, including, without limitation, any Swap Agreement entered into by a Participating Partnership pursuant to the Drilling Partnership Hedge Facility, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes and volumes attributable to Tax Advantaged Drilling Partnership production), the net mark-to-market value therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement. Concurrently with the delivery of such certificate, the Borrower shall deliver or cause any Participating Partnership to deliver to the Administrative Agent all reports and other information delivered to an Approved Counterparty pursuant to the Drilling Partnership Hedge Facility for such period.

(e) Certificate of Insurer – Insurance Coverage. Within 30 days following the reasonable request by the Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance reasonably satisfactory to the Administrative Agent, and, if also reasonably requested by the Administrative Agent, all copies of the applicable policies.

(f) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(g) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any notice of any breach, default, violation, demand, or any other material event furnished to or by any Person pursuant to the terms of any indenture, loan or credit or other similar agreement representing Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(h) Lists of Purchasers. Promptly upon written request of the Administrative Agent, a list of Persons purchasing Hydrocarbons from the Borrower or any Restricted Subsidiary accounting for at least 85% of the revenues resulting from the sale of all Hydrocarbons in the one-year period prior to the “as of” date of such Reserve Report.

(i) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, after the Borrower obtains knowledge thereof, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(j) Information Regarding the Loan Parties. Prompt written notice (and in any event within 10 Business Days thereof) of any change (i) in any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business, (iii) in any Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Loan Party’s federal taxpayer identification number.

(k) Production Report and Lease Operating Statements. Promptly upon written request of the Administrative Agent, a report setting forth, for the current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) from the Oil and Gas Properties owned (whether in fee or by leasehold) by any Loan Party or any Tax Advantaged Drilling Partnership, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred.

(l) Notices of Certain Changes. Except as otherwise provided herein or in the other Loan Documents, promptly, but in any event within five Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any other Loan Party.

(m) [Reserved].

(n) Affiliate Transactions. Within three Business Days after the end of each month, a certificate of a Responsible Officer of the Borrower setting forth a schedule describing in reasonable detail all Affiliate Transactions entered into during such month, which schedule shall, among other things, identify the relevant Affiliates and include aggregate consideration in respect of each Affiliate Transaction.

(o) Incurrence of Debt by Tax Advantaged Drilling Partnerships. Within five Business Days prior to the incurrence by any of the Tax Advantaged Drilling Partnerships of any Debt, a certificate of a Financial Officer setting forth (i) the name of the Tax Advantaged Drilling Partnership incurring that Debt, (ii) the amount of that Debt, (iii) a description of any security for that Debt, (iv) a statement certifying that the managing general partner, managing member or manager, as applicable, of such Tax Advantaged Drilling Partnership will be the holder of that Debt, and (v) a statement certifying that, after giving effect to the incurrence of such Debt, the aggregate amount of outstanding Debt incurred or suffered to exist at such time by all Tax Advantaged Drilling Partnerships will be less than or equal to $2,000,000; provided that, for purposes of this clause (o) only, accounts payable incurred in the ordinary course of business (except to the extent due and payable and remains unpaid when due or within any originally applicable grace period (not exceeding 60 days)) shall not be considered Debt.

(p) Notice of Change in Partnership Status. Prompt written notice, and in any event within five Business Days after the Borrower obtains knowledge thereof, of any Tax Advantaged Drilling Partnership no longer meeting the requirements set forth in the definition of “Tax Advantaged Drilling Partnership”.

(q) Notice of Amendments to Tax Advantaged Drilling Partnership Organizational Documents. In the event that any Tax Advantaged Drilling Partnership intends to amend or otherwise modify its Organizational Documents in a manner that could reasonably be expected to be materially adverse to the Administrative Agent or the Lenders, then the Borrower shall deliver to the Administrative Agent reasonable prior written notice of (and a final, unexecuted copy of) such amendment or other modification and any other details thereof reasonably requested by the Administrative Agent.

(r) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, financial statements of any Subsidiaries of the Borrower, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA and such information about any Tax Advantaged Drilling Partnership), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

(s) Annual Budget. As soon as available and in any event no later than 10 days prior to the commencement of any fiscal year, an annual budget in substantially the same form as budgets of the Borrower previously delivered to the Administrative Agent (with respect to each such fiscal year, the “Budget”), which Budget shall be certified by a Financial Officer of the Borrower as having been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made and at the time such Budget is furnished to the Administrative Agent (for further distribution to the Lenders).

(t) Borrowing Base. No later than three Business Days following (i) the consummation of the syndication of the increased commitments under the First Lien Credit Agreement resulting from a redetermination of the Borrowing Base under the First Lien Credit Agreement or (ii) any redetermination that reduces the Borrowing Base, in each case written notice thereof and of the amount of the Borrowing Base as redetermined.

(u) Asset Dispositions and Casualty Events. Promptly upon (and in any event within three Business Days thereof) the consummation of any Asset Disposition or the occurrence of a Casualty Event, a certificate from a Financial Officer of the Borrower setting forth an updated calculation of (i) the PDP PV10 to Senior Secured Debt Ratio after subtracting from the Borrowing Base the amount of such Asset Disposition or the value of the Property affected by the applicable Casualty Event, as the case may be, (ii) the other financial covenants set forth in Section 9.01, (iii) the then current and pro forma Liquidity and (iv) any relevant financial metrics related to the foregoing (including an updated EBITDA), in each case, after giving effect to such Asset Disposition or Casualty Event, as applicable.

(v) Notice of Change in Partnership Status. Prompt written notice, and in any event within five Business Days after the Borrower obtains knowledge thereof, of any Tax Advantaged Drilling Partnership no longer meeting the requirements set forth in the definition of “Tax Advantaged Drilling Partnership”.

(w) SEC and FINRA Notices. Promptly, and in any event within five Business Days after receipt thereof by the Borrower or any Broker-Dealer Subsidiary, copies of each notice or other correspondence received from the SEC or FINRA (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Broker-Dealer Subsidiary (including such Broker-Dealer’s compliance with the Net Capital Rule).

(x) Broker-Dealer Subsidiary Information. The following with respect to each Broker-Dealer Subsidiary: (i) within five (5) days of filing, each FINRA Focus Report filed by such Broker-Dealer Subsidiary, such report to include the calculation of Net Capital (as defined in the Net Capital Rule) as of such date; (ii) within three (3) days after receipt thereof, a copy of any financial report performed or required to be performed by any Designated Examining Authority of such Broker-Dealer Subsidiary and permitted to be disclosed under applicable Law; (iii) within 90 days after the last day of each fiscal year of such Broker-Dealer Subsidiary, a copy of the audited financial statements of such Broker-Dealer Subsidiary prepared by such Broker-Dealer Subsidiary’s accountants to comply with regulatory requirements applicable to such Broker-Dealer Subsidiary; and (iv) promptly, and in any event within two days of giving the same, copies of any notices from a Governmental Authority or FINRA regarding the violation by such Broker-Dealer Subsidiary of the Net Capital Rule (including, without limitation, any violation of the Early Warning Threshold).

(y) G&A Allocation Methodology. Promptly (and, in any event, no later than three Business Days) after the approval of the methodology by which ATLS or Titan Management, as applicable, allocates its and its Affiliates’ general and administrative costs (including corporate overhead) to the Borrower or any changes thereto by the Parent’s conflicts committee pursuant to the Parent LLC Agreement, a certificate from a Financial Officer of the Borrower setting forth such methodology (or such updated methodology, as the case may be) and, if GSO no longer has a member representative in the Parent’s conflicts committee, certifying that such methodology does not and will not adversely affect the ability of the Parent, the Borrower or any Subsidiary to fulfill and perform its obligations under the Loan Documents.

Section 8.02 Notices of Material Events. The Parent and the Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Parent, the Borrower or any Restricted Subsidiary thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in liability in excess of $5,000,000;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent, the Borrower and the Restricted Subsidiaries in an amount exceeding $2,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. Each of the Parent and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, and (b) maintain, if necessary, its qualification to do business in each other jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04 Payment of Obligations. Each of the Parent and the Borrower will, and will cause each Restricted Subsidiary to, pay its obligations (other than obligations in respect of Debt or Swap Agreements, as to which Section 10.01(f) shall apply), including tax liabilities of the Borrower and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Parent, the Borrower or any Restricted Subsidiary in excess of $5,000,000 in the aggregate.

Section 8.05 Operation and Maintenance of Properties. Each of the Parent and the Borrower, at its own expense, will, and will cause each Restricted Subsidiary to, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Laws, including, without limitation, applicable pro rata requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, except to the extent a portion of such Property is no longer capable of producing Hydrocarbons in economically reasonable amounts; provided that the foregoing shall not prohibit any sale of any assets permitted by Section 9.11;

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, and expenses accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties; and

(e) to the extent the Borrower is not the operator of any Property, use commercially reasonable efforts to cause the operator to comply with this Section 8.05.

Section 8.06 Insurance. The Parent and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Parent and the Borrower will cause each Tax Advantaged Drilling Partnership to maintain all appropriate insurance policies to the extent contemplated or required under the limited partnership agreement (or similar governing document) of such Tax Advantaged Drilling Partnership. With respect to insurance policies of the Parent, the Borrower and the Restricted Subsidiaries, the loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and/or “loss payee”, as applicable, and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.07 Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent and the Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties (accompanied by a representative of the Borrower), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Parent and the Borrower shall be given the opportunity to participate in such discussions), all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.08 Compliance with Laws. The Parent and the Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property (including, without limitation, all applicable rules and regulations of the SEC, FINRA and any equivalent foreign self-regulatory body, including such rules and regulations dealing with the maintenance of minimum Net Capital under the Net Capital Rule), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.09 Environmental Matters.

(a) Each of the Parent and the Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or the Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of the Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all environmental permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause the Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the Restricted Subsidiaries’ obligations under this Section 8.09 are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Parent and the Borrower will promptly, but in no event later than five Business Days after the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any action, investigation or inquiry by any Governmental Authority or any demand or lawsuit by any Person against the Parent, the Borrower or the Restricted Subsidiaries or their Properties of which the Parent or the Borrower has knowledge in connection with any Environmental Laws if the Parent or the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) of greater than $5,000,000 in excess of the amount covered by insurance.

(c) The Parent and the Borrower will, and will cause each Restricted Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.10 Further Assurances.

(a) Each of the Parent and the Borrower at its expense will, and will cause each Restricted Subsidiary to, promptly (and, in any event, within 10 days (or such later date as may be agreed to by the Administrative Agent as directed in writing by the Required Lenders)) execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, if any, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b) Each of the Parent and the Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of any Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.11 Reserve Reports.

(a) The Borrower shall furnish to the Administrative Agent and the Lenders the Reserve Report delivered to the First Lien Agent pursuant to the First Lien Credit Agreement no later than two Business Days after such Reserve Report is furnished to the First Lien Agent.

(b) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate substantially in the form of Exhibit F from a Responsible Officer certifying that in all material respects, to the best of such Responsible Officer’s knowledge: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, except that with respect to the projections in the Reserve Report, such Responsible Officer only represents that such projections were prepared in accordance with SEC regulations, (ii) the representations and warranties contained in Section 7.17(a) and Section 7.17(b) remain true and correct as of the date of such certificate, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances or other prepayments made to the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary or any Tax Advantaged Drilling Partnership to deliver and transfer ownership at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $2,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons, (iv) none of the Oil and Gas Properties of the Loan Parties or the Tax Advantaged Drilling Partnerships have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which exhibit shall list all of the Oil and Gas Properties so sold in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower would have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (vi) attached to the certificate is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the value of all Oil and Gas Properties evaluated in such Reserve Report (other than Tax Advantaged Drilling Partnership Properties) as of the date of the certificate that the value of such Mortgaged Properties represent.

Section 8.12 Title Information.

(a) The Borrower shall, at all times during the term of this Agreement, make available for review by the Administrative Agent and the Lenders at the chief executive office of the Borrower (or such other location as the Borrower may reasonably select) during normal business hours upon reasonable advance notice to the Borrower, title information reasonably requested by the Administrative Agent covering the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

(b) In connection with the delivery of each Reserve Report required by Section 8.11(a), the Borrower shall take all commercially reasonable efforts to ensure that the Administrative Agent shall have received or have been provided reasonable access to, on or prior to the date such Reserve Report is required to be delivered pursuant to Section 8.11(a) title information (reasonably satisfactory to the Administrative Agent) as the Administrative Agent may reasonably require with respect to any Oil and Gas Properties evaluated in such Reserve Report so that the Administrative Agent shall have received, together with title information previously reviewed by the Administrative Agent, the Minimum Title Information.

(c) If the Borrower has provided or made reasonably available title information for Properties under Section 8.12(a) or Section 8.12(b), the Borrower shall, within 60 days (or such later date as may be agreed to by the Administrative Agent as directed in writing by the Required Lenders) of notice from the Administrative Agent that the Administrative Agent has reasonably determined that title defects, exceptions or omissions (other than Excepted Liens (subject to the proviso at the end of such definition) and Immaterial Title Deficiencies) exist with respect to such Properties, either (i) cure any such title defects, exceptions or omissions (including defects or exceptions as to priority) which are not Excepted Liens, (ii) substitute Mortgaged Properties with no title defects, exceptions or omissions except for Immaterial Title Deficiencies and Excepted Liens having at least an equivalent value as determined in the most recent Reserve Report, or (iii) deliver title information in form and substance reasonably satisfactory to the Administrative Agent with respect to other Oil and Gas Properties so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, the Minimum Title Information with respect to Oil and Gas Properties evaluated in the most recently delivered Reserve Report (and other Oil and Gas Properties submitted as Mortgaged Properties under the foregoing clause (ii)) free from such title defects, exceptions or omissions (other than Excepted Liens (subject to the proviso at the end of such definition) and Immaterial Title Deficiencies).

(d) If the Borrower is unable to take such corrective action as set forth in clause (c) above with respect to any title defect, exception or omission (other than Excepted Liens (subject to the proviso at the end of such definition) and Immaterial Title Deficiencies) reasonably identified by the Administrative Agent or the Lenders within the 60-day (or such later date as may be agreed to by the Administrative Agent as directed in writing by the Required Lenders) period or the Borrower does not timely provide or make reasonably available the Minimum Title Information, such failure shall not be a Default, but instead such unacceptable Mortgaged Property shall be excluded from the determination of PDP PV10. Notwithstanding anything to the contrary contained herein, the failure of any Tax Advantaged Drilling Partnership to hold record title to any Tax Advantaged Drilling Partnership Property shall not be deemed to be a title defect, exception or omission with respect to such Tax Advantaged Drilling Partnership Property for the purposes of this Section 8.12 so long as (i) such Tax Advantaged Drilling Partnership holds beneficial title to such Tax Advantaged Drilling Partnership Property and (ii) a Loan Party holds record title to such Tax Advantaged Drilling Partnership Property.

Section 8.13 Additional Collateral; Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report prepared in connection with such redetermination pursuant to Section 8.11 and the Oil and Gas Properties subject to a Mortgage as of the date of such Reserve Report. If the aggregate value of the Oil and Gas Properties subject to a Mortgage is less than the Required Mortgage Value, then the Borrower shall, and shall cause the Restricted Subsidiaries (other than any Foreign Subsidiaries) to, grant within 30 days of the delivery of the certificate referred to in Section 8.11(b) to the Administrative Agent as security for the Indebtedness a second-priority Lien (provided that Excepted Liens may exist, but subject to the proviso at the end of such definition) on additional Oil and Gas Properties to the extent necessary to cause the aggregate value of the Oil and Gas Properties subject to a Mortgage to equal or exceed the Required Mortgage Value. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent. Any Restricted Subsidiary (other than a Foreign Subsidiary) that creates a Lien on its Oil and Gas Properties shall become a Guarantor in accordance with Section 8.13(b).

(b) The Borrower shall promptly (and, in any event, within 10 days (or such later date as may be agreed to by the Administrative Agent as directed in writing by the Required Lenders)) cause each Subsidiary (other than a Foreign Subsidiary and any Broker-Dealer Subsidiary) formed or acquired after the Effective Date to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall (i) cause such Subsidiary (other than a Foreign Subsidiary and any Broker-Dealer Subsidiary) to (A) execute and deliver a Joinder Agreement pursuant to which such Subsidiary becomes a party to the Guaranty Agreement and becomes a Guarantor, and (B) execute and deliver a Joinder Agreement pursuant to which such Subsidiary becomes a party to the Security Agreement and grants a second-priority security interest in substantially all of its personal Property, and (ii) execute and deliver (or, if the direct parent of such Subsidiary is not the Borrower, cause such Subsidiary’s direct parent to execute and deliver) a Security Agreement Supplement pursuant to which the applicable Loan Party will grant a second-priority security interest in all of the Equity Interests in such Subsidiary (other than a Foreign Subsidiary and any Broker-Dealer Subsidiary)

to the Collateral Agent (and will, without limitation, deliver original certificates (if any) evidencing the Equity Interests of such Subsidiary, together with undated stock powers (or the equivalent for any such Subsidiary that is not a corporation) for each certificate duly executed in blank by the registered owner thereof to the First Lien Agent as bailee for the Collateral Agent).

(c) In the event that the Parent, the Borrower or any Subsidiary (other than a Foreign Subsidiary or a Broker-Dealer Subsidiary) becomes a partner or member in a Tax Advantaged Drilling Partnership or acquires additional interests in a Tax Advantaged Drilling Partnership, the Parent or the Borrower shall, or shall cause such Subsidiary to, promptly (and, in any event, within 10 days (or such later date as may be agreed to by the Administrative Agent as directed in writing by the Required Lenders)) grant a second-priority security interest in all the Equity Interests owned by such Person in such Tax Advantaged Drilling Partnership.

(d) In the event that any Loan Party acquires any material Property (other than any Oil and Gas Property, any Property in which a security interest is created under the Security Agreement) after the Effective Date, the Borrower shall, or shall cause such other Loan Party to, promptly (and, in any event, within 10 days (or such later date as may be agreed to by the Administrative Agent as directed in writing by the Required Lenders)) execute and deliver any Security Instruments reasonably required by the Collateral Agent in order to create a second-priority security interest and Lien in such Property; provided that any security interest in the Equity Interests in a first-tier Foreign Subsidiary shall not exceed 65% of the voting stock and 100% of the nonvoting stock of such Foreign Subsidiary, and no security interest shall be created in any Equity Interests in any other Foreign Subsidiary.

(e) In the event that any Loan Party makes any loans to any Tax Advantaged Drilling Partnership, such Loan Party shall promptly collaterally assign such Loan Party’s interests in such loans to the Collateral Agent for the benefit of the Secured Creditors to secure the Indebtedness on the terms and conditions set forth in the Security Agreement.

(f) In the event that any Loan Party withdraws its ownership interest in a Tax Advantaged Drilling Partnership in the form of a working interest in the production from the Oil and Gas Properties of such Tax Advantaged Drilling Partnership at the direction of the Required Lenders pursuant to Section 10.02(a), the Parent or the Borrower shall, or shall cause such other Loan Party to, substantially contemporaneously with such withdrawal, grant to the Administrative Agent as security for the Indebtedness a second-priority Lien (provided that Excepted Liens may exist, but subject to the proviso at the end of such definition) on such Oil and Gas Properties. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent.

(g) Each of the Parent and the Borrower agrees that it will not, and will not permit any other Guarantor to, grant a Lien on any Property to secure the First Lien Debt without contemporaneously granting to the Administrative Agent, as security for the Indebtedness, a second priority, perfected Lien (provided that Excepted Liens may exist, but subject to the proviso at the end of such definition) on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Parent and the Borrower will cause any Subsidiary guaranteeing the First Lien Debt that is not guaranteeing the Indebtedness to contemporaneously become a Guarantor by executing and delivering a Joinder Agreement.

(i) In furtherance of the foregoing in this Section 8.13, each Loan Party (including any newly created or acquired Subsidiary (other than a Foreign Subsidiary)) shall execute and deliver (or otherwise provide, as applicable) to the Administrative Agent such other additional Security Instruments, documents, certificates, legal opinions, title insurance policies, surveys, abstracts, appraisals, environmental assessments, flood information and/or flood insurance policies, in each case as may be reasonably requested by the Administrative Agent and as reasonably satisfactory to the Administrative Agent.

(j) In the event that the Parent or the Borrower makes any loans or advances to any Restricted Subsidiary, or any Restricted Subsidiary makes any loans or advances to the Parent, the Borrower or any other Restricted Subsidiary, the Parent or the Borrower, as the case may be, shall, and shall cause each such Restricted Subsidiary, to (i) make such loans in the form of a subordinated intercompany note in form and substance satisfactory to the Lenders and (ii) collaterally assign the Parent’s, the Borrower’s or the applicable Restricted Subsidiary’s interests in such loans to the Collateral Agent for the benefit of the Secured Creditors to secure the Indebtedness as provided in the Security Agreement.

Section 8.14 ERISA Compliance. Each of the Parent and the Borrower will promptly furnish and will cause the Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) promptly upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), each of the Parent and the Borrower will, and will cause each Restricted Subsidiary and ERISA Affiliate to, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.15 [Reserved].

Section 8.16 Use of Proceeds. The Borrower shall use the proceeds of the Loans only for purposes of the transactions contemplated by the Prepackaged Plan. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any of the regulations of the Board, including Regulations T, U and X.

Section 8.17 Swap Agreements for MGP Volumes. The Borrower shall comply with its agreements, covenants and obligations under Section 8.16 of the First Lien Credit Agreement as in effect on the Effective Date.

Section 8.18 Swap Agreements. The Borrower shall comply with its agreements, covenants and obligations under Section 8.17 of the First Lien Credit Agreement as in effect on the Effective Date.

Section 8.19 Asset Sales Strategy. The Borrower shall, and shall cause each Restricted Subsidiary to, use commercially reasonable efforts to execute the asset sales and partnership liquidation strategy as presented in the Initial Budget; provided, however, that the Borrower shall not be required to take any action which the Board of Directors of the Borrower reasonably deems (based upon reasonable advice of counsel) would constitute a breach of such Board of Directors’ fiduciary duties.

Section 8.20 Tax Status. The Borrower and each of the Subsidiaries (other than Anthem Securities, Inc.) will remain disregarded entities within the meaning of United States Treasury Regulation section 301.7701-3. The Parent will remain a corporation for United States federal income tax purposes.

ARTICLE IX

Negative Covenants

From the Effective Date and until the principal of and interest on the Loans and all fees due and payable hereunder have been paid in full and all other Indebtedness outstanding under the Loan Documents (other than contingent obligations for which no claim has been made) has been paid in full in cash, each of the Parent and the Borrower covenants and agrees with the Agents and the Lenders that:

Section 9.01 Financial Covenants.

(a) Interest Coverage Ratio. Each of the Parent and the Borrower will not permit, as of the last day of any Test Period commencing with the Test Period ending December 31, 2016, the ratio of EBITDA (or, in the case of the Test Periods ending on or before June 30, 2017, Annualized EBITDA) for the Test Period ending on such day to Interest Expense (or, in the case of the Test Periods ending on or before June 30, 2017, Annualized Interest Expense) for the Test Period ending on such day to be less than 2.50 to 1.00.

(b) Total Leverage Ratio. Commencing with the fiscal quarter ending December 31, 2016, each of the Parent and the Borrower will not permit the Total Leverage Ratio on the last day of any Test Period to exceed (i) until the fiscal quarter ending December 31, 2017, 5.5 to 1.0, and (ii) thereafter, 5.0 to 1.0.

(c) Current Ratio. Each of the Parent and the Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2016, the ratio of (i) current assets of the Parent, the Borrower and the Restricted Subsidiaries determined in accordance with Section 1.05 (including the unused amount of the total commitments of the First Lien Lenders (but only to the extent that no Event of Default (as defined in the First Lien Credit Agreement) then exists under the First Lien Credit Agreement), and excluding non-cash assets under ASC Topic 815) to (ii) current liabilities of the Parent, the Borrower and the Restricted Subsidiaries determined in accordance with Section 1.05 (excluding non-cash obligations under ASC Topic 815, current maturities of Loans and other long-term Debt and those portions of advance payments received by the Parent, the Borrower or any of the Restricted Subsidiaries for drilling and completion of oil and gas wells that exceed the cost to the Parent, the Borrower or any Restricted Subsidiary and are classified as current liabilities) to be less than 1.00 to 1.00.

(d) Right to Cure Financial Covenant. (i) Notwithstanding anything to the contrary contained in clause (b) above, if the Borrower fails to comply with the requirements of the covenant set forth in clause (b) for any Test Period ending in a fiscal quarter of the Borrower occurring during fiscal year 2017, then after the last day of the fiscal quarter in respect of which such Default has occurred until the 10th calendar day after the date on which financial statements are required to be delivered for such fiscal quarter pursuant to this Agreement, the Borrower shall have the right to receive cash common equity capital contributions from the Parent, directly or indirectly, in an amount (the “Cure Amount”) which, at the request of the Borrower, shall be added to EBITDA for such fiscal quarter solely for determining compliance with the Total Leverage Ratio at the end of the applicable Test Period and as otherwise contemplated in clause (iii) below with respect to Liquidity (an “Equity Cure”); provided that (A) not more than two Equity Cures will be requested by the Borrower and (B) all Equity Cures and the use of proceeds therefrom will be disregarded for all other purposes under the Loan Documents (including, without limitation, determining compliance with the Total Leverage Ratio and other financial covenants for a subsequent Test Period), other than as specifically set forth in clause (iii) below.

(ii) The Borrower shall give the Administrative Agent written notice of an Equity Cure on or before the day the Equity Cure is consummated.

(iii) The net cash amount received by the Borrower pursuant to exercise of the right to make an Equity Cure shall be added to EBITDA for the last quarter of the immediately preceding Test Period solely for purposes of calculating compliance with the Total Leverage Ratio for such Test Period; the Equity Cure shall not be taken into account for purposes of calculating and determining compliance with any other covenant or financial test hereunder (including any Total Leverage Ratio for a subsequent Test Period) or under the Loan Documents and may not be used to make a Restricted Payment, or for any other purpose; provided, however, that the determination of Liquidity for purposes of Section 3.04(c)(v) of the First Lien Credit Agreement (as in effect on the Effective Date), shall include any Cure Amount but only to the extent such cash remains at the Borrower. For the avoidance of doubt, an Equity Cure shall be deemed to be made on the last Business Day of the relevant Test Period even if such Equity Cure is made after such date.

Section 9.02 Limitation on Debt and Preferred Stock.

(a) Each of the Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including Acquired Debt) and each of the Parent and the Borrower will not permit any of the Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Parent, the Borrower, and the Restricted Subsidiaries may Incur Debt and issue Preferred Stock if on the date thereof:

(i) the interest coverage ratio set forth in Section 9.01(a) for the Parent, the Borrower and the Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds);

(ii) no Default will have occurred or be continuing or would occur as a consequence of Incurring the Debt or transactions relating to such Incurrence;

(iii) such Debt shall not have a final scheduled maturity date earlier than the Maturity Date; and

(iv) such Debt shall not contain any scheduled amortization payments.

(b) Section 9.02(a) hereof will not prohibit the Incurrence of the following Debt or issuance of the following Preferred Stock, as the case may be:

(i) Debt of the Borrower Incurred pursuant to the First Lien Credit Agreement in an aggregate amount not to exceed (notwithstanding anything to the contrary in any other Loan Document) the Borrowing Base from time to time established at any time following the date hereof; provided, that (A) in the event of any increase in the Borrowing Base upon a redetermination after the date hereof, the Debt of the Borrower Incurred pursuant to the First Lien Credit Agreement may not increase unless the PDP PV10 to Senior Secured Debt Ratio as of the date of such redetermination of the Borrowing Base that results in a higher Borrowing Base is not less than 1.10 to 1.00 and (B) any decrease in the Borrowing Base shall reduce the amount permitted under this clause (i) dollar for dollar, with any future increases subject to clause (A) above; provided, further, that such Debt shall at all times be subject to the Intercreditor Agreement;

(ii) Guarantees by the Borrower or Guarantors of Debt of the Borrower or a Guarantor, as the case may be, Incurred in accordance with the provisions of this Agreement; provided that in the event such Debt that is being Guaranteed is Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Loans to at least the same extent as the Debt being Guaranteed, as the case may be;

(iii) unsecured subordinated Debt of the Borrower owing to and held by any Subsidiary Guarantor or Debt of a Subsidiary Guarantor owing to and held by the Borrower or any Subsidiary Guarantor; provided, however, that (A) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Debt being held by a Person other than the Borrower or a Restricted Subsidiary, (B) any sale or other transfer of any such Debt to a Person other than the Borrower or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Debt by the Borrower or such Restricted Subsidiary, as the case may be, and (C) all such Debt shall comply with the requirements of Section 8.13(j);

(iv) Debt represented by (A) the Loans made on the Effective Date, Refinancing Loans and Permitted Junior Secured Refinancing Debt, (B) any Debt (other than the Debt described in clauses (i) and (ii) of clause (b) of this Section 9.02) outstanding on the Effective Date and (C) any Refinancing Indebtedness Incurred in respect of any Debt described in this clause (iv) or in clause (v) below or Incurred pursuant to Section 9.02(a) hereof;

(v) Debt of a Person that becomes a Restricted Subsidiary or is acquired by the Borrower or a Restricted Subsidiary or merged into the Borrower or a Restricted Subsidiary in accordance with this Agreement and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by or was merged into the Borrower or such Restricted Subsidiary (other than Debt Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by or was merged into the Borrower or a Restricted Subsidiary or (B) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person becomes a Restricted Subsidiary or is acquired by or was merged into the Borrower or a Restricted Subsidiary, the Borrower would have been able to Incur $1.00 of additional Debt pursuant to Section 9.02(a) hereof after giving effect to the Incurrence of such Debt pursuant to this clause (v);

(vi) the Incurrence by the Borrower or any Restricted Subsidiary of Debt represented by obligations with regard to Capital Leases, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements or carrying costs of property used in the business of the Borrower or such Restricted Subsidiary, and Refinancing Indebtedness Incurred to Refinance any Debt Incurred pursuant to this clause (vi) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Debt Incurred pursuant to this clause (vi) and then outstanding, will not at any time outstanding exceed $5,000,000;

(vii) the Incurrence by the Borrower or any of its Restricted Subsidiaries of Debt in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances and bid, performance, surety and appeal bonds or other similar obligations incurred in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed);

(viii) Equity Interests (other than Disqualified Capital Stock) of the Parent, the Borrower or any of the Guarantors;

(ix) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(x) the Incurrence by the Borrower or any of its Restricted Subsidiaries of Debt in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees issued or provided for the account of the Borrower and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Borrower or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(xi) the issuance by any of the Restricted Subsidiaries to the Borrower or to any of its Restricted Subsidiaries of any Preferred Stock; provided that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Borrower or a Restricted Subsidiary; and

(B) any sale or other transfer of any such Preferred Stock to a Person that is neither the Borrower nor a Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (xi);

(xii) the Incurrence by the Borrower and the Subsidiary Guarantors of unsecured Debt after the Effective Date not to exceed $5,000,000 in the aggregate at any time outstanding; provided that (i) such unsecured Debt has a maturity date not sooner than 180 days after the Maturity Date, (ii) such unsecured Debt does not have amortization or other regularly scheduled payments and (iii) the Borrower is in pro forma compliance with the covenants contained in Section 9.01.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Debt Incurred pursuant to and in compliance with, this Section 9.02:

(i) in the event an item of that Debt meets the criteria of more than one of the types of Debt described in clause (b) of this Section 9.02, the Borrower, in its sole discretion, will classify such item of Debt on the date of Incurrence subject to clause (ii) below;

(ii) all Debt outstanding on the date of this Agreement under the First Lien Credit Agreement shall be deemed Incurred on the Effective Date under Section 9.02(b)(i);

(iii) Guarantees of, or obligations in respect of letters of credit supporting, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

(iv) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and the letters of credit relate to other Debt, then such other Debt shall not be included;

(v) the principal amount of any Disqualified Capital Stock of the Borrower or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(vi) Debt permitted by this Section 9.02 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 9.02 permitting such Debt; and

(vii) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Debt, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Capital Stock and unrealized losses or charges in respect of obligations with regard to Swap Agreements (including those resulting from the application of ASC 815) will not be deemed to be an Incurrence of Debt for purposes of this Section 9.02. The amount of any Debt outstanding as of any date shall be (i) the accreted value thereof in the case of any Debt issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt.

(e) [Reserved].

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 9.02, the maximum amount of Debt that the Borrower may Incur pursuant to this Section 9.02 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Debt is denominated that is in effect on the date of such refinancing.

(g) This Agreement will not treat (i) unsecured Debt as subordinated or junior to secured Debt merely because it is unsecured or (ii) senior Debt as subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral.

Section 9.03 Limitation on Liens. Each of the Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien other than Excepted Liens upon any of its property or assets (including Equity Interests of Restricted Subsidiaries), including any income or profits therefrom, whether owned on the date of this Agreement or acquired after that date. Notwithstanding the foregoing to the contrary, the only Debt for borrowed money that may be secured by Liens on the property or assets of the Parent, the Borrower or any Restricted Subsidiary is: (a) Debt under the First Lien Loan Documents, (b) the Indebtedness, (c) Refinancing Loans and (d) Debt for borrowed money in an aggregate amount not to exceed $2,000,000 but only if and for so long as such Debt is permitted to be secured under the First Lien Credit Agreement.

Section 9.04 Limitations on Restricted Payments; Redemption of Certain Debt and Amendments to Certain Debt Documents.

(a) Each of the Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to:

(i) declare or pay any dividend or make any payment or distribution on or in respect of its Equity Interests (including any payment or distribution in connection with any merger or consolidation involving the Parent, the Borrower or any of the Restricted Subsidiaries) except dividends or distributions by the Parent, the Borrower and the Subsidiary Guarantors payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Equity Interests;

(ii) purchase, redeem, defease, retire or otherwise acquire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary (other than in exchange for Equity Interests of the Borrower (other than Disqualified Capital Stock)); or

(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than Debt permitted under Section 9.02(b)(iii) owed to a Loan Party)

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement referred to in clauses (i) through (iii) shall be referred to herein as a “Restricted Payment”).

(b) The provisions of Section 9.04(a) will not prohibit:

(i) subject to the prior written consent of the Required Lenders, any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Parent (other than Disqualified Capital Stock and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Parent, the Borrower or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Parent and contributed to the Borrower; provided, however, that such Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments;

(ii) subject to the prior written consent of the Required Lenders, any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of any Loan Party made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Loan Parties or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for or out of the proceeds of the substantially concurrent sale of Subordinated Indebtedness that, in each case, is permitted to be Incurred pursuant to Section 9.02; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(iii) subject to the prior written consent of the Required Lenders, any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Capital Stock of the Parent, the Borrower or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Capital Stock of the Parent, the Borrower or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 9.02; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(iv) payments by the Parent and the Borrower to Atlas Energy Group, LLC pursuant to the Tax Matters Agreement;

(v)(a) so long as no Default has occurred and is continuing, the purchase of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests of the Parent, the Borrower or any Restricted Subsidiary held by any existing or former employees, management or directors of the Parent, the Borrower or any Subsidiary of the Borrower or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management, employees or directors; provided that such redemptions or repurchases since the Effective Date pursuant to this subclause (a) during any calendar year will not exceed $3,000,000 in the aggregate (with unused amounts in any calendar year being carried over to the next succeeding calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Parent from the sale of Equity Interests of the Parent to members of management or directors of the Parent, the Borrower and the Restricted Subsidiaries that occurs after the Effective Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B) of paragraph (a) above), plus (B) the cash proceeds of key man life insurance policies received by the Parent, the Borrower or any of the Restricted Subsidiaries after the Effective Date (to the extent the cash proceeds of key man life insurance policies have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B) of paragraph (a) above), less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (v)(a) since the Effective Date; provided further, however, that the amount of any such repurchase or redemption under this subclause (a) will be excluded in subsequent calculations of the amount of Restricted Payments; and

(b) the cancellation of loans or advances to employees or directors of the Parent, the Borrower or any Subsidiary of the Borrower the proceeds of which are used to purchase Equity Interests of the Borrower, in an aggregate amount not in excess of $2,000,000 at any one time outstanding; provided, however, that the Parent, the Borrower and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith in connection with such loans or advances; provided, further, that the amount of such cancelled loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

(vi) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests in each case made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(vii) any Loan Party may make Restricted Payments in connection with the Preferred Share Call Right so long as (A) no Borrowing Base Deficiency exists, (B) no Default or Event of Default has occurred and is continuing, or would exist immediately after giving effect to any such payment, (C) at the time of and immediately after giving effect to any such payment, the Credit Exposure under and as defined in the First Lien Credit Agreement exceeds an amount equal to the Borrowing Base at such time minus 10% of the Borrowing Base at such time and (D) the Non-Conforming Tranche is no longer outstanding;

(viii) payments or distributions to dissenting stockholders of acquired businesses pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets otherwise permitted under this Agreement; provided, however, that any payment pursuant to this clause (viii) shall be excluded from the calculation of the amount of Restricted Payments;

(ix) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (ix) shall be excluded from the calculation of the amount of Restricted Payments; and

(x) Permitted Payments.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Parent, the Borrower or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. The fair market value of any non-cash Restricted Payment that is less than $20,000,000 shall be determined conclusively by a Responsible Officer of the Borrower and the fair market value of any non-cash Restricted Payment that is more than

$20,000,000 shall be determined conclusively by the Board of Directors of the Borrower acting in good faith whose resolution with respect thereto shall be delivered to the Administrative Agent. Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Administrative Agent a Responsible Officer’s certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 9.04 were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

(d) [Reserved].

(e) Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, prior to the date that is 120 days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Senior Notes permitted to be incurred hereunder (other than in connection with a refinancing thereof permitted under Section 9.02 or as set forth in Section 9.04(i)), or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or any indenture, agreement, instrument, certificate or other document relating to the Senior Notes permitted hereunder other than (x) supplemental indentures to add guarantors if such Person has become a Guarantor of the Indebtedness and (y) amendments or other modifications that (A) do not violate the terms of this Agreement or any other Loan Document, (B) could not reasonably be expected to be materially adverse to the rights, interests, or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents, and (C) could not reasonably be expected to have a Material Adverse Effect.

(f) The Borrower will not, and will not permit any Restricted Subsidiary to, prior to the date that is 120 days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Debt permitted to be incurred under Section 9.02 that is owing to the Parent, (other than in connection with a refinancing thereof permitted under Section 9.02 or as set forth in Section 9.04(i)) or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Debt incurred under Section 9.02 that is owing to the Parent or any indenture, agreement, instrument, certificate or other document relating to such Debt other than amendments or other modifications that (A) do not violate the terms of this Agreement or any other Loan Document, (B) could not reasonably be expected to be materially adverse to the rights, interests, or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents, and (C) could not reasonably be expected to have a Material Adverse Effect.

(g) Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any First Lien Loan Documents if such amendments or other modifications are prohibited under the Intercreditor Agreement.

(h) Notwithstanding the foregoing, the limitations on Restricted Payments set forth in Section 9.04(a) and on payments of certain Debt set forth in Section 9.04(e) and Section 9.04(f) shall not prohibit the Parent, the Borrower or any Restricted Subsidiary from making any such payments with amounts that, substantially contemporaneously with such payment, become Declined Amounts pursuant to Section 3.04(c).

(i) Notwithstanding anything to the contrary contained in this Section 9.04, no Loan Party shall redeem, make any principal payments or make open market purchases (including through the use of Restricted Payments) of Debt or Equity Interests (other than (w) Indebtedness under and as defined in the First Lien Credit Agreement, the Indebtedness hereunder and Refinancing Loans, (x) repayments and prepayments of Debt secured by a lien on an asset that is subject to an Asset Disposition or Casualty Event that is required to repaid in connection with such Asset Disposition or Casualty Event, (y) repayments of Debt permitted under Section 9.02 on the maturity date of such Debt and (z) so long as no Event of Default has occurred and is continuing, Debt permitted pursuant to Section 9.02(b)(iii)) unless such Loan Party shall have first made an offer to the Lenders to prepay the Loans in accordance with this clause (i) in an amount equal to the proceeds that the Loan Parties would otherwise use for such payments, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and any applicable Prepayment Premium, if any, to the date fixed for the closing of such offer. Each Lender may accept its pro rata portion of any debt prepayment offer required to be made pursuant to this clause (i), provided that each Lender may accept all or a portion of such offer made to it by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. 10 Business Days after the date of such Lender’s receipt of such offer. Each acceptance notice from a given Lender shall specify the principal amount of the optional repayment of Loans to be accepted by such Lender; provided that if such Lender fails to specify the principal amount of the Loans to be accepted, it shall be deemed to have accepted the full amount of the offer. If a Lender fails to deliver an acceptance notice to the Administrative Agent within the time frame specified above, such failure will be deemed a rejection of the total amount of such offer.

Section 9.05 Investments, Loans and Advances. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to the following (each a “Permitted Investment” and collectively, “Permitted Investments”):

(a) Investments by the Borrower and the Restricted Subsidiaries reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05;

(b) accounts receivable and extensions of trade credit arising in the ordinary course of business; provided, that, any such accounts receivable and extensions of trade credit arising between the Borrower and its Affiliates (other than Subsidiaries of the Borrower that are Loan Parties) shall not exceed $1,000,000 in the aggregate;

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d) commercial paper maturing within one year from the date of creation thereof rated no lower than A-2 or P-2 by S&P or Moody’s, respectively;

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports), and has a short term deposit rating of no lower than A-2 or P-2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f) purchases of the securities of money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);

(g) Investments made after the Effective Date (i) by the Parent or the Borrower in the Borrower or any Subsidiary Guarantor and (ii) by any Restricted Subsidiary in the Borrower or any Guarantor;

(h) Investments by the Borrower and any Restricted Subsidiary (including, without limitation, capital contributions) in any Tax Advantaged Drilling Partnership; provided, that such Investments shall consist solely of (i) land, (ii) loans to such Tax Advantaged Drilling Partnership, and/or (iii) other cash Investments so long as, after giving effect to such cash Investment, no Default or Event of Default has occurred and is continuing or would result therefrom and no Borrowing Base Deficiency exists at such time; provided, however, none of the Parent, the Borrower or any Restricted Subsidiary may contribute any general partnership interests of a Tax Advantaged Drilling Partnership to another Tax Advantaged Drilling Partnership pursuant to this clause (h);

(i) Investments by the Borrower and any Restricted Subsidiary existing or contemplated to be made and described on Schedule 9.05; provided, that the Borrower or such Restricted Subsidiary shall, and shall cause the applicable Affiliate to, settle and discharge any liabilities arising under any Investment made in connection with transactions described in paragraphs 1 and 2 of Schedule 9.13 within a period not exceeding 20 days from the date on which such Investment is made;

(j) loans or advances to employees, consultants, officers or directors of the Parent, the Borrower or any of the Restricted Subsidiaries, in each case in the ordinary course of business and consistent with past practices, so long as such Investments do not exceed $4,062,500 at any time outstanding;

(k) Investments in stock, obligations or securities received upon the enforcement of any Lien in favor of the Parent, the Borrower or any of the Restricted Subsidiaries;

(l) Non-hostile acquisitions of Equity Interests or assets constituting a business unit of any Person, provided that: (i) immediately prior to and after giving effect to such acquisition, no Default or Event of Default exists or would result therefrom; (ii) no Borrowing Base Deficiency exists at such time; (iii) if such acquisition is of Equity Interests, substantially all of the Equity Interests of such Person are acquired and such Person becomes a Guarantor; (iv) such Person is principally engaged in the same business as the Borrower and the Restricted

Subsidiaries; and (v) a second priority perfected Lien shall be granted to the Collateral Agent for the benefit of the Secured Creditors in such acquired assets except to the extent such assets are subject to Liens permitted by Section 9.02;

(m) Investments constituting (or made in lieu of) a Restricted Payment expressly permitted by Section 9.04, provided that any such Investment shall reduce (without duplication), on a dollar-for-dollar basis, the amount available for such Restricted Payment in the relevant clause in Section 9.04;

(n) to the extent constituting Investments, (i) the working interests owned by the Borrower or a Restricted Subsidiary resulting from the liquidation of assets of Tax Advantaged Drilling Partnerships by the Borrower or such Restricted Subsidiary and (ii) dispositions of assets as contemplated under clause (xix) of the definition of “Asset Disposition”;

(o) Investments by the Borrower and the Restricted Subsidiaries in Swap Agreements relating to the business and finances of the Borrower or any Restricted Subsidiary and not for purposes of speculation;

(p) Investments (including debt obligations and capital stock) received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of, and other disputes with, customers, suppliers and other Persons obligated to the Borrower or any Restricted Subsidiary;

(q) Investments made from net proceeds from the sale of Equity Interests so long as (i) any such Investment is made within 135 days after the receipt of such proceeds, and (ii) no Default or Event of Default has occurred and is continuing or would result from such Investment;

(r) Investments by the Borrower, a Restricted Subsidiary or a Broker-Dealer Subsidiary in a Broker-Dealer Subsidiary with the intent of permitting such Broker-Dealer Subsidiary to comply with the requirements of Section 9.20; provided, that, the aggregate amount of all such Investments shall not exceed the amount by which is necessary to be invested to permit such Broker-Dealer Subsidiary to be in compliance with the requirements of Section 9.20; and

(s) so long as no Default or Event of Default has occurred and is continuing or would result from such Investments, other Investments made by the Borrower and its Restricted Subsidiaries not to exceed $2,000,000 in the aggregate outstanding at any time.

Section 9.06 Nature of Business; International Operations; Foreign Subsidiaries. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Energy Business, except to the extent as would not be material to the Parent, the Borrower and the Restricted Subsidiaries taken as a whole, and will conduct their business in a manner consistent with normal industry practices and market standards. From and after the date hereof, each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, (a) acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States and Canada, or (b) form or acquire any Foreign Subsidiaries.

Section 9.07 Proceeds of Loans. Each of the Parent and the Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 8.16. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing, and each of the Parent and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.08 ERISA Compliance. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent, the Borrower, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code if either of which would have a Material Adverse Effect.

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any material liability of the Parent, the Borrower, a Restricted Subsidiary or any ERISA Affiliate to the PBGC.

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent, the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect.

(d) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Parent, the Borrower, a Restricted Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on an ongoing basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by more than $5,000,000. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(e) contribute to or assume a material obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume a material obligation to contribute to, any Multiemployer Plan.

(f) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Parent, the Borrower or a Restricted Subsidiary or with respect to any ERISA Affiliate of the Parent, the Borrower or a Restricted Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on an ongoing basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $5,000,000.

(g) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(h) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(i) amend, or permit any ERISA Affiliate to amend, a Plan resulting in a material increase in current liability such that the Parent, the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.09 Sale or Discount of Receivables. Except for receivables acquired or otherwise obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, discount or sell (with or without recourse) to any other Person that is not the Borrower or a Guarantor any of its notes receivable or accounts receivable.

Section 9.10 Mergers, Etc. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”) or liquidate or dissolve; provided that:

(a) any Restricted Subsidiary (other than a Broker- Dealer Subsidiary) may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving Person).

(b) any Restricted Subsidiary of the Borrower (other than a Broker- Dealer Subsidiary) may participate in a consolidation with any other Restricted Subsidiary (provided that if a party to such consolidation is a Guarantor or the surviving Person is a Subsidiary (other than a Foreign Subsidiary and any Broker-Dealer Subsidiary), then the survivor is either a Guarantor or becomes a Guarantor in accordance with Section 8.13(b), and if one of such Restricted Subsidiaries party to such consolidation is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary).

(c) any Restricted Subsidiary may dispose of any or all of its assets (i) to the Borrower or any other Loan Party or (ii) pursuant to a disposition permitted by Section 9.11.

(d) any Permitted Investment and any other Investment by the Borrower or any Restricted Subsidiary expressly permitted by Section 9.04 or disposition expressly permitted by Section 9.11 may be structured as a consolidation or liquidation (provided that if any such consolidation involves the Borrower, the Borrower shall be the continuing or surviving Person).

Section 9.11 Limitation on Sales of Assets and Subsidiary Stock.

(a) Each of the Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

(i) the Parent, the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition;

(ii) at least 75% of the consideration received by the Parent, the Borrower or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents; and

(iii) the Loan Parties comply in all respects with the provisions of Section 3.04(c) relating to Asset Dispositions.

(b) For the purposes of Section 9.11(a)(ii), the following will be deemed to be cash:

(i) the assumption by the transferee of Debt (other than Subordinated Indebtedness or Disqualified Capital Stock) of the Parent, the Borrower or a Restricted Subsidiary and the release of the Parent, the Borrower or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition (or in lieu of such a release, the agreement of the acquirer or its parent company to indemnify and hold the Parent, the Borrower or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed Debt; provided, however, that such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating); and

(ii) securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days after receipt thereof.

(c) Notwithstanding the foregoing, the 75% limitation referred to in Section 9.11(a)(ii) shall be deemed satisfied with respect to any Asset Disposition in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

Section 9.12 Environmental Matters. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property if such violations, Release or threatened Release, exposure or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 9.13 Limitation on Affiliate Transactions.

(a) Each of the Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate or Interested Party of the Parent (an “Affiliate Transaction”) unless:

(i) the terms of such Affiliate Transaction are no less favorable to the Parent, the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate or Interested Party or, if in the good faith judgment of the independent members of the Board of Directors of the Parent no comparable transaction with an unrelated Person would be available, such independent directors determine in good faith that such Affiliate Transaction is fair to the Parent, the Borrower or such Restricted Subsidiary from a financial point of view; provided, however, that any Affiliate Transaction or series of Affiliate Transactions (other than transactions (1) between or among the Borrower and the other Loan Parties or (2) with Related Interested Parties of Permitted Holders to the extent the identities of such Related Interests Parties are unknown to the Loan Parties) that involves consideration in excess of $2,000,000 individually or in the aggregate in any fiscal year shall require the consent of the Required Lenders; provided, further, however, notwithstanding anything to the contrary set forth in this Section 9.13(a), any change to the current methodology by which ATLS or any of its Subsidiaries allocates its and its Affiliates’ or Interested Parties’ (including, without limitation, AGP) general and administrative costs (including corporate overhead) to the Borrower shall be permitted so long as (x) such change is approved by a majority of the Parent’s conflicts committee (which majority must include GSO’s member representative so long as GSO maintains a member representative) and (y) the Borrower has delivered to the Administrative Agent and each Lender the certificate required pursuant to Section 8.01(y);

(ii) the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Parent and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in clause (i) above); and

(iii) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer certifying that such Affiliate Transaction complies with this Section 9.13(a).

(b) Section 9.13(a) will not apply to:

(i) any Restricted Payment permitted to be made pursuant to Section 9.04(a) or any Permitted Investment made pursuant to Section 9.05(m) or any other Permitted Investment made pursuant to Section 9.05; provided that such other Investment shall be on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated paty;

(ii) any issuance of Equity Interests (other than Disqualified Capital Stock), or other payments, awards or grants in Equity Interests (other than Disqualified Capital Stock) pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Equity Interests (other than Disqualified Capital Stock) of the Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees in the ordinary course of business;

(iii) any transaction between the Loan Parties that is otherwise permitted under this Article IX;

(iv) any transaction with a Tax Advantaged Drilling Partnership in the ordinary course of business and on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(v) the issuance or sale of any Equity Interests (other than Disqualified Capital Stock) of the Parent or the receipt by the Parent of any capital contribution from its unitholders;

(vi) indemnities of officers, directors and employees of the Parent, the Borrower or any of the Restricted Subsidiaries permitted by (A) law or statutory provisions and (B) any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Parent, the Borrower or any of the Restricted Subsidiaries;

(vii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(viii) the transactions described on Schedule 9.13, as in effect as of the Effective Date; provided that (A) no amendment, supplement or other modification to the documents evidencing such transactions shall be permitted without the prior written consent of the Required Lenders, (B) to the extent any transactions described in Schedule 9.13 relates to the allocation of revenue between the Parent, the Borrower or any Restricted Subsidiary on the one hand and any other Affiliate or Interested Party on the other hand, each of the Parent and the Borrower shall not, and shall cause such Restricted Subsidiary not to, pre-fund any revenue to such other Affiliate or Interested Party until the Parent, the Borrower or such Restricted Subsidiary receives such revenue, (C) any payment of expenses or general and administrative costs (including overhead costs) must be evidenced by an invoice and shall be at cost without any mark-up and (D) each of the Parent and the Borrower shall not, and shall cause any Restricted Subsidiary not to, pay expenses, general and administrative costs (including overhead costs) and salaries (after giving effect to any reimbursement by any other Affiliate or Interested Party of the Parent, the Borrower or such Restricted Subsidiary) in excess of the ratable benefit received by the Parent, the Borrower and such Restricted Subsidiary on the one hand and any other Affiliate or Interested Party on the other hand, as reasonably determined by the Parent in good faith; and

(ix) gas purchase, gathering, transportation, marketing, hedging, production handling, operating, construction, terminalling, storage, lease, platform use, or other operational contracts, entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Borrower or any Restricted Subsidiary with third parties, or if neither the Borrower nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Section 9.14 Subsidiaries. Each of the Parent and the Borrower shall not, and shall not permit any Restricted Subsidiary to, create or acquire any Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.13(b). Each of the Parent and the Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.11. Neither the Parent, the Borrower nor any Restricted Subsidiary shall have any Foreign Subsidiaries (other than any Subsidiary that is organized under the laws of Canada or any province or territory thereof).

Section 9.15 Limitations on Restrictions on Distributions from Restricted Subsidiaries.

(a) Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Equity Interests or pay any Debt or other obligations owed to the Parent, the Borrower or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(ii) make any loans or advances to the Parent, the Borrower or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Parent, the Borrower or any Restricted Subsidiary to other Debt Incurred by the Parent, the Borrower or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iii) sell, lease or transfer any of its property or assets to the Parent, the Borrower or any Restricted Subsidiary.

(b) The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to or by reason of (a) an agreement in effect at or entered into on the Effective Date and (b) this Agreement;

(ii) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Equity Interests or Debt Incurred by a Person on or before the date on which such Person was acquired by the Parent, the Borrower or another Restricted Subsidiary (other than Equity Interests or Debt Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Parent, the Borrower or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Parent, the Borrower or any Restricted Subsidiary other than the assets and property so acquired;

(iii) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Parent, the Borrower and the Restricted Subsidiaries to realize the value of, property or assets of the Parent, the Borrower or any Restricted Subsidiary in any manner material to the Parent, the Borrower or any Restricted Subsidiary;

(iv) [Reserved];

(v) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Debt or any agreement pursuant to which such Debt was Incurred if:

(A) either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Debt or agreement or (2) the Borrower determines that any such encumbrance or restriction will not materially affect the Borrower’s ability to make principal or interest payments on the Loans, as determined in good faith by the Board of Directors of the Borrower, whose determination shall be conclusive; and

(B) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financing (as determined by the Borrower);

(vi) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Debt Incurred pursuant to an agreement referred to in clauses (i) through (v) or clause (xii) of this Section 9.15(b) or this clause (vi) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (i) through (v) or clause (xii) of this Section 9.15(b) or this clause (vi); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such agreements referred to in clauses (i) through (v) or clause (vii) of this Section 9.15(b) on the Effective Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(vii) in the case of Section 9.15(a)(iii), any encumbrance or restriction:

(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in oil and gas properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in oil and gas properties), license or other contract;

(B) arising from Excepted Liens securing Debt of the Parent, the Borrower or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent, the Borrower or any Restricted Subsidiary;

(D) restrictions on cash or other deposits imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(E) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business that solely affect the assets or property that is the subject of such agreements and provided that in the case of joint venture agreements such provisions solely affect assets or property of the joint venture; or

(F) any agreement or instrument relating to any property or assets acquired after the Effective Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(viii)(A) purchase money obligations for property acquired in the ordinary course of business and (B) obligations with regard to Capital Leases permitted under this Agreement, in each case, that impose encumbrances or restrictions of the nature described in Section 9.15(a)(iii) on the property so acquired;

(ix) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(x) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(xi) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(xii) the First Lien Credit Agreement as in effect as of the Effective Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, in each case to the extent permitted under the Intercreditor Agreement; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the First Lien Credit Agreement as in effect immediately prior to giving effect to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings.

Section 9.16 Gas Imbalances. Each of the Parent and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, allow on a net basis, gas imbalances or other prepayments made to the Borrower or any Restricted Subsidiary with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary that would require the Borrower or any Restricted Subsidiary to deliver and transfer ownership at some future time volumes of their respective Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $2,000,000 without receiving full payment therefore at the time of delivery of those Hydrocarbons.

Section 9.17 Swap Agreements. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than the Borrower and any Restricted Subsidiary may enter into:

(a) Permitted Participating Partnership Swap Agreements, Swap Agreements listed in the certificate delivered pursuant to Section 6.01(d)(ii) and other Swap Agreements (other than purchase options) in respect of commodities entered into by the Borrower fixing prices on oil and/or gas expected to be produced by the Borrower, the Restricted Subsidiaries and the Tax Advantaged Drilling Partnerships, provided that such Swap Agreements meet the following criteria:

(i) each such Swap Agreement shall be with an Approved Counterparty;

(ii) no such Swap Agreement shall be entered into by the Borrower for the benefit of another Person other than the Tax Advantaged Drilling Partnerships (but only to the extent (A) of a Loan Party’s percentage interest in such Tax Advantaged Drilling Partnership’s net revenues and (B) that such Tax Advantaged Drilling Partnership (1) was formed prior to March 22, 2011 and (2) is not otherwise a Participating Partnership) or any Restricted Subsidiary;

(iii) each such Swap Agreement shall have a term not to exceed sixty six (66) months; and

(iv) the notional volumes for each such Swap Agreement (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) shall not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated future projected production from the Borrower’s and the other Restricted Subsidiaries’, and their proportionate share (based on such Loan Parties’ percentage interests in such Tax Advantaged Drilling Partnerships’ net revenues) of the Tax Advantaged Drilling Partnerships’, proved Oil and Gas Properties.

Any projections in this Section 9.17(a) shall be adjusted as follows: (1) Oil and Gas Properties evaluated in the most recently delivered Reserve Report shall reflect the actual historical decline profile of such Oil and Gas Properties and (2) Oil and Gas Properties not evaluated in the most recently delivered Reserve Report shall reflect a reasonable decline profile based upon actual historical decline profiles of similar or analogous Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately.

(b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.

(c) In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (except that (i) Secured Swap Agreements (as defined in the First Lien Credit Agreement) may be secured by the Mortgaged Properties pursuant to the First Lien Loan Documents and (ii) Permitted Participating Partnership Swap Agreements may be secured by Properties of such Participating Partnership pursuant to the Drilling Partnership Hedge Facility).

(d) Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, terminate or otherwise unwind or monetize any Swap Agreement in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto), now existing or hereafter arising, without the prior written consent of the Required Lenders except to the extent such terminations are permitted by Section 9.11.]

Section 9.18 Capital Expenditures. Each of the Parent and the Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Capital Expenditures in respect of drilling and completion or any directly related infrastructure, without the prior written approval of the Required Lenders other than (a) Capital Expenditures made by the Borrower to or on behalf of Tax Advantaged Drilling Partnerships permitted hereunder, (b) acquisition of all or substantially all of the assets of a Person or the Equity Interests of such Person to the extent such acquisition constitutes a Permitted Investment, (c) Capital Expenditures in an aggregate amount not exceeding $60,000,000 per fiscal year, and (d) additional Capital Expenditures so long as the First Lien Leverage Ratio for the Test Period ending with the fiscal quarter of the Borrower during which such Capital Expenditures are made, after giving pro forma effect to such Capital Expenditures, does not exceed 3.00 to 1.00.

Section 9.19 Passive Status of the Parent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Parent shall not engage in any operating or business activities, incur any liabilities or hold any assets other than its ownership of the Borrower; provided that the following shall be permitted in any event: (a) the maintenance of its legal existence, (b) the performance of its obligations with respect to the Loan Documents, the First Lien Loan Documents, the Omnibus Agreement, Indebtedness, Liens (including the granting of Liens) and Guarantees in each case to the extent expressly permitted hereunder, (c) filing Tax returns and reports and payment of Taxes (and contesting any Taxes), (d) incurring other transactions expressly permitted to be incurred by the Parent hereunder, (e) entering into the Tax Matters Agreement and performing its obligations thereunder and (f) any other activities required in connection with the foregoing.

Section 9.20 Broker-Dealer Subsidiaries. No Loan Party shall, nor shall it permit any Subsidiary to (a) create or acquire any Broker-Dealer Subsidiary at any time after the Effective Date or (b) directly or indirectly, permit the Net Capital of any Broker-Dealer Subsidiary at any time to be less than the Early Warning Threshold for such Broker-Dealer Subsidiary.

Section 9.21 Change in Name, Location or Fiscal Year. Each of the Parent and the Borrower shall not, and shall not permit any other Loan Party to, (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Mortgaged Property is held or stored (other than locations where such Loan Party is a lessee with respect to any oil and gas lease), or the location of its records concerning the Mortgaged Property as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least five Business Days prior written notice of such change and any reasonable action requested by the Administrative Agent in connection therewith has been, or will be contemporaneously therewith, completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Lenders, in any Mortgaged Property), provided that, any new location shall be in the United States or Canada. Each of the Parent and the Borrower shall not, and shall not permit any other Loan Party to, change its fiscal year which currently ends on December 31.

Section 9.22 Drilling and Operating Agreements. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary or Tax Advantaged Drilling Partnership to, directly or indirectly, amend or otherwise modify any drilling or operating agreement between the Borrower or any Restricted Subsidiary and any Tax Advantaged Drilling Partnership which in any case (a) violates the terms of this Agreement or any other Loan Document, (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents or (c) could reasonably be expected to have a Material Adverse Effect.

Section 9.23 Tax Advantaged Drilling Partnerships’ Organizational Documents. Each of the Parent and the Borrower will not, and will not permit any Restricted Subsidiary or any new Tax Advantaged Drilling Partnership to, (a) execute any Organizational Document of any Tax Advantaged Drilling Partnership that does not contain an express provision allowing the Master General Partner of such Tax Advantaged Drilling Partnership to withdraw its ownership interest in such Tax Advantaged Drilling Partnership in the form of a working interest in the production from the Oil and Gas Properties of such Tax Advantaged Drilling Partnership without the consent of any other party to such Organizational Document or (b) directly or indirectly, amend or otherwise modify the Organizational Document of such Tax Advantaged Drilling Partnership to remove the provision required in the foregoing clause (a).

Section 9.24 Anti-Layering Covenant. Notwithstanding anything in any Loan Document to the contrary, prior to the Discharge of the Second Lien Obligations (as defined in the Intercreditor Agreement) and unless otherwise agreed by the Required Lenders, the Borrower shall not incur, and shall not permit any other Loan Party to incur any Debt that: (a) is expressed to be secured by the Mortgaged Property on a subordinated basis to the Debt incurred under the First Lien Credit Agreement and on a senior basis to the Indebtedness; (b) is expressed to rank or ranks so that the lien securing such Debt is subordinated to any of the other Senior Secured Debt but is senior to the Indebtedness; (c) is contractually subordinated in right of payment to any of the other Senior Secured Debt and senior in right of payment to the Indebtedness; or (d) is subordinated in right of payment to the Senior Secured Debt while being structurally senior to the Indebtedness, including, in each case, through the creation of any “first-out” or “last-out” tranche in connection with Debt under the First Lien Credit Agreement.

Section 9.25 Tax Status. The Borrower shall not elect to be treated as a corporation for purposes of United States Federal income taxes. Each of the Parent and the Borrower shall not, and shall not permit any Subsidiary to, amend or modify any provision of any Organizational

Document, or any agreements with Affiliates of the type referred to in Section 9.13, or file any United States federal income tax or state or local tax elections, if such amendment, modification, or election could reasonably be expected to have a Material Adverse Effect. The Parent will not alter its status as a corporation for purposes of United States Federal income taxes.

Section 9.26 Modifications of Material Agreements. The Loan Parties shall not agree to terminate or cancel any agreement described on item 1 of Schedule 9.13 and, for so long as ATLS Controls AGP or any of its Affiliates, items 2 and 3 of Schedule 9.13 and shall use their reasonable efforts to prevent the termination or cancellation of such agreement; provided that, if any such agreement is terminated or cancelled for any reason, (a) the Parent shall give concurrent notice to the Administrative Agent of such termination or cancellation and (b) such agreement shall be, concurrently with such termination or cancellation, replaced by another agreement (with a copy of such agreement delivered concurrently to the Administrative Agent) that is on substantially similar terms or terms that are more favorable to the Parent, the Borrower and it Restricted Subsidiaries so long as in each case any replacement agreement is not adverse to the interests of the Lenders hereunder; provided further that, if such replacement agreement is with a party that was not a party to the original agreement or an Affiliate thereof, such replacement agreement shall be reasonably satisfactory to the Required Lenders. Neither the Parent nor the Borrower will, nor will they permit any of their respective Subsidiaries, to amend, supplement or otherwise modify, directly or indirectly, (i) section 7.1(c), 7.1(e)(ii)(2)(A), 7.1(e)(v), 7.1(e)(vi), 7.1(e)(xix), 7.4(b), 12.2(f) or 12.2(g) of the Parent LLC Agreement, (ii) section 7.1(c), 7.4(b) or 7.4(c) of the Borrower LLC Agreement, or (iii) any other provision of any Organizational Document in any manner that is material and adverse to the interests of the Lenders.

Section 9.27 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(a) None of the Parent, the Borrower or any of its Subsidiaries nor any director, officer, employee, or agent associated with or acting on behalf of any of the foregoing shall (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) offer, pay, give, promise to pay, authorize the payment of, or take any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage or (iii), by act or omission, violate any Anti-Corruption Laws.

(b) Each Loan Party (i) shall, and shall cause its Affiliates to, conduct its operations at all times in compliance in all material respects with all Anti-Money Laundering Laws and (ii) shall not, directly or indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate any Anti-Money Laundering Laws.

(c) The Loan Parties will not involve or include, directly or indirectly, any person that is a subject of Sanctions in any of its dealings with the Administrative Agent, the Issuing Bank or the Lenders or dealings related to this Agreement.

ARTICLE X

Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for payment or prepayment thereof or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of interest and fees payable under Section 3.02 and Section 3.05, respectively, five Business Days, and (ii) in the case of any other fees, interest or other amounts (other than an amount referred to in Section 10.01(a)), five Business Days after the earlier of (A) the day on which a Financial Officer first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to the Borrower by the Administrative Agent.

(c) any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed.

(d)(i) the Parent, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(o), Section 8.01(u), Section 8.01(y), Section 8.02(a) or in Article IX, (ii) there shall be a breach or violation by any party under (A) section 7.1(c), 7.1(e)(ii)(2)(A), 7.1(e)(v), 7.1(e)(vi), 7.1(e)(xix), 7.4(b), 12.2(f) or 12.2(g) of the Parent LLC Agreement, (B) section 7.1(c), 7.4(b) or 7.4(c) of the Borrower LLC Agreement, or any such provision described in the foregoing clauses (A) and (B) shall cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or shall be repudiated by the Parent, the Borrower or any other Person, or (iii) any provision of any Organizational Document is amended, supplemented or otherwise modified in any manner that is material and adverse to the interests of the Lenders.

(e) the Parent, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 8.12(c), Section 10.01(a), Section 10.01(b), or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof from the Administrative Agent to the Borrower or (ii) a Responsible Officer of the Borrower otherwise becoming aware of such default.

(f) the Parent, the Borrower or any Restricted Subsidiary (i) fails to pay any principal in respect of any Debt or any amount owing under any Swap Agreement (including any Permitted Participating Partnership Swap Agreement) after the same have become due and payable and the aggregate amount remaining unpaid at any time exceeds $5,000,000, (ii) fails to observe or perform (after applicable grace periods, if any) any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt or such Swap Agreement (other than any Permitted Participating Partnership Swap Agreement) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a counterparty of the Parent, the Borrower or any Restricted Subsidiary in respect of such Swap Agreement or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, principal of such Debt and amounts owing under such Swap Agreement exceeding $5,000,000 in the aggregate to become immediately due and payable; provided, that with respect to this clause (ii), any violation of any financial covenant contained in any agreement evidencing such Debt shall not constitute an Event of Default unless and until the holders of such Debt cause such Debt to become immediately due and payable as a result of such violation, or (iii) fails to observe or perform (after applicable grace periods, if any) any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Permitted Participating Partnership Swap Agreement if the effect of any failure referred to in this clause (iii) is to cause amounts owing under such Permitted Participating Swap Agreements exceeding $5,000,000 in the aggregate to become immediately due and payable.

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered.

(h) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(i) any Loan Party shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

(j) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any of the Restricted Subsidiaries, or any combination thereof, and all such judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

(k) any provision of the Loan Documents (including the Intercreditor Agreement and the Hedge Facility Intercreditor Agreement) material to the rights and interests of the Lenders shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party, or, in the case of the Intercreditor Agreement and the Hedge Facility Intercreditor Agreement, against any other party thereto, or any provision of the Loan Documents shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any portion of the collateral purported to be covered thereby that is material to the rights and interests of the Lenders, except to the extent permitted by the terms of this Agreement, or any Loan Party shall so state in writing.

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding $5,000,000.

(m) the Borrower shall fail to repay the Non-Conforming Tranche under the First Lien Credit Agreement by the date that is 9 months after the Effective Date; provided, that such failure shall not be deemed an Event of Default to the extent (i) that the related event of default under the First Lien Credit Agreement (if any) is waived by the First Lien Lenders in accordance with the terms of the First Lien Credit Agreement and, as consideration for a similar waiver by the Lenders, the Lenders obtain at least the same economics and other material terms with respect to this Agreement as the First Lien Lenders providing such waiver with respect to the First Lien Credit Agreement (including, without limitation, indemnities and liability releases), (ii) the form of such waiver under this Agreement shall be on substantially the same terms as the waiver provided by the First Lien Lenders and (iii) such waiver under this Agreement is not, and could not reasonably be expected to, be adverse to the interests of the Lenders or otherwise have a disproportionate impact on the Lenders as compared to the impact on the First Lien Lenders.

(n) for any reason whatsoever, ATLS cease to (i) beneficially own 51% or more of the voting power of the total outstanding Equity Interests of Titan Management or (ii) possess, directly or indirectly, the power to direct or cause the direction of the management or policies of Titan Management, whether through the ability to exercise voting power, by contract or otherwise.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, or at the direction of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, the applicable Prepayment Premium and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon, the applicable Prepayment Premium and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and each Lender will have all other rights and remedies available to it or them at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after the Maturity Date (or such earlier date if the Loans are accelerated as set forth herein), whether by acceleration or otherwise, shall be applied: first, to payment or reimbursement of that portion of the Secured Obligations (as defined in the Security Agreement) constituting fees, expenses and indemnities payable to the Agents (or its agents or counsel) in its capacity as such; second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders; third, pro rata to payment of accrued interest on the Loans; fourth, pro rata to payment of principal outstanding on the Loans; fifth, pro rata to any other Obligations; and sixth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Law.

ARTICLE XI

The Agents

Section 11.01 Appointment and Authorization of the Agents. Each Lender hereby irrevocably (subject to Section 11.10) appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither of the Agents shall have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent, the Collateral Agent, any syndication agent or documentation agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 11.02 Delegation of Duties. The Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.

Section 11.03 Default; Collateral.

(a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that the Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Agents shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until such Agent shall have received instructions from the Required Lenders or the Lenders, as the case may be. All rights of action under the Loan Documents and all right to the Mortgaged Properties, if any, hereunder may be enforced by the Agents and any suit or proceeding instituted by the Agents in furtherance of such enforcement shall be brought in its name as either Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders subject to the expenses of the Agents. In actions with respect to any Property of the Borrower or any Restricted Subsidiary, the Agents are acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Indebtedness shall be construed as being for the ratable benefit of each Lender.

(b) Each Lender authorizes and directs the Collateral Agent to enter into the Security Instruments on behalf of and for the benefit of the Secured Creditors (or if previously entered into, hereby ratifies the Collateral Agent’s (or any predecessor administrative agent’s) previously entering into such agreements and Security Instruments).

(c) Except to the extent unanimity (or other percentage set forth in Section 12.02) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(d) The Collateral Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Mortgaged Property or Security Instruments which may be necessary to perfect and maintain perfected Liens upon the Mortgaged Properties granted pursuant to the Security Instruments.

Neither Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Mortgaged Property exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent (or any predecessor administrative agent) herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights granted or available to the Administrative Agent in this Section 11.03 or in any of the Security Instruments; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE MORTGAGED PROPERTY, OR ANY ACT, OMISSION, OR EVENT RELATED THERETO, THE AGENTS MAY ACT IN ANY MANNER IT MAY DEEM APPROPRIATE, IN ITS SOLE DISCRETION, GIVEN SUCH AGENT’S OWN INTEREST IN THE MORTGAGED PROPERTY AS ONE OF THE LENDERS AND THAT NEITHER AGENT SHALL HAVE ANY DUTY OR LIABILITY WHATSOEVER TO ANY LENDER, OTHER THAN TO ACT WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION.

(e) The Lenders hereby irrevocably authorize the Agents, at its option and in its discretion, to release any Lien granted to or held by the Agents upon any Mortgaged Property: (i) constituting property in which neither Borrower nor any Restricted Subsidiary owned an interest at the time the Lien was granted or at any time thereafter; (ii) constituting property leased to the Borrower or a Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by the Borrower or such Restricted Subsidiary to be, renewed; or (iii) consisting of an instrument or other possessory collateral evidencing Debt or other obligations pledged to either Agent (for the benefit of the Secured Creditors or the Lenders), if the Debt or obligations evidenced thereby has been paid in full or otherwise superseded. In addition, the Lenders irrevocably authorize the Agents to release Liens upon Mortgaged Property as contemplated herein and in the other Loan Documents, or if approved, authorized, or ratified in accordance with Section 12.02 in writing by the requisite number or percentage Lenders. Upon request by either Agent at any time, the Lenders will confirm in writing such Agent’s authority to release particular types or items of Mortgaged Property pursuant to this Section 11.03.

(f) In furtherance of the authorizations set forth in this Section 11.03, each Lender hereby irrevocably appoints each Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Security Instruments (including, without limitation, any appointments of substitute trustees under any Security Instruments), (ii) to take action with respect to the Mortgaged Property and Security Instruments to perfect, maintain, and preserve the Lenders’ Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Mortgaged Property to the extent authorized herein or in the other Loan Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to each Agent’s power, as attorney, relative to the Mortgaged Property matters described in this Section 11.03. The powers and authorities herein conferred on each Agent may be exercised by such Agent through any Person who, at the time of the execution of a particular instrument, is an officer of such Agent (or any Person acting on behalf of such Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 11.03(f) to the Agents is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Indebtedness, or any part thereof, shall remain unpaid.

Section 11.04 Liability of Agents. NO RELATED PARTY OF EITHER AGENT SHALL (A) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any Restricted Subsidiary or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of the Borrower or any Restricted Subsidiary or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Related Party of either Agent shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Restricted Subsidiary or any Affiliate thereof.

Section 11.05 Reliance by the Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any Restricted Subsidiary), independent accountants and other experts selected by either Agent. The Agents shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and Participants. Where this

Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agents shall, and in all other instances, the Agents may, but shall not be required to, initiate any solicitation for the consent or a vote of the requisite Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 6.01, each Lender that has funded its Applicable Percentage of the Loan on the Effective Date (or, if there is no Loan made on such date, each Lender other than the Lenders who gave written objection to the Administrative Agent prior to such date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender (or otherwise made available for such Lender on SyndTrak Online, DXSyndicate™ or any similar website) for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 11.06 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agents will notify the Lenders of its receipt of any such notice. The Agents shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with this Agreement; provided, however, that unless and until an Agent has received any such direction, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 11.07 Credit Decision; Disclosure of Information by the Agents. Each Lender acknowledges that no Related Party of either Agent has made any representation or warranty to it, and that no act by either Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Restricted Subsidiary or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Related Party of either Agent to any Lender as to any matter, including whether Related Parties of either Agent have disclosed material information in their possession. Each Lender represents to the Agents and each other Lender that it has, independently and without reliance upon any Related Party of either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Related Party of either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. In this regard, each Lender acknowledges that Latham & Watkins LLP is acting in this transaction as counsel to the Lenders and Lindquist & Vennum LLP acting as counsel to the Agents. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Except for notices, reports and other documents expressly required to be furnished to the Lenders by either Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Related Party of either Agent.

Section 11.08 Indemnification of the Agents. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND THE AGENTS AND EACH RELATED PARTY OF THE AGENTS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), IN ACCORDANCE WITH THEIR RESPECTIVE APPLICABLE PERCENTAGES, AND HOLD HARMLESS THE AGENTS AND EACH RELATED PARTY OF THE AGENTS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (INCLUDING SUCH RELATED PARTY OF EITHER AGENT’S OWN NEGLIGENCE); PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT OR ANY RELATED PARTY OF EITHER AGENT OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION); provided, however, that no action taken in accordance with the directions of the Required Lenders or inaction directed by the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.08. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 11.08 shall survive termination of the Commitments, the payment of all Indebtedness hereunder and the resignation or replacement of the Agents.

Section 11.09 The Agents in their Individual Capacity. Wilmington Trust, National Association and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Wilmington Trust, National Association, was not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither Agent shall be under any obligation to provide such information to them. With respect to its Loans, Wilmington Trust, National Association shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include Wilmington Trust, National Association in its individual capacity.

Section 11.10 Successor Agents.

(a) The Administrative Agent may resign at any time upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and, so long as no Event of Default has occurred which is continuing, upon written approval of the Borrower (which approval of the Borrower shall not be unreasonably withheld, delayed or conditioned), a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Sections 12.03 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b) The Collateral Agent may resign at any time upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower. If the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor collateral agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned). If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Lenders and, so long as no Event of Default has occurred which is continuing, upon written approval of the Borrower (which approval of the Borrower shall not be unreasonably withheld, delayed or conditioned), a successor collateral agent from among the Lenders. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article XI and Sections 12.03 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

Section 11.11 Syndication Agent; Other Agents. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” as a “documentation agent,” any other type of agent (other than the Administrative Agent and the Collateral Agent), “arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 11.12 Agent May File Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Restricted Subsidiary, either Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether either Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under Section 12.03.

Nothing contained herein shall be deemed to authorize the Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Agents to vote in respect of the claim of any Lender in any such proceeding.

Section 11.13 Intercreditor Agreement and Hedge Facility Intercreditor Agreement. The Lenders hereby authorize the Collateral Agent to enter into the Intercreditor Agreement and the Hedge Facility Intercreditor Agreement and to amend such agreements in accordance with the provisions of Section 12.02. Each Lender (by receiving the benefits thereunder and of the Mortgaged Property pledged pursuant to the Security Instruments) agrees that the terms of the Intercreditor Agreement and the Hedge Facility Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

ARTICLE XII

Miscellaneous

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i)	if to the Borrower, to it at:

Titan Energy Operating LLC

712 Fifth Avenue, 11th Floor

New York, NY 10019

Attn: Betsy Toney

Attn: Christine Bausch

Email: btoney@atlasenergy.com

Email: cbausch@atlasenergy.com

with a copy to:

Paul Hastings LLP

600 Travis Street, 58th Floor

Houston, TX 77002

Attn: Lindsay R. Sparks

Fax: (713) 353-3329

Email: lindsaysparks@paulhastings.com

(ii)	if to either Agent, to it at:

Wilmington Trust, National Association 50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Meghan McCauley

Phone: (612) 217-5647

Fax: (612) 217-5651

Email: MMcCauley@WilmingtonTrust.com

with a copy to:

Lindquist & Vennum LLP

4200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Mark C. Dietzen, Esq.

Phone: (612) 371-2452

Fax: (612) 371-3207

Email: MDietzen@lindquist.com

(iii) if to any other Lender, in its capacity as such, to it at its address (or telecopy number) set forth in its Administrative Questionnaire or to such other address as may be identified in writing to the Borrower or any Agent from time to time.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet website or a substantially similar electronic transmission system or digital workspace provider) pursuant to procedures approved by the Administrative Agent (the “Platform”; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Loan Parties, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Required Lenders or by the Borrower and the Administrative Agent with the written consent of the Required Lenders; provided that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than any waiver of interest under Section 3.02(c) or election not to impose interest under Section 3.02(c)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby;,

(iii) postpone the scheduled date of payment of the principal amount of any Loan (other than any waivers of or amendments to mandatory prepayment provisions under Section 3.04 with respect to any such payments that are not yet due and payable), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender directly and adversely affected thereby,

(iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby,

(v) change or amend Section 12.04 to impose additional restrictions on any Lender’s ability to assign any of its rights or obligations hereunder without the written consent of each Lender adversely affected thereby,

(vi) release all or substantially all of the Mortgaged Properties or release Guarantors providing substantially all of the value of the Guaranty Agreement without the written consent of each Lender, or

(vii) change any of the provisions of this Section 12.02(b) or the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender;

provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their respective Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel (but limited to fees, disbursements and other charges for (x) one counsel to the Agents and their respective Affiliates and (y) one counsel to the Lenders, and if reasonably requested by the Agents, one additional local counsel in each relevant jurisdiction to the Agents) of the Agents and other outside consultants for the Agents, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Agents as to the rights and duties of the Agents and the Lenders with respect thereto) of this Agreement and the other Loan Documents and other documents, agreements or instruments contemplated herein or therein, and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred by either Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document, agreement or instrument contemplated herein or therein, and (iii) all out-of-pocket expenses incurred by either Agent or any Lender, including the fees, charges and disbursements of (x) one counsel for the

Agents and (y) one counsel for the Lenders (but limited to fees, disbursements and other charges for one counsel to all such Lenders taken as a whole, and if reasonably necessary, one additional local counsel in each relevant jurisdiction to such Persons taken as whole and, in the event of any actual, potential or perceived conflict of interest between or among Lenders in their capacities as such, one additional firm of outside counsel and, if necessary, one additional local counsel in each relevant jurisdiction, in each case, for each Lender or group of Lenders subject to such conflict), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document or other document, agreement or instrument contemplated herein or therein, including its rights under this Section 12.03, or in connection with the Loans made, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OTHER LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY LAW, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE RESTRICTED SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR

ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES, (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES HAVE RESULTED FROM (1) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION), (2) A MATERIAL BREACH OF THE MATERIAL OBLIGATIONS OF SUCH INDEMNITEE UNDER THE LOAN DOCUMENTS OR (3) ANY PROCEEDING THAT DOES NOT INVOLVE AN ACT OR OMISSION BY ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES AND THAT IS BROUGHT BY ANY INDEMNITEE AGAINST ANY OTHER INDEMNITEE (OTHER THAN ANY PROCEEDING AGAINST AN INDEMNITEE IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN ADMINISTRATIVE AGENT OR SIMILAR ROLE).

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to such Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Parent and the Borrower (for themselves and their respective Subsidiaries) shall not assert, and hereby waives, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Borrower shall be required (i) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), (ii) for an assignment by GSO or Magnetar, their Affiliates and their Approved Funds to any Person, unless GSO and Magnetar, their Affiliates and their Approved Funds have transferred more than 50% of the Loans and Commitments held by such entities on the Effective Date or, (iii) if an Event of Default has occurred and is continuing, for an assignment to any other Person; and

(B) the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and

Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or, if smaller, the entire remaining principal amount of the Loans held by the assigning Lender, unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which is waived with respect to GSO, Magnetar and their Affiliates and Approved Funds and which may be further waived or reduced at the sole discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower;.

For the purposes of this Section 12.04, “Approved Fund” means a Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is (a) a Lender, (b) an Affiliate of a Lender or (c) managed, advised or sub-advised by a Person or an Affiliate of a Person that manages, advises or sub-advises a Lender or an Affiliate of a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b), and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 12.02(b) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02, and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e), it being understood that the documentation required under Section 5.03(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant shall be subject to Section 4.01 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) Notwithstanding the foregoing, any Lender may grant to a Conduit Lender the option to provide to the Borrower all or any part of any Loan that a Lender would be required to make, and any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender, in each case, without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 12.04(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and by the Loan Parties in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy or other laws for the relief of debtors or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. NOTWITHSTANDING THE FOREGOING, IF ANY PROVISION IN THIS AGREEMENT OR ANY LOAN DOCUMENT CONFLICTS WITH ANY PROVISION IN THE CONFIRMATION ORDER, THE PROVISION IN THE CONFIRMATION ORDER SHALL GOVERN AND CONTROL. UNLESS NOTIFIED IN WRITING OTHERWISE BY THE BORROWER OR ANY LENDER, THE ADMINISTRATIVE AGENT MAY ASSUME THAT THERE ARE NO CONFLICTS BETWEEN THIS AGREEMENT OR ANY LOAN DOCUMENT AND THE CONFIRMATION ORDER.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email (in .pdf or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default under Section 10.01(a) or Section 10.01(b) shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Such Lender shall promptly notify the Borrower after any such set off and application made by such Lender, but the failure to give such notice will not affect the validity of such set off and application. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO

BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement, and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of each Agent and each Lender agrees to keep confidential all non-public information provided to it by the Borrower or any of the Restricted Subsidiaries, the Agents or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof (subject, in the case of such disclosure to any affiliate of the Administrative Agent or a Lender, to the Administrative Agent or such Lender, as applicable, instructing such affiliate to comply with the provisions of this Section 12.11), (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee, (c) to its employees, directors, agents, investment advisors and sub-advisors, funding sources of any Lender or their investment advisors or sub-advisors, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) to the extent it becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 12.13 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Restricted Subsidiary, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. Except as set forth in Section 11.11, there are no third party beneficiaries.

Section 12.14 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Section 12.15 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.16 Special Provisions.

(a) The Borrower hereby confirms the termination of, effective as of the Petition Date, in full the commitments under the Pre-Petition Second Lien Credit Agreement.

(b) The parties hereto have agreed that this Agreement is an amendment and restatement of the Pre-Petition Second Lien Credit Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute credit agreement or novation of the Pre-Petition Second Lien Credit Agreement.

Section 12.17 Amendment and Restatement. It is the intention of each of the parties hereto that the Pre-Petition Second Lien Credit Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all security interests and Liens securing indebtedness and obligations under the Pre-Petition Second Lien Credit Agreement and that all Indebtedness and obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents shall continue to be secured by the Liens and security interests evidenced under the Loan Documents and that this Agreement does not constitute a novation or termination of the obligations and liabilities existing under the Pre-Petition Second Lien Credit Agreement. Without limiting the generality of the foregoing, each Loan Party hereby confirms, ratifies and reaffirms (a) its liabilities, guarantees, indebtedness and obligations under the Pre-Petition Second Lien Credit Agreement, as amended and restated hereby, and (b) the Liens and security interests granted or purported to be granted pursuant to the Loan Documents (as defined in the Pre-Petition Second Lien Credit Agreement), as amended and restated as contemplated by the Loan Documents. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Pre-Petition Second Lien Credit Agreement made under and in accordance with the terms of Section 12.02 of the Pre-Petition

Second Lien Credit Agreement. In addition, unless specifically amended hereby, each of the Loan Documents shall continue in full force and effect. This Agreement restates and replaces, in its entirety, the Pre-Petition Second Lien Credit Agreement; from and after the Effective Date, any reference in any of the other Loan Documents to the “Credit Agreement” shall be deemed to refer to this Agreement.

Section 12.18 Secured Creditors’ Capacities; No Impairment. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, each Loan Party acknowledges and agrees that nothing contained in the Loan Documents, the First Lien Loan Documents or any Organizational Documents of the Loan Parties or their respective Subsidiaries or Affiliates shall affect, limit, alter or impair the rights and remedies of any Secured Creditor (a) in its or their capacity as a lender or as agent for lenders to the Loan Parties or their respective Subsidiaries pursuant to any Loan Document or any other agreement, instrument or document under which any Loan Party or any of their respective Subsidiaries has borrowed money, or (b) in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money. Without limiting the generality of the foregoing, any such Person, to the fullest extent permitted by applicable law, in exercising its rights as a lender or agent, including making its decision on whether to foreclose on any Collateral or other collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as an equity holder or as a party to any agreement, instrument or document other than the Loan Documents, (y) the interests of the Loan Parties or their respective Subsidiaries or (z) any duty it may have to any holder of the Loan Parties’ Equity Interests, except to the extent expressly required under the Loan Documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by any equityholder of the Loan Parties in such capacity shall in any way impact, impair, affect or alter the rights and remedies of any Secured Creditor as a lender or agent. Without limiting the generality of the foregoing, neither this Agreement nor any other Loan Document shall constrain any Secured Creditor from, or give rise to a default upon any Secured Creditor, taking any action or omitting to take any action in any capacity other than that as holders of the Indebtedness under any agreement, instrument or document governing rights as an equity holder of any Loan Party or any Subsidiary thereof. Notwithstanding anything to the contrary set forth herein, the right of the Loan Parties and all other parties are reserved with respect to approving or otherwise waiving any remedies in respect of any action taken (or omission to take action) by any Secured Creditor in any capacity, whether as a holder of Indebtedness hereunder or as an equity holder of a Loan Party, which violates the terms of this Agreement or any other Loan Document, any Organizational Document of the Parent or any other agreements or document entered into in connection therewith to which a Secured Creditor or any of its affiliates is party.

In furtherance of the foregoing and the Plan of Reorganization, each Lender authorizes and directs the Administrative Agent to execute and deliver, on behalf of such Lender, a release agreement substantially in the form of Exhibit L in respect of Atlas Energy Group in its role as the General Partner of ARP prior to the Effective Date.

Section 12.19 OID Legend. If the transactions contemplated by the Prepackaged Plan result in a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3) of the Loans for U.S. federal income tax purposes, the Loans may be treated as issued with original issue discount for U.S. federal income tax purposes. The issue price, amount of original issue discount and yield to maturity of the Loans may be obtained by writing to the Borrower at the address set forth in Section 12.01.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	TITAN ENERGY OPERATING LLC

	By:	/s/ Jeffrey Slotterback
	Name:	Jeffrey Slotterback
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

PARENT:	TITAN ENERGY, LLC

	By:	/s/ Jeffrey Slotterback
	Name:	Jeffrey Slotterback
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

ATLAS RESOURCE PARTNERS HOLDINGS, LLC

ATLAS RESOURCES, LLC

RESOURCE ENERGY, LLC

VIKING RESOURCES, LLC

ATLAS ENERGY COLORADO, LLC

ARP BARNETT, LLC

ARP BARNETT PIPELINE, LLC

ATLAS ENERGY TENNESSEE, LLC

ATLAS PIPELINE TENNESSEE, LLC

ATLAS ENERGY SECURITIES, LLC

ARP RANGELY PRODUCTION, LLC

ARP OKLAHOMA, LLC

ARP MOUNTAINEER PRODUCTION, LLC

ARP PRODUCTION COMPANY, LLC

ATLS PRODUCTION COMPANY, LLC

ATLAS NOBLE, LLC

REI-NY, LLC

RESOURCE WELL SERVICES, LLC

ATLAS ENERGY INDIANA, LLC

ATLAS ENERGY OHIO, LLC

ATLAS BARNETT, LLC

ARP EAGLE FORD, LLC

By:	/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Meghan H. McCauley
Name:	Meghan H. McCauley
Title:	Assistant Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

FS ENERGY & POWER FUND, as a Lender By: GSO Capital Partners LP, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

WAYNE FUNDING LLC, as a Lender By: FS Energy & Power Fund, as Sole Member By: GSO Capital Partners LP, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

FOXFIELDS FUNDING LLC, as a Lender By: FS Energy & Power Fund, as Sole Member By: GSO Capital Partners LP, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

WISSAHICKON CREEK LLC, as a Lender By: FS Investment Corporation II, as Sole Member By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

LEHIGH RIVER LLC, as a Lender By: FS Investment Corporation II, as Sole Member By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

JUNIATA RIVER LLC, as a Lender By: FS Investment Corporation II, as Sole Member By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

JEFFERSON SQUARE FUNDING LLC, as a Lender By: FS Investment Corporation III, as Sole Member By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

MTP ENERGY OPPORTUNITIES FUND LLC, as a Lender By: MTP Energy Management LLC, its managing member By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MTP ENERGY MASTER FUND LTD, as a Lender By: MTP Energy Management LLC, its investment adviser By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT]

ANNEX I

LIST OF COMMITMENTS

Name of Lender	Applicable Percentage	Commitment

Foxfields Funding LLC	15.6000%	43,935,000.00

FS Energy & Power Fund	17.4000%	39,390,000.00

Wayne Funding LLC	7.0000%	17,675,000.00

Wissahickon Creek LLC	4.0000%	10,100,000.00

Lehigh River LLC	10.8000%	27,270,000.00

Juniata River LLC	12.0000%	30,300,000.00

Jefferson Square Funding LLC	13.2000%	33,330,000.00

MTP Energy Master Fund Ltd	15.5200%	39,188,000.00

MTP Energy Opportunities Fund LLC	4.4800%	11,312,000.00

Total	100%	$252,500,000.00

Annex I

EXHIBIT A

FORM OF NOTE

$[ ]	[ ], 201[_]

FOR VALUE RECEIVED, Titan Energy Operating, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay [            ] (the “Lender”), at the office of Wilmington Trust, National Association, at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Meghan McCauley, the principal sum of [            ] Dollars ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement (as hereinafter defined)), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by the Lender of this Note.

This Note is one of the Notes referred to in the Amended and Restated Second Lien Credit Agreement, dated as of September 1, 2016, among the Borrower, Titan Energy, LLC, as Parent, the other lenders from time to time party thereto (including the Lender) and Wilmington Trust, National Association, as administrative and collateral agent for the lenders, and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

[THIS DEBT INSTRUMENT HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE

A-1

DISCOUNT AND THE YIELD TO MATURITY OF THE DEBT INSTRUMENT, PLEASE CONTACT 712 FIFTH AVENUE, 11TH FLOOR, NEW YORK, NY 10019.]1

[1]	To be included in the event that the transactions contemplated by the Prepackaged Plan result in a “significant modification” of the Loans within the meaning of Treasury Regulations Section 1.1001-3 for U.S. federal income tax purposes.

A-2

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

TITAN ENERGY OPERATING, LLC

By:
Name:
Title:

A-3

EXHIBIT B

[Reserved].

B-1

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[            ], 20[_]1

Titan Energy Operating, LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.04 of the Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, Titan Energy, LLC, as Parent, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders (the “Lenders”) from time to time party thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies2 is [            ];

(ii) The effective date3 of the election made pursuant to this Interest Election Request is [            ], 20[_]; [and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and

(iv) [If the resulting Borrowing is a Eurodollar Borrowing, the Interest Period4 applicable to the resulting Borrowing after giving effect to such election is [one] [two] [three] [six] [twelve] months].

1 The Interest Election Request must be delivered (a) in the case of Eurodollar Borrowing, not later than 1:00 p.m., New York, New York time, at least three Business Days before the effective date of such election or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York, New York time, at least three Business Days before the effective date of such election

2 If different options are being elected with respect to different portions of the Borrowing, indicate the portions thereof to be allocated to each resulting Borrowing (in which case, specify the information in paragraphs (iii) and (iv) for each resulting Borrowing).

3 The effective date must be a Business Day.

4 The initial Interest Period must be a period contemplated by the definition of the term “Interest Period” in the Credit Agreement.

C-1

The undersigned certifies that he/she is the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

TITAN ENERGY OPERATING, LLC

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned, a Financial Officer of the Parent, hereby certifies that he/she is a Financial Officer of Titan Energy, LLC, a Delaware limited liability company (the “Parent”) and that as such he/she is authorized to execute this certificate on behalf of the Parent. With reference to the Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among Titan Energy Operating, LLC, a Delaware limited liability company (the “Borrower”), the Parent, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders (the “Lenders”) from time to time party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements (the “Financial Statements”) required by Section 8.01(a) of the Agreement for the fiscal year of the Parent ended as of December 31, 20[__] (the “Reporting Date”), together with the report and opinion of an independent certified public accountant required by such section, including to the effect that such Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements (the “Financial Statements”) required by Section 8.01(b) of the Agreement for the fiscal quarter of the Parent ended as of                 , 20[    ] (the “Reporting Date”). Such Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

2. No Default has occurred as the date hereof.1

3. No Borrowing Base Deficiency exists as of the date hereof.

4. The Non-Conforming Tranche is [not] outstanding as of the date hereof.

5. No “Default” or “Event of Default” under and as defined in the First Lien Credit Agreement exists as of the date hereof.2

1 If a Default has occurred, the Parent shall specify the details thereof and any action taken or proposed to be taken with respect thereto.

2 If a “Default” or “Event of Default” has occurred under the First Lien Credit Agreement, the Parent shall specify the details thereof and any action taken or proposed to be taken with respect thereto.

6. The representations and warranties of the Parent, the Borrower and the other Guarantors set forth in the Agreement and in the other Loan Documents are true and correct on and as of the date hereof except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties are true and correct as of such specified earlier date [other than             ].

7. Attached hereto as Schedule 2 are reasonably detailed calculations showing the Parent’s and the Borrower’s compliance as of the Reporting Date with the requirements of Sections 9.01(a), (b) and (c) of the Agreement.

8. Attached hereto as Schedule 3 is reasonably detailed information regarding all cash dividends and distributions received by any Restricted Subsidiary from Persons other than Restricted Subsidiaries which were included in the calculations of the ratios that are the subject of Section 9.01 of the Agreement, including a reconciliation of the Parent’s calculation of EBITDA versus the calculation of Consolidated Net Income in accordance with GAAP.

9. Attached hereto as Schedule 4 is reasonably detailed information regarding all Asset Dispositions consummated during the fiscal period referred to in paragraph 1 above. Effect has been given to all such Asset Dispositions in the calculation of all financial covenants and other financial metrics required under the Agreement.

10. Attached hereto as Exhibit A is a true and correct copy of the compliance certificate delivered under Section 8.01(c) of the First Lien Credit Agreement for the fiscal the fiscal period referred to in paragraph 1 above, which compliance certificate sets forth reasonably detailed calculations of the First Lien Leverage Ratio.3

3 Note to PH: Please advise whether the compliance certificate with respect to swap agreements required under Section 8.01(d) of the Credit Agreement should also be incorporated here.

EXECUTED AND DELIVERED this              day of [            ], 20[    ].

TITAN ENERGY OPERATING, LLC

By:
Name:
Title:

SCHEDULE 1

Financial Statements

[See Attached.]

SCHEDULE 2

Compliance with Section 9.014

4 NTD: Contents of this Schedule 2 to be conformed to the corresponding Schedule 2 in Exhibit D of the First Lien Credit Agreement.

SCHEDULE 3

Dividends and Distributions

[See Attached.]

SCHEDULE 4

Asset Dispositions

[See Attached.]

EXHIBIT A

First Lien Compliance Certificate

[See Attached.]

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, as contemplated hereby, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

                             [and is an Approved Fund]1

3. Borrower:         Titan Energy Operating, LLC

4. Administrative Agent: Wilmington Trust, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Amended and Restated Second Lien Credit Agreement, dated as of September 1, 2016 among Titan Energy Operating, LLC, as Borrower, Titan Energy, LLC, as Parent, each of the Lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent (the “Administrative Agent”)

1 Select if applicable.

6. Assigned Interest:

Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[2]

$	$	%

$	$	%

$	$	%

Effective Date:                              , 20[    ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

The undersigned hereby consent to the within assignment:3

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

2 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

3 Consents to be included to the extent required by Section 12.04(b) of the Credit Agreement.

TITAN ENERGY OPERATING, LLC

By:
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Non-US Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption Agreement is a completed Administrative Questionnaire in the form provided by the Administrative Agent and (viii) subject to Section 12.04(b)(ii)(B) of the Credit Agreement, together with this Assignment and Assumption Agreement, the parties hereto have delivered to the Administrative Agent a processing and recordation fee of $3,500; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF RESERVE REPORT CERTIFICATE

[September]/[March] 1, 20[__]

This Reserve Report Certificate (“Certificate”) is executed and delivered pursuant to Section 8.11(b) of that certain Amended and Restated Second Lien Credit Agreement, dated as of September 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Titan Energy Operating, LLC (the “Borrower”), Titan Energy, LLC, as Parent, Wilmington Trust, National Association, as administrative and collateral agent (the “Administrative Agent”) and the Lenders from time to time party thereto. Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Credit Agreement.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and Lenders that in all material respects, to the best of the Responsible Officer’s knowledge:

(i) the information contained in the Reserve Report attached hereto as Attachment 1 to this Certificate (“Reserve Report”) and any other information delivered in connection therewith is true and correct, except that with respect to the projections in the Reserve Report, the Responsible Officer only represents that such projections were prepared in accordance with SEC regulations;

(ii) the representations and warranties contained in Section 7.17(a) and Section 7.17(b) of the Credit Agreement remain true and correct in all material respects as of the date hereof except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of the date hereof;

(iii) except as set forth in Attachment 2 to this Certificate, on a net basis there are no gas imbalances or other prepayments made to the Borrower, any Restricted Subsidiary or any Tax Advantaged Drilling Partnership with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary or any Tax Advantaged Drilling Partnership to deliver and transfer ownership at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $2,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons;

(iv) except as listed in Attachment 3 to this Certificate, none of the Oil and Gas Properties of the Loan Parties or the Tax Advantaged Drilling Partnerships have been sold since the date of the last Borrowing Base determination;

(v) attached hereto as Attachment 4 to this Certificate is a list of all marketing agreements entered into subsequent to the later of the Effective Date or the most recently delivered Reserve Report which the Borrower would have been obligated to list on Schedule 7.20 of the Credit Agreement had such agreement been in effect on the Effective Date; and

(vi) attached hereto as Attachment 5 to this Certificate is a schedule of the Oil and Gas Properties evaluated by the Reserve Report that are Mortgaged Properties demonstrating the percentage of the value of all Oil and Gas Properties evaluated in the Reserve Report (other than Tax Advantaged Drilling Partnership Properties) as of the date hereof that the value of such Mortgaged Properties represents.

IN WITNESS WHEREOF, I have hereunto signed this Certificate as of the              day of [Month], 201[_].

TITAN ENERGY OPERATING, LLC

By:
Name:
Title:

ATTACHMENT 1

RESERVE REPORT

ATTACHMENT 2

GAS IMBALANCES, TAKE OR PAY, OR OTHER PREPAYMENTS

ATTACHMENT 3

OIL & GAS PROPERTIES SOLD

ATTACHMENT 4

MARKETING AGREEMENTS ENTERED INTO SUBSEQUENT TO [date]

ATTACHMENT 5

OIL & GAS PROPERTIES that are MORTGAGED PROPERTIES

Mortgaged Property Name	Percentage of the Borrowing Base that the value of Mortgaged Property represents

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement dated as of [            ] (this “Agreement”), is between [            ], a [            ] (the “New Guarantor”), and Wilmington Trust, National Association, in its capacity as collateral agent under the Credit Agreement (defined below) (in such capacity, the “Collateral Agent”). Capitalized terms used in this Agreement without definition have the meanings assigned to those terms in the Guaranty, the Security Agreement, and the Credit Agreement.

RECITALS

A. Pursuant to that certain Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Titan Energy Operating, LLC, a Delaware limited liability company (the “Borrower”), Titan Energy, LLC, a Delaware limited liability company (the “Parent”), the lenders party thereto from time to time (the “Lenders”), and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, the Lenders are deemed to have made loans to the Borrower in an initial aggregate principal amount of $[            ], which debt is a restructuring and rearrangement of the debt of ARP under the Pre-Petition Second Lien Credit Agreement and has been assumed by the Borrower.

B. Pursuant to that certain Amended and Restated Second Lien Guaranty dated as of September 1, 2016 (as amended, restated or otherwise modified from time to time, the “Guaranty”) made by the Parent and the Subsidiaries of the Borrower party thereto from time to time (together with the Parent, the “Guarantors”) in favor of the Collateral Agent for the benefit of the Secured Creditors (as defined in the Guaranty), the Guarantors have guaranteed the payment of the Indebtedness, and pursuant to that certain Amended and Restated Second Lien Security Agreement dated as of September 1, 2016 by the Borrower, the Parent and the Subsidiaries of Borrower party thereto from time to time (together with the Borrower and the Parent, the “Grantors”), and the Agent for the benefit of the Secured Creditors (as defined in the Security Agreement), the Grantors have granted or reaffirmed, as applicable, security interests in the collateral described therein as security for the Indebtedness.

C. Section 4.14 of the Guaranty and Section 9.13 of the Security Agreement provide that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty and Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Agreement. The New Guarantor is executing this Agreement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty and a Grantor under the Security Agreement.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

1. In accordance with Section 4.14 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named as a Guarantor in the Guaranty, and the New Guarantor hereby (a) ratifies, as of the date hereof, and agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty will be deemed to include the New Guarantor.

2. In accordance with Section 9.13 of the Security Agreement, the New Guarantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Guarantor hereby (a) ratifies, as of the date hereof, and agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) subject to the schedule supplements attached hereto, represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Guarantor. In furtherance of the foregoing, the New Guarantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), hereby grants to the Collateral Agent, for the ratable benefit of the Secured Creditors, a security interest in all of the New Guarantor’s right, title and interest in, to and under the Collateral (as defined in the Security Agreement) of the New Guarantor. Each reference to a “Grantor” in the Security Agreement will be deemed to include the New Guarantor.

3. If required, the New Guarantor is, simultaneously with the execution of this Agreement, executing and delivering such Security Instruments (and such other documents and instruments) as requested by the Collateral Agent in accordance with the Credit Agreement.

4. The New Guarantor represents and warrants to the Collateral Agent that:

(a) an executed (or conformed) copy of each of the Loan Documents has been made available to a Responsible Officer of the New Guarantor and such Responsible Officer has a duty to and has read these documents, and has full notice and knowledge of the terms, conditions and effects thereof. The New Guarantor has, independently and without reliance upon any Secured Creditor or any information received from the Secured Creditors, and based upon such documents and information as the New Guarantor has deemed appropriate, made its own analysis of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Indebtedness, and decision to enter into the Guaranty. The New Guarantor has received the advice of its attorney in entering into the Guaranty and the other Loan Documents to which it is a party. The New Guarantor has not relied and will not rely upon any representations or warranties of the Collateral Agent not embodied in the Guaranty or any acts heretofore or hereafter taken by the Collateral Agent (including but not limited to any review by the Collateral Agent of the affairs of Borrower). The New Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower, and the New Guarantor is not relying upon any Secured Creditor to provide (and no Secured Creditor will have a duty to provide) any such information to any Guarantor either now or in the future; and

(b) subject to the schedule supplements attached hereto, the representations and warranties set forth in Article VII of the Credit Agreement are incorporated herein by reference, the same as if stated verbatim herein as representations and warranties made by the New Guarantor, and the New Guarantor, jointly and severally represents and warrants that each of such representations and warranties are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of the date hereof); provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4(b), be deemed to be a reference to such New Guarantor’s knowledge. The Schedules to the Credit Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Guarantor.

5. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.

6. Except as expressly supplemented by this Agreement, the Guaranty and the Security Agreement remain in full force and effect.

7. THIS AGREEMENT IS GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

9. The New Guarantor agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things as may be requested by the Collateral Agent as necessary or advisable to carry out the intents and purposes of this Agreement, the Security Instruments and the Credit Agreement.

10. All communications and notices to the New Guarantor under the Guaranty and the Security Agreement must be in writing and given as provided in Section 4.1 of the Guaranty to the address for the New Guarantor set forth under its signature below.

11. The New Guarantor shall reimburse the Collateral Agent for its reasonable documented out of-pocket expenses in connection with this Agreement, including reasonable fees and documented expenses for legal services.

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Address:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT H

HEDGE FACILITY INTERCREDITOR AGREEMENT

[SEE ATTACHED]

H-1

Execution Version

THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT

dated as of February 23, 2015

among

ATLAS RESOURCES, LLC,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as First Lien Administrative Agent,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Administrative Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Table of Contents

		Page

ARTICLE I
DEFINITIONS

Section 1.1	Defined Terms	2

ARTICLE II
HEDGING COVENANTS

Section 2.1	Hedging Covenants	4

ARTICLE III
RELEASE OF LIENS; HEDGE NOVATION; INSURANCE PROCEEDS

Section 3.1	Release of Security Interests	6
Section 3.2	Hedge Novation	6
Section 3.3	Insurance Proceeds	6

ARTICLE IV
MISCELLANEOUS

Section 4.1	Amendment	6
Section 4.2	Notices	7
Section 4.3	Successors and Assigns	8
Section 4.4	Entire Agreement	8
Section 4.5	Conflicts	8
Section 4.6	Severability	8
Section 4.7	Headings	8
Section 4.8	Governing Law	8
Section 4.9	Consent to Jurisdiction; Waivers	8
Section 4.10	Waiver of Jury Trial	9
Section 4.11	Counterparts	9
Section 4.12	Amendment and Restatement	9
Section 4.13	Effectiveness of Agreement	9

Exhibit A – Form of Novation Confirmation

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This THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of February 23, 2015 and is by and among ATLAS RESOURCES, LLC, a Pennsylvania limited liability company (the “Master General Partner”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent under the Senior Credit Agreement (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent under the Second Lien Credit Agreement (in such capacity and together with its successors in such capacity, the “Second Lien Administrative Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent under the Hedging Facility Agreement (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Master General Partner is a wholly-owned subsidiary of Atlas Resource Partners, L.P., a Delaware limited partnership (the “Parent”).

WHEREAS, the Parent has entered into a Second Amended and Restated Credit Agreement, dated as of July 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), with the lending institutions from time to time party thereto and Wells Fargo Bank, National Association, as the First Lien Administrative Agent.

WHEREAS, the Parent has entered into a Second Lien Credit Agreement, dated as of February 23, 2015 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”) with the lending institutions from time to time party thereto and Wilmington Trust, National Association, as the Second Lien Administrative Agent.

WHEREAS, the Master General Partner is a “Guarantor” and “Loan Party” for purposes of the Credit Agreements (as such terms are defined therein).

WHEREAS, the Master General Partner and certain limited partnerships or limited liability companies qualifying as “Designated Partnerships” under the Senior Credit Agreement, of which the Master General Partner is the general partner or managing member, entered into a hedging facility agreement dated as of March 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Hedging Facility Agreement”) with hedge providers from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Agent.

WHEREAS, upon and during the continuance of certain events of default under the Senior Credit Agreement, the First Lien Administrative Agent may (or at the direction of the First Lien Majority Lenders shall) require the Master General Partner to withdraw one or more property interests held by any or all of the Participating Partnerships in the form of working interests in the Oil and Gas Properties of such Participating Partnerships equal to the Master General Partner’s interest in the revenues of such Participating Partnerships (the “Withdrawal Right”).

WHEREAS, upon and during the continuance of certain events of default under the Second Lien Credit Agreement, the Second Lien Administrative Agent may (or at the direction of the Second Lien Required Lenders shall), but only when and to the extent not prohibited under the Parent Intercreditor Agreement, require the Master General Partner to exercise the Withdrawal Right.

WHEREAS, the Master General Partner, the First Lien Administrative Agent and the Collateral Agent entered into that certain Second Amended and Restated Intercreditor Agreement dated as of July 31, 2013 (as amended, modified or supplemented through the date hereof, the “Existing Intercreditor

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Agreement”) to provide, subject to the terms and conditions set forth therein, (a) for the release of Collateral and novation of hedges in connection with the exercise of the Withdrawal Right by the Master General Partner and (b) for certain covenants with respect to the Hedge Transactions permitted under the Hedging Facility Agreement.

WHEREAS, the Master General Partner, the First Lien Administrative Agent, the Second Lien Administrative Agent, and the Collateral Agent now wish to amend and restate the Existing Intercreditor Agreement in its entirety to add the Second Lien Administrative Agent as a party and provide certain rights and benefits thereto, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree to amend and restate the Existing Intercreditor Agreement in its entirety as follows:

Article I

Definitions

Section 1.1 Defined Terms. Capitalized terms used, but not defined herein, shall have the meanings specified therefore in the Hedging Facility Agreement. As used in this Agreement, the following terms have the following meanings:

“Administrative Agents” means the First Lien Administrative Agent and the Second Lien Administrative Agent.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Calculation Date” means the last Business Day of any calendar quarter, commencing with the last Business Day of March 2012.

“Collateral Agent” has the meaning set forth in the introductory paragraph hereto.

“Credit Agreement Secured Party” means a “Secured Creditor” as such term is defined in the First Lien Security Agreement and the Second Lien Security Agreement.

“Credit Agreements” means the Senior Credit Agreement and the Second Lien Credit Agreement.

“Discharge of First Lien Obligations” has the meaning assigned to such term in the Parent Intercreditor Agreement.

“Discharge of Second Lien Obligations” has the meaning assigned to such term in the Parent Intercreditor Agreement.

“First Lien Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“First Lien Majority Lenders” has the meaning assigned to the term “Majority Lenders” in the Senior Credit Agreement.”

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“First Lien Security Agreement” has the meaning assigned to the term “Security Agreement” in the Senior Credit Agreement.

“Guarantor” means a “Guarantor” as such term is defined in the Senior Credit Agreement and the Second Lien Credit Agreement.

“Hedging Facility Agreement” has the meaning set forth in the Recitals.

“Hedging Facility Secured Party” means a “Secured Party” as such term is defined in the Hedging Facility Agreement.

“Loan Documents” has the meaning assigned to such term in the Credit Agreements.

“Local Business Day” has the meaning assigned to such term in the Approved Master Agreement of the applicable Participating Partnership.

“Majority Lenders” has the meaning assigned to such term in the Senior Credit Agreement.

“Market Quotation” has the meaning assigned to such term in the Approved Master Agreement of the applicable Participating Partnership.

“Mark-to-Market Exposure” means with respect to each Participating Partnership as of each Calculation Date, the amount, if any, that would be payable by such Participating Partnership to each applicable Hedge Provider (expressed as a positive number) or by the applicable Hedge Provider to such Participating Partnership (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of the Approved Master Agreement of such Participating Partnership as if all Swap Agreements of such Participating Partnership were being terminated as of the close of business on the Local Business Day before the applicable Calculation Date; provided that Market Quotation will be determined by the applicable Hedge Provider using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation” in the Approved Master Agreement).

“Master General Partner” has the meaning set forth in the introductory paragraph hereto.

“NYMEX Pricing” means, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil (WTI) futures contract for such month, and (ii) for natural gas, the closing settlement price for the Natural Gas (Henry Hub) futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“Parent” has the meaning set forth in the Recitals.

“Parent Intercreditor Agreement” means the Intercreditor Agreement (as such may be amended, modified or supplemented from time to time in accordance with its terms) dated as of February 23, 2015 by and among Parent, the Guarantors, the First Lien Administrative Agent, and the Second Lien Administrative Agent.

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“PDP PV9” shall mean, with respect to any proved developed producing oil and gas reserves attributable to the Oil and Gas Properties of each Participating Partnership, the net present value, discounted at nine percent (9%) per annum, of the future net revenues expected to accrue to such Participating Partnership’s interests in such proved developed producing oil and gas reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the most recently delivered Reserve Report delivered to the Collateral Agent under the Hedging Facility Agreement after giving effect to (a) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report and (b) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report based on the actual production of Hydrocarbons of such Participating Partnership and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g) of the Hedging Facility Agreement; provided that in any event (i) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (ii) the pricing assumptions used in determining PDP PV9 for any particular reserves shall be based upon the Strip Price and (d) the cash-flows derived from the pricing assumptions set forth in clause (ii) above shall be further adjusted to account for the historical basis differential in a manner acceptable to the Collateral Agent.

“Second Lien Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“Second Lien Credit Agreement” has the meaning set forth in the Recitals.

“Second Lien Required Lenders” has the meaning assigned to the term “Required Lenders” in the Second Lien Credit Agreement.” “Second Lien Security Agreement” has the meaning assigned to the term “Security Agreement” in the Senior Credit Agreement.

“Senior Credit Agreement” has the meaning set forth in the Recitals.

“Strip Price” means, as of any Calculation Date, (a) for the period commencing with the month immediately following the month in which such date occurs and ending on the latest contractual termination date of any Hedge Transaction of such Participating Partnership, the NYMEX Pricing for such period and (b) for periods after such period, the average of such quoted prices for the final 12 months in such period.

“Withdrawal Right” has the meaning set forth in the Recitals.

“Withdrawal Right Interest” means, with respect to any Withdrawal Right, the property interest to be withdrawn by the Master General Partner from a Participating Partnership in the form of a working interest in connection with the exercise of such Withdrawal Right by the Master General Partner.

Article II

Hedging Covenants

Section 2.1 Hedging Covenants. From the Effective Date until the occurrence of the Discharge Date, unless waived in writing by the First Lien Administrative Agent and the First Lien Majority Lenders, the Master General Partner covenants and agrees for itself and on behalf of each Participating Partnership that:

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(a) Single Participating Partnership Collateral Coverage Covenant. The ratio of PDP PV9 of each Participating Partnership over the Mark-to-Market Exposure of the Swap Agreements of such Participating Partnership shall not be less than 2.50 to 1.0 as of each Calculation Date.

(b) Aggregate Participating Partnership Maintenance Limitations. The notional volumes of each Swap Agreement of all Participating Partnerships (when aggregated with all other Swap Agreements then in effect of all Participating Partnerships other than basis differential swaps on volumes already hedged) may not exceed for each month during the period during which any Swap Agreement is in effect: (i) for the first two years following the date of determination (the “Initial Measurement Period”), seventy-five percent (75%), (ii) for the period of three years immediately following the Initial Measurement Period (the “Second Measurement Period”), sixty-five percent (65%) and (iii) for any period following the Second Measurement Period, twenty-five percent (25%), of both the current production and the reasonably anticipated future projected production from proved, developed, producing Oil and Gas Properties of all Participating Partnerships determined by reference to the most recently delivered Reserve Report after giving effect to (A) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of all of the Participating Partnerships since the effective date of such Reserve Report and (B) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of all of the Participating Partnerships since the effective date of such Reserve Report based on the actual production of Hydrocarbons of the Participating Partnerships and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g) of the Hedging Facility Agreement; provided that, the limitations set forth in this Section 2.1(b) shall not apply to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which any Participating Partnership is the buyer of such put options or price floors.

(c) Single Participating Partnership Maintenance Limitations. In no event shall the aggregate notional volumes of the Swap Agreements of any single Participating Partnership exceed, for each month during the period during which any such Swap Agreement is in effect, one hundred percent (100%) of both the current production and the reasonably anticipated future projected production from proved, developed producing Oil and Gas Properties of such Participating Partnership determined by reference to the most recently delivered Reserve Report after giving effect to (i) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report and (ii) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report based on the actual production of Hydrocarbons of such Participating Partnership and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g) of the Hedging Facility Agreement; provided that, the limitations set forth in this Section 2.1(c) shall not apply to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which such Participating Partnership is the buyer of such put options or price floors.

Section 2.2 Determination of Mark-to-Market Exposure. For purposes of Section 2.1(a), each Hedge Provider shall provide the Collateral Agent with the information necessary to enable the Collateral Agent to calculate the Mark-to-Market Exposure as of each Calculation Date. If requested by the Collateral Agent, each Hedge Provider shall provide supporting documentation and the underlying calculations to confirm the accuracy of, and basis for, such information to the reasonable satisfaction of the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent may conclusively rely on the information without investigation.

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Article III

Release of Liens; Hedge Novation; Insurance Proceeds

Section 3.1 Release of Security Interests. Upon receipt of written notice by the Collateral Agent from (a) the First Lien Administrative Agent indicating that the Master General Partner has exercised its Withdrawal Right at the instruction of the First Lien Administrative Agent pursuant to the Senior Credit Agreement or (b), to the extent not prohibited under the Parent Intercreditor Agreement, the Second Lien Administrative Agent indicating that the Master General Partner has exercised its Withdrawal Right at the instruction of the Second Lien Administrative Agent pursuant to the Second Lien Credit Agreement, the Collateral Agent, on behalf of the Hedging Facility Secured Parties, shall, subject to Section 3.2, release its Lien on the applicable Withdrawal Right Interest contemporaneously with its withdrawal from the applicable Participating Partnership; provided such withdrawal occurs in accordance with the Organizational Documents of such Participating Partnership. The Collateral Agent shall (at the Master General Partner’s sole cost and expense), upon the written request of the Master General Partner promptly deliver to the Master General Partner any UCC termination statements, mortgage releases and other documentation as the Master General Partner may reasonably request to evidence the termination and release of the Lien on such Withdrawal Right Interest.

Section 3.2 Hedge Novation. Contemporaneously with the withdrawal of any Withdrawal Right Interest in accordance with Section 3.1, each Participating Partnership and each Hedge Provider party to any Hedge Transaction that is secured by such Withdrawal Right Interest shall novate a portion of each such Hedge Transaction to the Master General Partner to reflect that any rights and obligations arising under any such Hedge Transaction in respect of the notional volumes of the production attributable to the Withdrawal Right Interest shall cease to be rights and obligations of such Participating Partnership and shall no longer be secured pursuant to the Hedging Facility Agreement, but shall be primary obligations of the Master General Partner. Such novation shall be effected pursuant to the 2004 ISDA Novation Definitions and a confirmation substantially in the form of Exhibit A attached hereto. Upon execution of such confirmation, the portion of any Hedge Transaction in respect of the notional volumes of the production attributable to the Withdrawal Right Interest shall cease to be a Hedge Transaction for purposes of the Hedging Facility Agreement and shall be deemed to be a Secured Swap Agreement under the Credit Agreements.

Section 3.3 Insurance Proceeds. The parties hereto acknowledge that in some instances, the Master General Partner maintains insurance on behalf of the Participating Partnerships and that, in such instances, the First Lien Administrative Agent (and upon the Discharge of First Lien Obligations, the Second Lien Administrative Agent) shall be named as “loss payee” with respect to Property loss insurance pursuant to the terms of the Loan Documents and the Hedging Facility Agreement. In the event that either Administrative Agent receives insurance proceeds as a result of the loss of any Property owned by a Participating Partnership, such Administrative Agent shall turn over such proceeds to the Collateral Agent for the benefit of the Hedging Facility Secured Parties. In the event that the Collateral Agent receives insurance proceeds as a result of the loss of any Property owned by Master General Partner, the Collateral Agent shall turn over such proceeds to the First Lien Administrative Agent (and upon the Discharge of First Lien Obligations, the Second Lien Administrative Agent) for application in accordance with the terms of the Parent Intercreditor Agreement.

Article IV

Miscellaneous

Section 4.1 Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except as otherwise provided herein or pursuant to an agreement or agreements in writing entered into by each of (a) until the Discharge of the First Lien Obligations, the First Lien

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Administrative Agent and the First Lien Majority Lenders, (b) until the Discharge of the Second Lien Obligations, the Second Lien Administrative Agent and the Second Lien Required Lenders, (c) the Collateral Agent, and (d) the Master General Partner, and otherwise in accordance with Section 10.1 of the Hedging Facility Agreement.

Section 4.2 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the First Lien Administrative Agent:	Wells Fargo Bank, National Association
1525 W WT Harris Boulevard, 1B1
Charlotte, North Carolina 28262-8522
Fax: (704) 715-0017
Attention: Agency Services

with a copy to:

Wells Fargo Bank, National Association
1445 Ross Avenue, Suite 4500, T9216-451
Dallas, Texas 75202
Fax: (214) 721-8215
Attention: Jason M. Hicks

If to the Second Lien Administrative Agent:	Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Fax: (612) 217-5651
Attention: Meghan McCauley

If to the Collateral Agent:	Wells Fargo Bank, National Association
1525 W WT Harris Boulevard, 1B1
Charlotte, North Carolina 28262-8522
Fax: (704) 715-0017
Attention: Agency Services

with a copy to:

Wells Fargo Bank, National Association
1445 Ross Avenue, Suite 4500, T9216-451
Dallas, Texas 75202
Fax: (214) 721-8215
Attention: Jason M. Hicks

If to the Master General Partner:	Atlas Resources, LLC
1845 Walnut Street, 10th Floor
Philadelphia, Pennsylvania 19118
Fax: (215) 405-3882
Attention: Sean McGrath
Email: SMcGrath@atlasenergy.com

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Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 4.3 Successors and Assigns. This Agreement is binding upon and inures to the benefit of each Credit Agreement Secured Party and each Hedging Facility Secured Party and their respective successors and assigns. If either the First Lien Administrative Agent, Second Lien Administrative Agent or the Collateral Agent resigns or is replaced pursuant to the Senior Credit Agreement, Second Lien Credit Agreement or Hedging Facility Agreement, as applicable, its successor will be a party to this Agreement with all the rights and subject to all the obligations of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly contemplated herein.

Section 4.4 Entire Agreement. This Agreement, together with the Loan Documents and the Hedging Facility Documents, states the complete agreement of the parties relating to the subject matter hereof and thereof and supersedes all oral negotiations and prior writings relating to the subject matter hereof or thereof. This Agreement constitutes a “Loan Document” under the Credit Agreements and a “Hedging Facility Document” under the Hedging Facility Agreement.

Section 4.5 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Hedging Facility Documents or the other Loan Documents, the provisions of this Agreement shall control.

Section 4.6 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 4.7 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 4.8 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 4.9 Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 4.9 any special, exemplary, punitive or consequential damages.

Section 4.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER HEDGING FACILITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.11 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

Section 4.12 Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Existing Intercreditor Agreement. The execution and delivery of this Agreement shall not constitute a novation or release of any obligations owing under the Existing Intercreditor Agreement to any party thereto based on facts or events occurring prior to the execution and delivery of this Agreement.

Section 4.13 Effectiveness of Agreement. The effectiveness of this Agreement is conditioned upon Hedge Providers constituting a Hedge Provider Majority having executed and delivered to the Collateral Agent their approval of this Agreement together with their authorization of the Collateral Agent to execute and deliver this Agreement on their behalf.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF , the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

WELLS FARGO BANK, National Association as First Lien Administrative Agent

By:	/s/ Matthew W. Coleman
Matthew W. Coleman
Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Administrative Agent

By:	/s/ Meghan H. McCauley
Name: Meghan H. McCauley
Title: Assistant Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

WELLS FARGO BANK, National Association, as Collateral Agent

By:	/s/ Matthew W. Coleman
Matthew W. Coleman
Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

ATLAS RESOURCES, LLC

By:	/s/ Sean McGrath
Sean McGrath
Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

Exhibit A

Novation Confirmation

Date:	[•]

To:	[•]
Attention:	[•]
Fax:	[•]

To:	[•]
Attention:	[•]
Email:	[•]

To:	[•]
Attention:	[•]
Email:	[•]

From:	[•]

Re:	Novation Transaction

Ref Nos. Draft -

Dear Sir or Madam:

The purpose of this letter is to confirm a Novation Transaction between the parties on the terms and conditions set forth below effective from the Novation Date. This Novation Confirmation constitutes a Confirmation as referred to in the New Agreement specified below.

1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2005 ISDA Commodity Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	[•]
Novated Amount:	[•]
Transferor:	[•]
Transferee:	[•]
Remaining Party:	[•]
New Agreement (between Transferee and Remaining Party):	ISDA Master Agreement dated as of [•], subject to the laws of the State of New York

3. The terms of each Old Transaction to which this Novation Confirmation relates, for identification purposes, are set forth in Exhibit A attached hereto.

4. The terms of each New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibits B through [•].

Full First Calculation Period:	Applicable, commencing on the Applicable
Effective Date of each New Transaction as
specified in Exhibits B through [•].

5. Other Provisions:	None

6. Miscellaneous Provisions:	None

7. The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to each Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to each New Transaction.

[•]	[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

Exhibit A

Description of
	Trade Date of		Effective Date of				Termination		Total Notional		the Old
Original Ref. No.	Old Transaction		Old Transaction		Novation Date		Date		Quantity		Transaction
[•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]

Exhibit B (Ref. No. [•])

1. The terms of the particular Transaction to which the Confirmation relates are as follows:

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the Third Amended and Restated Intercreditor Agreement to which this acknowledgment is attached, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wilmington Trust, National Association, executed and delivered by the parties thereto on February 23, 2015 (the “Third A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the Third A&R Intercreditor Agreement on its behalf.

[Signature Page Follows]

AGREED AND APPROVED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Hedge Provider

By:	/s/ Matthew W. Coleman
Name:	Matthew W. Coleman
Title:	Director
Date:	2/20/15

[HEDGE PROVIDER ACKNOWLEDGEMENT TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS

RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the Third Amended and Restated Intercreditor Agreement to which this acknowledgment is attached, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wilmington Trust, National Association, executed and delivered by the parties thereto on February 23, 2015 (the “Third A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the Third A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

JPMORGAN CHASE BANK, N.A., as Hedge Provider

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer
Date:	February 20, 2015

[HEDGE PROVIDER ACKNOWLEDGEMENT TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS

RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the Third Amended and Restated Intercreditor Agreement to which this acknowledgment is attached, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wilmington Trust, National Association, executed and delivered by the parties thereto on February 23 , 2015 (the “Third A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the Third A&R Intercreditor Agreement on its behalf

AGREED AND APPROVED:

MERRILL LYNCH COMMODITIES, INC., as Hedge Provider

By:	/s/ Mark Egan
Name:	Mark Egan
Title:	Managing Director
Date:	2-20-15

[HEDGE PROVIDER ACKNOWLEDGEMENT TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS

RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the Third Amended and Restated Intercreditor Agreement to which this acknowledgment is attached, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wilmington Trust, National Association, executed and delivered by the parties thereto on February 23, 2015 (the “Third A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the Third A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

ABN AMRO BANK N.V., as Hedge Provider

By:	/s/ Andy Rowland
Name:	Andy Rowland
Title:	Manager MDH
Date:

[HEDGE PROVIDER ACKNOWLEDGEMENT TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS

RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the Third Amended and Restated Intercreditor Agreement to which this acknowledgment is attached, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wilmington Trust, National Association, executed and delivered by the parties thereto on February 20, 2015 (the “Third A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the Third A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

DEUTSCHE BANK AG, as Hedge Provider

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President
Date:	2/20/15

By:	/s/ Michael Winters
Name:	Michael Winters
Date:	Vice President

[HEDGE PROVIDER ACKNOWLEDGEMENT TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS

RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the Third Amended and Restated Intercreditor Agreement to which this acknowledgment is attached, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wilmington Trust, National Association, executed and delivered by the parties thereto on February 20, 2015 (the “Third A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the Third A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

CITIBANK, N.A., as Hedge Provider

By:	/s/ Phillip Ballard
Name:	Phillip Ballard
Title:	Vice-President
Date:	February 20, 2015

[HEDGE PROVIDER ACKNOWLEDGEMENT TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS

RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the Third Amended and Restated Intercreditor Agreement to which this acknowledgment is attached, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wilmington Trust, National Association, executed and delivered by the parties thereto on February 20, 2015 (the “Third A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the Third A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

NATIXIS, as Hedge Provider

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

By:	/s/ Vikram Nath
Name:	Vikram Nath
Title:	Vice President

[HEDGE PROVIDER ACKNOWLEDGEMENT TO THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT – ATLAS

RESOURCES, LLC]

EXHIBIT I

INTERCREDITOR AGREEMENT

[SEE ATTACHED]

I-1

EXHIBIT I

FORM OF INTERCREDITOR AGREEMENT

EXECUTION VERSION

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

dated as of

September 1, 2016

among

TITAN ENERGY OPERATING, LLC,

as Borrower,

TITAN ENERGY, LLC,

as Parent,

EACH OF THE OTHER GRANTORS PARTY HERETO,

WELLS FARGO BANK, N.A.,

as First Lien Collateral Agent,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Collateral Agent

-i-

-ii-

Section 10.10	Headings	42

Section 10.11	Counterparts	42

Section 10.12	Provisions Solely to Define Relative Rights	42

Section 10.13	Sharing of Information	43

Section 10.14	No Indirect Actions	43

Section 10.15	Amendment and Restatement	43

-iii-

AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of September 1, 2016 (this “Agreement”), among TITAN ENERGY OPERATING, LLC, a Delaware limited liability company (the “Borrower”), TITAN ENERGY, LLC, a Delaware limited liability company (the “Parent”), each of the other undersigned Grantors and the other Grantors from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the First Lien Lenders (in such capacity, the “First Lien Collateral Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as agent for the Second Lien Lenders (in such capacity, the “Second Lien Collateral Agent”).

PRELIMINARY STATEMENT

On July 27, 2016, Atlas Resource Partners, L.P. (“ARP”) and certain of its Subsidiaries (ARP and such Subsidiaries in such capacity, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) commencing their respective cases (the “Bankruptcy Proceedings”) under Chapter 11 of the Bankruptcy Code.

ARP and certain of its Subsidiaries have filed a Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P. et al., Pursuant to Chapter 11 of the Bankruptcy Code (together with all exhibits and schedules thereto, the “Plan of Reorganization”) with the Bankruptcy Court, pursuant to which ARP and certain of its Subsidiaries expect to be reorganized and emerge from the Bankruptcy Proceedings. The Plan of Reorganization was confirmed by the Bankruptcy Court on August 26, 2016.

ARP, certain of its Subsidiaries, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto are parties to that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2013 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Prepetition First Lien Credit Agreement”), and certain other documents executed and delivered in connection therewith, in each case, as amended, amended and restated, supplemented or otherwise modified prior to the date hereof.

ARP, certain of its Subsidiaries, Wilmington Trust, National Association, as administrative agent, and the lenders from time to time party thereto are parties to that certain Second Lien Credit Agreement, dated as of February 23, 2015 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Prepetition Second Lien Credit Agreement”), and certain other documents executed and delivered in connection therewith, in each case, as amended, amended and restated, supplemented or otherwise modified prior to the date hereof.

ARP, Wells Fargo Bank, National Association, as first lien collateral agent (the “Prepetition First Lien Collateral Agent”) and Wilmington Trust, National Association, as second lien collateral agent (the “Prepetition Second Lien Collateral Agent”), entered into that certain Intercreditor Agreement dated as of February 23, 2015 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Intercreditor Agreement”).

Contemporaneously with the execution and delivery hereof and pursuant to the Plan of Reorganization, the Prepetition First Lien Credit Agreement will be amended and restated in its entirety as the First Lien Credit Agreement (as defined below) and the Prepetition Second Lien Credit Agreement will be amended and restated in its entirety as the Second Lien Credit Agreement, pursuant to which the debt of ARP will be restructured and rearranged, and will be assumed by the Borrower.

The Borrower, the Parent, the lenders from time to time party thereto (the “First Lien Lenders”) and Wells Fargo Bank, National Association, as the administrative agent (the “First Lien Administrative Agent”) have entered into the Third Amended and Restated Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “First Lien Credit Agreement”; provided, however, that no such Refinancing shall constitute a First Lien Credit Agreement if the agreement governing such Indebtedness expressly provides that it is not intended to be a First Lien Credit Agreement hereunder).

The Borrower, the Parent, the lenders from time to time party thereto (the “Second Lien Lenders”) and Wilmington Trust, National Association, as administrative agent (the “Second Lien Administrative Agent”) have entered into that certain Amended and Restated Second Lien Credit Agreement, dated the date hereof (as amended, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”).

Pursuant to (i) the First Lien Credit Agreement, the Borrower has caused, and has agreed to cause certain current and future Subsidiaries to, and the Parent has agreed to (A) guarantee the First Lien Obligations pursuant to the Third Amended and Restated Guaranty Agreement, dated as of the date hereof (as amended, modified, supplemented or amended and restated from time to time, the “First Lien Guaranty Agreement”), among the Parent, each other Guarantor party thereto, and the First Lien Collateral Agent and (B) grant a security interest in favor of the First Lien Collateral Agent pursuant to the Third Amended and Restated Security Agreement, dated as of the date hereof (as amended, modified, supplemented or amended and restated from time to time, the “First Lien Collateral Agreement”) among the Parent, the Borrower, each other Guarantor party thereto, and the First Lien Collateral Agent and (ii) the Second Lien Credit Agreement, the Borrower has caused, and has agreed to cause, certain current and future Subsidiaries to, and the Parent shall (A) guarantee the Second Lien Obligations pursuant to the Amended and Restated Guaranty Agreement, dated as of the date hereof (as amended, modified, supplemented or amended and restated from time to time, the “Second Lien Guaranty Agreement”), among the Parent, each other Guarantor party thereto, and the Second Lien Collateral Agent and (B) grant a security interest in favor of the Second Lien Collateral Agent pursuant to the Security Agreement, dated as of the date hereof (as amended, modified, supplemented or amended and restated from time to time, the “Second Lien Collateral Agreement”) among the Borrower, each Guarantor party thereto, and the Second Lien Collateral Agent;

The obligations of (i) the Parent and the Borrower under the First Lien Credit Agreement, (ii) the Borrower, any Subsidiary Guarantor and/or any Subsidiary under any Secured Swap Agreements, (iii) the Borrower, any Guarantor and/or any Subsidiary under any Bank Products Agreements entered into with any Bank Products Bank, and (iv) the Borrower and the Subsidiary Guarantors under the First Lien Collateral Agreement will be secured on a first-priority basis by liens on substantially all the assets of the Parent, the Borrower and each Subsidiary (such current and future Subsidiaries of the Borrower providing a guaranty thereof, the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), pursuant to the terms of the First Lien Security Instruments;

The obligations of (i) the Parent and the Borrower under the Second Lien Credit Agreement, and (ii) the Borrower and the Guarantors under the Second Lien Collateral Agreement will be secured on a second-priority basis by liens on substantially all the assets of the Borrower and the Guarantors, pursuant to the terms of the Second Lien Security Instruments (as defined below);

The First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the First Lien Collateral Agent (on behalf of each First Lien Secured Party) and the Second Lien Collateral Agent (on behalf of each Second Lien Secured Party), intending to be legally bound, hereby agrees as follows:

RECITALS

A. The First Lien Lenders have agreed to make loans and other extensions of credit to the Borrower pursuant to the First Lien Credit Agreement on the condition, among others, that the First Lien Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, the First Lien Collateral.

B. The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement on the condition, among others, that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Second Lien Collateral.

C. The Credit Agreements require, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

D. The Borrower, the Prepetition First Lien Collateral Agent and the Prepetition Second Lien Collateral Agent now wish to amend and restate the Existing Intercreditor Agreement in its entirety, in part to reflect the assumption by the Borrower of the obligations of ARP under the Existing Intercreditor Agreement, subject to the terms and conditions set forth herein. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Intercreditor Agreement and that this Agreement re-evidence the obligations under the Existing Intercreditor Agreement as contemplated hereby.

Accordingly, the parties hereto agree to amend and restate the Existing Intercreditor Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Terms defined above shall have the meanings ascribed to them. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meaning given such terms in the First Lien Credit Agreement as in the effect as of the date here or as amended in accordance with this Agreement; if not defined therein, such terms shall have the meaning given such terms in the Second Lien Credit Agreement as in the effect as of the date hereof or as amended in accordance with this Agreement. As used in this Agreement, the following terms shall have the following meanings:

Section 1.02 Other Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below:

“Bank Products Agreement” shall mean each First Lien Loan Document pursuant to which a Bank Products Bank provides Bank Products (as defined in the First Lien Credit Agreement in effect as of the date hereof) to the Borrower or any of its Subsidiaries on a first lien basis.

“Bank Products Bank” shall mean each “Bank Products Provider”, as defined in the First Lien Credit Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble of this Agreement.

“Borrowing Base” shall have the meaning assigned to such term in the First Lien Credit Agreement as in effect on the date hereof; provided that the Borrowing Base may be modified in accordance with the procedures for modifying the Borrowing Base as set forth in the First Lien Credit Agreement as in effect on the date hereof.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Collateral Agent” shall mean any First Lien Collateral Agent and/or any Second Lien Collateral Agent, as the context may require.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Exposure” shall mean the Swap Termination Value under a Swap Agreement.

“Defaulting First Lien Secured Party” shall have the meaning assigned to such term in Section 3.01(d).

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“Discharge of First Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04:

(a)	payment in full in cash of the principal of and accrued and unpaid interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), expenses (including all legal fees) and premium, if any, on all Obligations outstanding under the First Lien Loan Documents and constituting First Lien Obligations;

(b)	payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c)	expiration, termination or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Administrative Agent and the Issuing Bank, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued and outstanding under the First Lien Credit Agreement;

(d)	payment in full in cash of the Credit Exposure of the Hedge Banks under each Secured Swap Agreement and all related fees, expenses and other amounts owed to the Hedge Banks in connection therewith (or, with respect to any particular Secured Swap Agreement, such other arrangements as have been made by the Borrower or Subsidiary Guarantor and the Hedge Bank who is a party to such Secured Swap Agreement (and communicated to the First Lien Collateral Agent) as provided in the First Lien Credit Agreement);

(e)	termination, assignment, novation, or collateralization of all First Lien Bank Products Obligations and other obligations associated therewith on terms satisfactory to the applicable Bank Products Bank in its sole discretion and consistent with the respective Bank Products Agreement related thereto; and

(f)	termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Agreement.

“Discharge of Second Lien Obligations” shall mean:

(a)	payment in full in cash of the principal of and accrued and unpaid interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), expenses (including all legal fees) and premium, if any, on all Obligations outstanding under the Second Lien Loan Documents and constituting Second Lien Obligations;

(b)	payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; and

(c)	termination or expiration of all commitments, if any, to lend under the Second Lien Credit Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Enforcement Action” shall mean any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of marketing, promoting, and selling Collateral, in each case under the First Lien Loan Documents or the Second Lien Loan Documents;

(c) receive a transfer of Collateral in satisfaction of Indebtedness under the First Lien Loan Documents or the Second Lien Loan Documents or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, exercising voting rights in respect of Equity Interests comprising Collateral, or instructing the Master General Partner to withdraw its ownership interest in a Participating Partnership as provided in Section 10.02(a)(iii) of the First Lien Credit Agreement in effect as of the date hereof); or

(e) the Disposition of Collateral by any Grantor pursuant to the First Lien Loan Documents or the Second Lien Loan Documents after the occurrence and during the continuation of an event of default under the First Lien Loan Documents or the Second Lien Loan Documents with the consent of the First Lien Collateral Agent (or First Lien Secured Parties) or the Second Lien Collateral Agent (or Second Lien Secured Parties), as applicable; provided that “Enforcement Action” will also be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

“Excess First Lien Obligations” shall mean any First Lien Capped Obligations that would constitute First Lien Obligations if not for the First Lien Cap Amount.

“First Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Bank Products Obligations” shall mean any First Lien Obligations arising under any Bank Products Agreement.

“First Lien Cap Amount” shall mean, in respect of First Lien Obligations constituting First Lien Capped Obligations, the greater of (a) $440,000,000 and (b) if the PDP PV10 to Senior Secured Debt Ratio is greater than or equal to 1.10:1.00 at the time of the most recent determination of the Borrowing Base, an amount equal to the Borrowing Base under the First Lien Credit Agreement. For the avoidance of doubt, the calculation of the “First Lien Cap Amount” refers only to the First Lien Capped Obligations and does not include obligations in respect of Secured Swap Agreements, Bank Products Agreements or any other liability constituting a part of the First Lien Obligations.

“First Lien Capped Obligations” shall mean the outstanding principal balance of loans extended pursuant to the First Lien Loan Documents and the face amount of outstanding letters of credit under the First Lien Loan Documents (including, without duplication, unreimbursed letter of credit obligations outstanding under the First Lien Loan Documents).

“First Lien Collateral” shall mean all Property of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any First Lien Obligations.

“First Lien Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“First Lien Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Debt” shall mean the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the First Lien Loan Documents.

“First Lien Guaranty Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation (including, without limitation, Secured Swap Agreements and Bank Products Agreements) , and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“First Lien Obligations” shall mean, subject to clause (c) hereof, the following:

(a) all “Indebtedness” (as such term is defined in the First Lien Credit Agreement) and other obligations outstanding under, and all other obligations in respect of, the First Lien Credit Agreement, the other First Lien Loan Documents, each Secured Swap Agreement and each Bank Products Agreement;

(b) to the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the First Lien Loan Documents are disallowed, disgorged or recharacterized by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations”; and

(c) notwithstanding the foregoing (but solely for purposes of defining the respective rights and obligations between the First Lien Secured Parties and the Second Lien Secured Parties under this Agreement), if the sum of the First Lien Capped Obligations, is in excess of the First Lien Cap Amount, then only that portion of the First Lien Capped Obligations equal to the First Lien Cap Amount shall be included in First Lien Obligations, and interest, fees, reimbursement obligations and other amounts with respect to such Indebtedness and such letters of credit shall constitute and be entitled to the benefits accorded to First Lien Obligations only to the extent related to Indebtedness and face amounts of letters of credit so included in the First Lien Obligations. First Lien Capped Obligations in excess of the First Lien Cap Amount and all interest, fees and other Obligations related to such excess shall constitute Excess First Lien Obligations under this Agreement. Nothing in this clause (c) shall apply to, impair or have any affect whatsoever on, the obligations of the Borrower, the Parent or any other Grantor owing to (x) the First Lien Secured Parties under the First Lien Loan Documents or (y) to the Second Lien Secured Parties under the Second Lien Loan Documents.

“First Lien Required Lenders” shall mean the “Majority Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” shall mean, at any time, (a) the holders of First Lien Obligations at that time, including the First Lien Lenders and the agents under the First Lien Loan Documents and (b) the successors and assigns of each of the foregoing.

“First Lien Security Instruments” shall mean the “Security Instruments”, as defined in the First Lien Credit Agreement (including, without limitation, the First Lien Collateral Agreement and the First Lien Guaranty Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Liens” shall mean all Liens on the First Lien Collateral securing the First Lien Obligations, whether created under the First Lien Security Instruments or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“Governmental Authority” shall mean any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality, political subdivision or any entity or officer thereof exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” shall mean (a) the Borrower, (b) the Parent, (c) each other Person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its Property to secure any First Lien Obligations or any Second Lien Obligations, (d) each other Person that shall have provided a guaranty or other similar credit support for either the First Lien Obligations or the Second Lien Obligations and (e) each other Person that executes and delivers an assumption agreement pursuant to Section 7.05.

“Guarantors” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Hedge Bank” shall mean each Person party to a Secured Swap Agreement (as defined in the First Lien Credit Agreement in effect as of the date hereof).

“Indebtedness” shall mean all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, Secured Swap Agreements or Bank Products Agreements.

“Insolvency Proceeding” shall mean:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Lien” shall mean any interest in Property securing an obligation owed to, or securing a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, charge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations granted to secure or evidence any such obligation or claim. For the purposes of this Agreement, a Grantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“New First Lien Collateral Agent” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.

“Obligations” shall mean the First Lien Obligations and the Second Lien Obligations.

“Other Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 5.02.

“PDP PV10 to Senior Secured Debt Ratio” shall have the meaning assigned to such term in the Second Lien Credit Agreement as in effect as of the date hereof.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.

“Post-Petition Interest” shall mean interest, fees, expenses and other charges that pursuant to the First Lien Loan Documents or the Second Lien Loan Documents, as applicable, continue to accrue pursuant to the First Lien Loan Documents or the Second Lien Loan Documents after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable, disgorged or recharacterized under the Bankruptcy Law or in any such Insolvency Proceeding.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Refinance” shall mean, in respect of any Obligations to concurrently refinance, extend, renew, defease, amend, modify, supplement, restructure, concurrently replace, concurrently refund or concurrently repay, or to concurrently issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and limited to, in the case of First Lien Debt, to the First Lien Cap Amount, regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean indebtedness that Refinances First Lien Obligations or Second Lien Obligations pursuant to Article VII.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Lien Administrative Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Second Lien Collateral” shall mean all Property of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Second Lien Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Guaranty Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents”, as defined in the Second Lien Credit Agreement and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of

Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Second Lien Obligations” shall mean “Indebtedness”, as defined in the Second Lien Credit Agreement and all other obligations in respect of the Second Lien Credit Agreement and the other Second Lien Loan Documents. Second Lien Obligations shall include all interest (including PIK Interest as defined in the Second Lien Credit Agreement) accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Lien Required Secured Parties” shall mean the Second Lien Secured Parties holding more than 50% of the outstanding aggregate principal amount of the Second Lien Obligations.

“Second Lien Secured Parties” shall mean, at any time, (a) the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Second Lien Loan Documents and (b) the successors and assigns of each of the foregoing.

“Second Lien Security Instruments” shall mean the “Security Instruments”, as defined in the Second Lien Credit Agreement (including, without limitation, the Second Lien Collateral Agreement and the Second Lien Guaranty Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Priority Liens” shall mean all Liens on the Second Lien Collateral securing the Second Lien Obligations, whether created under the Second Lien Security Instruments or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Secured Swap Agreement” shall mean a “Secured Swap Agreement”, as defined in the First Lien Credit Agreement in effect as of the date hereof.

“Security Instruments” shall mean the First Lien Security Instruments and the Second Lien Security Instruments.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a)(i).

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, Controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act).

“Swap Termination Value” shall mean, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restriction or consent requirements with respect to, such amendments, supplements or modifications set forth herein or in any Loan Documents) and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency Proceeding;

(c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

LIEN PRIORITIES

Section 2.01 Relative Priorities. Notwithstanding (a) the date, time, method, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, (b) any provision of the UCC or any other applicable law or the provisions of any Security Instrument or any other Loan Document, (c) any defect in, or non-perfection, setting aside, or avoidance of a Lien or a First Lien Loan Document or a Second Lien Loan Document, (d) the modification of a First Lien Loan Document or a Second Lien Loan Document, (e) the exchange of any security interest in any Collateral for a security interest in other Collateral, (f) the commencement of an Insolvency Proceeding or any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Obligation or a Second Lien Obligation or holder of such obligation, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred:

(i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens;

(ii) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens; and

(iii) the First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

Section 2.02 Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

Section 2.03 No New Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, each of the Parent and the Borrower shall not, and shall not permit any of its Subsidiaries to:

(a) grant or permit any additional Liens on any Property to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a senior Lien on such Property to secure the First Lien Obligations; or

(b) grant or permit any additional Liens on any Property to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a junior Lien on such Property to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement.

To the extent that the provisions of this Section 2.03 are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of the First Lien Obligations, cash and cash equivalents may be pledged to secure First Lien Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the First Lien Credit Agreement without granting a Lien thereon to secure any Second Lien Obligations so long as the aggregate amount of such reimbursement obligations and all other First Lien Capped Obligations shall not exceed the First Lien Cap Amount and shall not exceed 105% of the reimbursement obligations in respect of such letters of credit issued.

Section 2.04 Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. To the extent that, notwithstanding this Section 2.04, the First Lien Collateral and Second Lien Collateral are not identical, the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on Second Lien Collateral that is not First Lien Collateral, shall be subject to Section 4.02. In furtherance of the foregoing, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Collateral Agent or the Second Lien Collateral Agent, the specific Property included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents;

(b) that the Second Lien Security Instruments shall be in all material respects in the same form as the First Lien Security Instruments, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement; and

(c) that at no time shall there be any Guarantor in respect of the Second Lien Obligations that is not also a Guarantor in respect of the First Lien Obligations, and vice versa.

Section 2.05 Judgment Creditors. In the event that any Second Lien Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations) to the same extent as all other Liens securing the Second Lien Obligations are subject to the terms of this Agreement.

Section 2.06 Perfection of Liens. Except for the arrangements contemplated by Section 5.01, neither the First Lien Collateral Agent nor the First Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Collateral Agent or the Second Lien Secured Parties. Neither the Second Lien Collateral Agent nor the Second Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the First Lien Collateral Agent or the First Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties on the one hand and the Second Lien Secured Parties on the other hand and such provisions shall not impose on the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent, the Second Lien Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

Section 2.07 No Debt Subordination. Nothing contained in this Agreement is intended to subordinate any debt claim by a Second Lien Secured Party to a debt claim by a First Lien Secured Party. All debt claims of the First Lien Secured Parties and the Second Lien Secured Parties are intended to be pari passu. Nothing in this Agreement will affect the entitlement of any Second Lien Secured Party to receive and retain required payments of interest, principal, and other amounts in respect of a Second Lien Obligation, unless the receipt is expressly prohibited by, or results from the Second Lien Secured Party’s breach of, this Agreement.

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

Section 3.01 Exercise of Rights and Remedies.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to (i) commence and maintain any Enforcement Action (including rights to set-off or credit bid, except that Second Lien Collateral Agent shall have the credit bid rights set forth in Section 3.01(a)(v)), (ii) subject to Section 3.04, make determinations regarding the release or Disposition of, or restrictions with respect to, the Collateral, and (iii) otherwise enforce the rights and remedies of a secured creditor under the UCC and Bankruptcy Laws of any applicable jurisdiction, so long as any proceeds received by the First Lien Collateral Agent in excess of those necessary to achieve Discharge of First Lien Obligations are distributed in accordance with the UCC and applicable law, subject to the relative priorities described in Section 2.01, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing,

(i) in any Insolvency Proceeding, the Second Lien Collateral Agent and any Second Lien Secured Party may file a proof of claim or statement of interest with respect to the Second Lien Obligations;

(ii) the Second Lien Collateral Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Collateral Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement;

(iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement;

(iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03;

(v) the Second Lien Secured Parties may (A) present a cash bid for Collateral or purchase Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (B) credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of First Lien Obligations has occurred or will occur concurrently as a result of a cash bid for such Collateral in addition to such credit bid); provided, however, in no event shall the bid pursuant to this Section 3.01(a)(v) be less than the amount in cash that would be necessary to purchase the First Lien Obligations pursuant to Section 3.01(d) hereof;

(vi) the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions of this Agreement; and

(vii) subject to Section 3.02(a), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period;

(the actions described in clauses (i) through (vii) above being referred to herein as the “Second Lien Permitted Actions”). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive the proceeds of the Collateral, if any, remaining after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

(b) In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion; provided that any proceeds received by the First Lien Collateral Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed to the Second Lien Collateral Agent in accordance with the relative priorities described herein, subject to the UCC and other applicable law. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law.

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that (i) no covenant, agreement or restriction contained in any Second Lien Security Instrument or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents and (ii) the rights of any First Lien Secured Party to enforce any provision of this Agreement or any First Lien Loan Document will not be prejudiced or impaired by (A) any act or failure to act of any Grantor, any other First Lien Secured Party or the First Lien Collateral Agent, or (B) noncompliance by any Person other than such First Lien Secured Party with any provision of this Agreement, any First Lien Loan Document or any Second Lien Loan Document.

(d) Notwithstanding anything in this Agreement to the contrary, following the earliest to occur of (i) the acceleration of the Obligations then outstanding under the First Lien Credit Agreement, (ii) the commencement of an Insolvency Proceeding, or (iii) a payment default with respect to any First Lien Obligations that has not been cured or waived within 60 days after the occurrence thereof, the Second Lien Secured Parties may, at their sole expense and effort, upon notice within thirty (30) days following such acceleration, passage of time following a payment default without cure or the commencement of an Insolvency Proceeding, as the case may be, to the First Lien Collateral Agent and the Borrower, require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Credit Agreement in effect as of the date hereof)), all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Collateral Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of the First Lien Obligations plus all accrued and unpaid interest thereon plus all accrued and unpaid fees and expenses plus all the other First Lien Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement, an amount in cash equal to 105% thereof, and (ii) Lender Swap Agreements that constitute First Lien Obligations, 105% of the aggregate Credit Exposure). In order to effectuate the foregoing, the First Lien Collateral Agent shall calculate, upon the written request of the Second Lien Collateral Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations. Each First Lien Secured Party will retain all rights to indemnification provided by the Borrower in the relevant First Lien Loan

Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 3.01. For the avoidance of doubt, the Second Lien Collateral Agent (on behalf of itself and the other Second Lien Secured Parties) hereby acknowledges and agrees that (A) the obligations of the First Lien Secured Parties to sell their respective First Lien Obligations under this Section 3.01(d) are several and not joint and several, (B) to the extent any First Lien Secured Party breaches its obligation to sell its First Lien Obligations under this Section 3.01(d) (a “Defaulting First Lien Secured Party”), nothing in this Section 3.01(d) shall be deemed to require the First Lien Collateral Agent or any other First Lien Secured Party to purchase such Defaulting First Lien Secured Party’s First Lien Obligations for resale to the Second Lien Secured Parties and (C) in all cases, the First Lien Collateral Agent and each First Lien Secured Party complying with the terms of this Section 3.01(d) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting First Lien Secured Party; provided that nothing in this last sentence of this Section 3.01(d) shall (x) require the Second Lien Secured Parties to purchase less than all of the First Lien Obligations or (y) prohibit the Second Lien Secured Parties from purchasing less than all of the First Lien Obligations if a First Lien Secured Party becomes a Defaulting First Lien Secured Party.

(e) In furtherance of the foregoing Section 3.01(d), the First Lien Collateral Agent promptly upon obtaining knowledge thereof (and in any event, within 3 Business Days) deliver notice to the Second Lien Collateral Agent of any payment default with respect to the First Lien Obligations; provided that the First Lien Collateral Agent’s failure to give such notice under this Section 3.01(f) shall not create any claim or cause of action on the part of any Second Lien Secured Party against the First Lien Collateral Agent for any reason whatsoever.

Section 3.02 No Interference.

(a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency Proceeding has been commenced, the Second Lien Secured Parties:

(i) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, commence any Enforcement Action; provided, however, that the Second Lien Collateral Agent may, subject to the other provisions of this Agreement (including the turnover provisions of Article IV), enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Administrative Agent has delivered to the First Lien Administrative Agent written notice of the earlier of (x) the date on which an Event of Default under any Second Lien Loan Document has occurred and (y) the date on which the Second Lien Obligations have been accelerated (the “Standstill Period”); provided further, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, except for Second Lien Permitted Actions, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party commence an Enforcement Action with respect to any Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such Enforcement Action, if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), an Enforcement Action with respect to any portion of the Collateral;

(ii) will not contest, protest or object to any Enforcement Action brought by the First Lien Collateral Agent or any other First Lien Secured Party, including any Enforcement Action by any First Lien Secured Party relating to the Collateral;

(iii) subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Collateral Agent or any other First Lien Secured Party from commencing or pursuing any Enforcement Action with respect to the Collateral;

(iv) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any Enforcement Action with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(v) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(vi) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Security Instrument, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

provided, however, that, in the case of clauses (i) through (vii) above, it is the intention of the parties hereto that the Liens granted to secure the Second Lien Obligations of the Second Lien Secured Parties shall attach to any proceeds remaining from any such Enforcement Action taken by the First Lien Collateral Agent or any First Lien Secured Party in accordance with this Agreement after application of such proceeds to Discharge the First Lien Obligations.

Section 3.03 Rights as Unsecured Creditors. The Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors (other than initiating or joining in an involuntary case or proceeding under the Bankruptcy Code prior to the end of the Standstill Period); provided that no such action is otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the acceleration of the Second Lien Obligations, the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest , fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien (including any judgment Lien resulting from the exercise of remedies available to an unsecured creditor).

Section 3.04 Automatic Release of Second Priority Liens.

(a) If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents other than pursuant to an Enforcement Action or (ii) an Enforcement Action, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor (other than the Parent) from its obligations under its guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted after the occurrence of the Discharge of First Lien Obligations, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Collateral Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, (i) in the case of a Disposition of Collateral (other than any such Disposition in connection with an Enforcement Action taken in connection with the First Lien Obligations with respect to the Collateral), the Second Priority Liens shall not be so released if such Disposition is not permitted under the terms of the Second Lien Loan Documents, and (ii) any proceeds received from such Disposition in connection with an Enforcement Action taken in connection with the First Lien Obligations with respect to the Collateral shall be applied by the First Lien Collateral Agent to the First Lien Obligations.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

Section 3.05 Notice of Exercise of Second Liens. Each Second Lien Lender agrees that upon termination of the Standstill Period or such longer period as provided in Section 3.02(a), if any Second Lien Lender or the Second Lien Collateral Agent or other representative of such Second Lien Lender intends to commence any Enforcement Action, then such Second Lien Lender or the Second Lien Collateral Agent or other representative shall promptly deliver notice thereof in writing to the First Lien Collateral Agent. Any such notice may be given during the Standstill Period.

Section 3.06 Insurance and Condemnation Awards. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Collateral Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents, (c) third, after the Discharge of First Lien Obligations and if no Second Lien Obligations are outstanding, paid to the First Lien Collateral Agent in respect of any Excess First Lien Obligations, and (d) fourth, if no Second Lien Obligations are outstanding, be paid to the owner of the subject Property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Collateral Agent in accordance with Section 4.02.

ARTICLE IV

PAYMENTS

Section 4.01 Application of Proceeds. Until the Discharge of First Lien Obligations and the Discharge of the Second Lien Obligation, and regardless of whether an Insolvency Proceeding has been commenced, any Collateral or proceeds thereof received by the First Lien Collateral Agent or the Second Lien Collateral Agent in connection with any Disposition of, or collection on, such Collateral following an Enforcement Action shall be applied: first, to the payment in full in cash or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Administrative Agent and the Issuing Bank, but in no event greater than 105% of the aggregate undrawn face amount of all letters of credit issued and outstanding under the First Lien Credit Agreement) of all First Lien Obligations that are not Excess First Lien Obligations; second, to the payment in full in cash of the Second Lien Obligations; and third, to the payment in full in cash of any Excess First Lien Obligations, in each case as specified in the First Lien Loan Documents or the Second Lien Loan Documents, as applicable. Notwithstanding the foregoing, any non-cash Collateral or non-cash proceeds will be held by the First Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, first, to the Second Lien Collateral Agent, and second, upon the Discharge of the Second Lien Obligations, to the Borrower or as a court of competent jurisdiction may otherwise direct.

Section 4.02 Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with Property or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.

Section 4.03 Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent and the Second Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the Property intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03, which appointment is irrevocable and coupled with an interest.

ARTICLE V

BAILMENT

Section 5.01 Bailment for Perfection of Certain Security Interests.

(a) The First Lien Collateral Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of the First Lien Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Collateral Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as bailee and agent for the Second Lien Collateral Agent (such bailment or agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(A)(2) and 9-313(C) of the UCC). The First Lien Collateral Agent shall not charge the Second Lien Secured Parties a fee for holding such Collateral as bailee pursuant hereto.

(b) So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist until the expiration of the

Standstill Period or such longer period as provided under Section 3.02(a). The obligations and responsibilities of the First Lien Collateral Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Article V. Without limiting the foregoing, the First Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Instrument or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.

(c) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty (other than a representation of the First Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged or Controlled Collateral), (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Collateral Agent, and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(d), the First Lien Collateral Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Collateral Agent or any Second Lien Secured Party to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

(d) The First Lien Collateral Agent shall not be required to take any such action requested by the Second Lien Collateral Agent that the First Lien Collateral Agent reasonably and in good faith believes exposes it to personal liability for expenses or other amounts unless the First Lien Collateral Agent receives an indemnity reasonably satisfactory to it from the Second Lien Collateral Agent or Second Lien Secured Parties with respect to such action.

Section 5.02 Bailment for Perfection of Certain Security Interests – Other Control Collateral (Second Lien Collateral Agent). Each of the Second Lien Collateral Agent, each Second Lien Lender and each First Lien Lender agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Second Lien Collateral Agent, such Second Lien Lender or such First Lien Lender or of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Second Lien Collateral Agent, Second Lien Lender or First Lien Lender, as applicable, shall, solely for the purpose of perfecting the First Priority Liens granted under the First Lien Loan Documents and the Second Priority Liens granted under the Second Lien Loan Documents, also hold such Other Pledged or Controlled Collateral as bailee for the First Lien Collateral Agent and, in the case of a Second Lien Lender or a First Lien Lender, also hold such Other Pledged or Controlled Collateral as bailee for the Second Lien Collateral Agent. No obligations shall be imposed on the Second Lien Collateral Agent, any First Lien Lender or Second Lien Lender by reason of this Section 5.02, and none of the First Lien Collateral Agent, Second Lien Collateral Agent, First Lien Lender or Second Lien Lender shall have a fiduciary relationship in respect of any other party. No party shall be required to take any action requested by any other party that such party reasonably and in good faith believes exposes it to personal liability for expenses or other amounts unless such party receives an indemnity satisfactory to it from the party requesting action. No Second Lien Lender, First Lien Lender or Second Lien Collateral Agent shall charge the First Lien Collateral Agent a fee for holding such Collateral as bailee pursuant hereto.

ARTICLE VI

INSOLVENCY PROCEEDINGS

Section 6.01 Finance and Sale Matters.

(a) Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Second Lien Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement;

(iii) will agree that any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by First Lien Collateral Agent to be paid prior to the Discharge of First Lien Obligations be deemed for purposes of Section 6.01(a): (A) to be a use of cash collateral; and (B) not to be a principal amount of DIP Financing at the time of such consent;

(iv) will not provide DIP Financing to a Borrower or other Grantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations;

(v) except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and

(vi) will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition so long as the interests of the Second Lien Secured Parties in the Collateral (and any post-petition Property subject to adequate protection liens, if any, in favor of the Second Lien Collateral Agent) attach to the proceeds thereof, subject to the terms of this Agreement.

(b) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other Person in contesting, (i) any request by the First Lien Collateral Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Collateral Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations.

(c) Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financings to the extent that the sum of (i) the aggregate principal amount of the DIP Financing plus (ii) the aggregate amount of Indebtedness for borrowed money constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents plus (iii) the aggregate face amount of any letters of credit issued and outstanding under the First Lien Credit Agreement does not exceed the sum of (A) the First Lien Cap Amount plus (B) $90,000,000.

Section 6.02 Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Collateral Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

Section 6.03 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same Property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.04 Post-Petition Interest.

(a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of Post-Petition Interest.

(b) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of Post-Petition Interest.

Section 6.05 Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency Proceeding.

Section 6.06 Certain Voting Matters. Each of the First Lien Collateral Agent, on behalf of the First Lien Secured Parties and the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding. Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Collateral Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

Section 6.07 Separate Grants of Security and Separate Classification. Each of the First Lien Collateral Agent, on behalf of the First Lien Secured Parties and the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Loan Documents and the Second Lien Loan Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Lenders and Second Lien Lenders in respect of the Collateral constitute only one secured claim (rather than separate classes of first lien and second lien senior secured claims), then the Second Lien Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of first lien and second lien senior secured claims against the Borrower and/or other Grantors in respect of the Collateral with the effect being that (i) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Lenders), the First Lien Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Lien Lenders and (ii) the Second Lien Lenders hereby acknowledge and agree to turn over to the First Lien Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Lenders.

ARTICLE VII

OTHER AGREEMENTS

Section 7.01 Matters Relating to Loan Documents.

(a) The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Obligations under the First Lien Credit Agreement may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided (1) that any such amendment, supplement or modification is not inconsistent with the terms of this Agreement and, (2) in the case of a Refinancing, the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Collateral Agent to the terms of this Agreement; provided, further, that any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Lien Required Secured Parties:

(i) contravene the provisions of this Agreement;

(ii) increase the then-outstanding principal amount of the Indebtedness outstanding under the First Lien Credit Agreement to an amount in excess of the First Lien Cap Amount;

(iii) amend or modify any lien and/or payment priorities within any First Lien Loan Document among the First Lien Obligations (including creation of any “first-out” or “last-out” tranche of First Lien Obligations);

(iv) modify a covenant or event of default that directly restricts one or more Grantors from making payments under the Second Lien Loan Documents that would otherwise be permitted under the First Lien Loan Documents as in effect on the date hereof;

(v) increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate, by imposing fees or premiums, or by modifying the method of computing or paying interest, or modify or implement any letter of credit, commitment, facility, utilization, make-whole or similar fee so that the yield on such Indebtedness is increased by more than 2.75% per annum in excess of the total yield on Indebtedness outstanding thereunder as in effect on the date hereof (excluding increases (A) in the underlying reference rate not caused by any amendment, supplement, modification, or Refinancing of the First Lien Credit Agreement, or (B) resulting from the accrual of interest at the default rate);

(vi) directly or indirectly amend or modify the definition of Borrowing Base or Section 2.07 of the First Lien Credit Agreement in each case in effect as of the date hereof in a manner that is not customary for the commercial bank market at the time of such amendment, supplement, modification or Refinancing;

(vii) add to the First Lien Collateral other than as specifically provided by this Agreement;

(viii) change any default or event of default thereunder in a manner that would have the effect of making such default or event of default more restrictive than those under the Second Lien Loan Documents;

(ix) change (to earlier dates) any dates upon which payments of principal are due thereon; or

(x) modify (or undertake any action having the effect of a modification of) (A) the mandatory prepayment provisions of the First Lien Credit Agreement in a manner materially adverse to the Second Lien Lenders or (B) clause (iv) of the definition of “Consolidated Cash Balance”, Section 3.04(c)(v), Section 9.02(i) or Section 9.04(b) of the First Lien Credit Agreement in manner adverse to the Second Lien Lenders.

(b) Until the Discharge of the First Lien Obligations occurs, without the prior written consent of the First Lien Required Lenders, no Second Lien Loan Document may

be amended, restated, supplemented or otherwise modified, or entered into, or Refinanced (unless such amendment, restatement or replacement results in the Second Lien Obligations becoming unsecured or such Refinancing is with unsecured Indebtedness, in each case, to the extent permitted by Section 9.02(i) of the First Lien Credit Agreement as in effect on the date hereof) to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document, or such Refinancing would:

(i) contravene the provisions of this Agreement;

(ii) add to the Second Lien Collateral other than as specifically provided by this Agreement;

(iii) change any default or event of default thereunder in a manner that would have the effect of making such default or event of default more restrictive than those under the First Lien Loan Documents;

(iv) change (to earlier dates) any dates upon which payments of principal are due thereon;

(v) modify (or undertake any action having the effect of a modification of) (A) the mandatory prepayment provisions of the Second Lien Credit Agreement in a manner materially adverse to the First Lien Lenders or (B) Section 3.04(c)(i) or Section 3.04(c)(iv) of the Second Lien Credit Agreement in a manner adverse to the First Lien Lenders;

(vi) modify a covenant or event of default that directly restricts one or more Grantors from making payments under the First Lien Loan Documents that would otherwise be permitted under the Second Lien Loan Documents as in effect on the date hereof;

(vii) increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate, by imposing fees or premiums, or by modifying the method of computing or paying interest, or modify or implement any letter of credit, commitment, facility, utilization, make-whole or similar fee so that the yield on such Indebtedness is increased by more than 2.75% per annum in excess of the total yield on Indebtedness outstanding thereunder as in effect on the date hereof (excluding increases (A) in the underlying reference rate not caused by any amendment, supplement, modification, or Refinancing of the Second Lien Credit Agreement, or (B) resulting from the accrual of interest at the default rate); or

(c) Each of the Borrower and the Second Lien Collateral Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Instrument shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Collateral Agent, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) Notwithstanding anything herein to the contrary, no consent, waiver or amendment to any First Lien Security Instrument or any Second Lien Security Instrument shall become effective unless consented to by both the First Lien Required Lenders and the Second Lien Required Secured Parties.

Section 7.02 Effect of Refinancing of Indebtedness under First Lien Loan Documents. If, substantially contemporaneously with the Discharge of First Lien Obligations and subject to consent of the Second Lien Required Secured Parties, the Borrower Refinances the First Lien Obligations (including an increase thereof (up to the First Lien Cap Amount), or any change to the terms thereof to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is permitted hereby, (b) the Borrower gives to the Second Lien Collateral Agent written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness and (c) the collateral agent representing such Refinancing of the First Lien Obligations signs an intercreditor agreement with the Second Lien Collateral Agent substantially in the form of this Agreement, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Instruments for all purposes of this Agreement, (iv) the Collateral Agent under the New First Lien Loan Documents (the “New First Lien Collateral Agent”) shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Collateral Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Collateral Agent may reasonably request in order to provide to the New First Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent in all respects with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Collateral Agent is appointed to provide that the New First Lien Collateral Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New First Lien Obligations are secured by Property of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant a Second Priority Lien on such Property to secure the Second Lien Obligations.

Section 7.03 No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions and as may otherwise be expressly provided herein, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

Section 7.04 Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

Section 7.05 Further Assurances. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each of the Parent and the Borrower, for itself and on behalf of its Subsidiaries that are Grantors, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein. The parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence. Each Grantor party hereto agrees to cause each of its Subsidiaries formed or acquired after the date hereof that is a Grantor to become a party for all purposes of this Agreement by executing and delivering an assumption agreement in form and substance acceptable to the First Lien Collateral Agent and the Second Lien Collateral Agent.

Section 7.06 Notice of Exercise of Remedies. Subject to the terms of this Agreement, each of the First Lien Collateral Agent and the Second Lien Collateral Agent shall endeavor to provide advance notice to each other of an acceleration of any Obligations in respect of the First Lien Obligations or the Second Lien Obligations, as the case may be (other than with respect to any automatic accelerations thereunder); provided, however, neither party’s failure to give such notice under this Section 7.06 shall create any claim or cause of action on the part of the other party against the party failing to give such notice for any reason whatsoever. Nothing contained in this Section 7.06 shall limit, restrict, alleviate, or amend any notice requirement otherwise provided in this Agreement or otherwise required under applicable law.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

Section 8.02 Representations and Warranties of Each Collateral Agent. Each Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Loan Documents or the Second Lien Loan Documents, as applicable, to enter into this Agreement.

ARTICLE IX

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE

Section 9.01 No Reliance; Information. Each Collateral Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analyses and decisions to enter into the Loan Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other Loan Document to which they are party. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to the Borrower or any of its Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

Section 9.02 No Warranties or Liability.

(a) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any other First Lien Secured Party, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Collateral Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

Section 9.03 Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Loan Document;

(b) subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the First Lien Obligations or the Second Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Obligations that are revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or, in any other term of, all or any portion of the First Lien Obligations or the Second Lien Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

(e) the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or guaranty agreements, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guaranty securing any First Lien Obligations or Second Lien Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the First Lien Obligations, or the Second Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or delivered by electronic mail to the electronic mail address, as follows:

(i) if to the Borrower or any other Grantor, to it at Titan Energy Operating, LLC, 712 Fifth Avenue, 11th Floor, New York, NY, Attn: Betsy Toney, Email: btoney@atlasenergy.com; and Christine Bausch, Email: cbausch@atlasenergy.com;

(ii) if to the First Lien Collateral Agent, to it at Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. 1st Floor, MAC D1109-019, Charlotte, North Carolina 28262-8522, Attn: Agency Services (Facsimile No. (704) 590-2782), with a copy to Wells Fargo Bank, National Association, 1445 Ross Avenue, Suite 4500, T9216-451, Dallas, Texas 75202, Attn: Bryan M. McDavid (Facsimile No. (713) 652-5874); and

(iii) if to the Second Lien Collateral Agent, to it at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Meghan McCauley, (Telecopy No.: 612.217.5651, Email: MMcCauley@WilmingtonTrust.com) with a copy to Lindquist & Vennum LLP, 4200 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402, Attention of Mark C. Dietzen, Esq. (Telecopy No. 612.371.3207, Email: MDietzen@lindquist.com).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if the sender receives an acknowledgement of receipt (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agents, provided that the foregoing shall not apply to notices to any party if such party has notified the other parties hereto that it is incapable of receiving notices by electronic communication.

Unless the applicable Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each Grantor and each Collateral Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.02 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

Section 10.03 Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, hereby waives any and all rights the First Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

Section 10.04 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.05 Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent and, in the case of waivers, amendments or modifications (x) of Sections 4.01, 7.02, or 10.05(b), the Borrower or (y) that directly and materially affect the rights or duties of any Grantor, such Grantor.

(c) Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, any such payment that is paid over to the First Lien Collateral Agent pursuant to this Agreement shall be deemed a payment on the First Lien Obligations and shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Collateral Agent redelivers any such payment to the Second Lien Collateral Agent.

Section 10.06 Applicable Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) Each party to this Agreement agrees that service of process in any such action or proceeding may, to the extent permitted by applicable law, be effected by delivering a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.01 or at such other address of which the Collateral Agents shall have been notified pursuant thereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.07 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.07.

Section 10.08 Parties in Interest. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 10.09 Specific Performance. Each Collateral Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

Section 10.10 Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. No Person is a third-party beneficiary of this Agreement. Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 10.13 Sharing of Information. The Grantors agree that any information provided to the First Lien Collateral Agent, the Second Lien Collateral Agent, any First Lien Secured Party or any Second Lien Secured Party may be shared by such Person with any First Lien Secured Party, any Second Lien Secured Party, the First Lien Collateral Agent or the Second Lien Collateral Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Loan Documents and the Second Lien Loan Documents, as applicable.

Section 10.14 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

Section 10.15 Amendment and Restatement.

This Agreement constitutes an amendment and restatement of the Existing Intercreditor Agreement. This Agreement shall not constitute a novation or termination or release of the Existing Intercreditor Agreement or of any obligations owing under the Existing Intercreditor Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TITAN ENERGY OPERATING, LLC

By:	/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

PARENT:

TITAN ENERGY, LLC

By:	/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

GRANTORS:

ATLAS RESOURCE PARTNERS HOLDINGS, LLC
ATLAS RESOURCES, LLC
RESOURCE ENERGY, LLC
VIKING RESOURCES, LLC
ATLAS ENERGY COLORADO, LLC
ARP BARNETT, LLC
ARP BARNETT PIPELINE, LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS PIPELINE TENNESSEE, LLC
ATLAS ENERGY SECURITIES, LLC
ARP RANGELY PRODUCTION, LLC
ARP OKLAHOMA, LLC
ARP MOUNTAINEER PRODUCTION, LLC
ARP PRODUCTION COMPANY, LLC
ATLS PRODUCTION COMPANY, LLC
ATLAS NOBLE, LLC
REI-NY, LLC
RESOURCE WELL SERVICES, LLC
ATLAS ENERGY INDIANA, LLC
ATLAS ENERGY OHIO, LLC
ATLAS BARNETT, LLC
ARP EAGLE FORD, LLC

By:	/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

ANNEX I

Provision for the Second Lien Credit Agreement

“Reference is made to the Amended and Restated Intercreditor Agreement dated as of September 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Parent, the Borrower, the other Grantors party thereto from time to time, Wells Fargo Bank, National Association, as First Lien Collateral Agent (as defined therein), and Wilmington Trust, National Association, as Second Lien Collateral Agent (as defined therein). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Lenders (as defined in the Intercreditor Agreement) to permit the incurrence of Obligations under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Security Instruments

“Reference is made to the Amended and Restated Intercreditor Agreement dated as of September 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Parent, the Borrower, the other Grantors party thereto from time to time, Wells Fargo Bank, National Association, as First Lien Collateral Agent (as defined therein), and Wilmington Trust, National Association, as Second Lien Collateral Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Annex I

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Titan Energy Operating, LLC, as Borrower, Titan Energy, LLC, as Parent, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN/W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                              , 20[ ]

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Titan Energy Operating, LLC, as Borrower, Titan Energy, LLC, as Parent, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN/W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                              , 20[ ]

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Titan Energy Operating, LLC, as Borrower, Titan Energy, LLC, as Parent, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN/W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN/W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                              , 20[ ]

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Titan Energy Operating, LLC, as Borrower, Titan Energy, LLC, as Parent, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN/W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN/W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                              , 20[ ]

EXHIBIT K

FORM OF SOLVENCY CERTIFICATE

Date: September 1, 2016

This Solvency Certificate (this “Certificate”) is being delivered pursuant to Section 6.01(d)(v) of that certain Amended and Restated Second Lien Credit Agreement dated as of September 1, 2016 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Titan Energy Operating, LLC, as Borrower, Titan Energy, LLC, as Parent, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders (the “Lenders”) from time to time party thereto. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

The undersigned is a Financial Officer of the Parent and hereby certifies as of the date hereof, both before and after giving effect to the Credit Agreement and the transactions contemplated thereby, to the best of [his/her] knowledge and in [his/her] capacity as an officer of the Parent, and not individually, as follows:

1.	I have responsibility for (a) the management of the financial affairs of the Parent and its Subsidiaries and the preparation of financial statements of the Parent, and (b) reviewing the financial and other aspects of the transactions contemplated by the Credit Agreement.

2.	I have carefully prepared and/or reviewed the contents of this Certificate and have conferred with counsel for the Parent for the purpose of discussing the meaning of any provisions herein that I desired to have clarified.

3.	In preparation for the consummation of the transactions contemplated by the Credit Agreement, (i) I have prepared and/or reviewed a pro forma balance sheet as of [●], 2016 and pro forma income projections and pro forma cash flow projections for each fiscal year during the term of the Credit Agreement for the Parent and its Subsidiaries on a consolidated basis, in each case after giving effect to the consummation of the transactions contemplated by the Credit Agreement, and (ii) I have made such investigation and inquiries as to the financial condition of the Parent and its Subsidiaries as I deem necessary and prudent for the purpose of providing this Certificate. The pro forma balance sheet has been prepared utilizing what I believe are reasonable estimates of the “fair value” and “present fair saleable value” of the assets of the Parent and its Subsidiaries. Although any projections may by necessity involve uncertainties and approximations, the projections are based on good faith estimates and assumptions believed by me, in my capacity as a Financial Officer of the Parent, the Borrower and each other Subsidiary, to be reasonable. I understand that the Administrative Agent and the Lenders are relying on this Certificate in extending credit to the Borrower and its Affiliates pursuant to the Credit Agreement.

4.	Based upon the foregoing and upon the best of my knowledge after due diligence, I have concluded as follows:

a.	The “present fair saleable value” of the assets of the Parent and its Subsidiaries, on a consolidated basis, exceed: (x) the total liabilities of the Parent and its Subsidiaries (including probable liabilities in respect of contingent and unliquidated liabilities and unmatured liabilities), on a consolidated basis, and (y) the amount required to pay such liabilities as they become absolute and matured.

b.	The Parent and its Subsidiaries, on a consolidated basis, do not have an unreasonably small amount of capital with which to conduct its business after giving due consideration to the industry in which it is engaged.

c.	The Parent and its Subsidiaries, on a consolidated basis, are able and expect to be able to pay their debts and liabilities (including probable liabilities in respect of contingent and unliquidated liabilities and unmatured liabilities) as they become absolute and matured.

d.	The Parent and its Subsidiaries, on a consolidated basis, have not executed the Loan Documents or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

In computing the amount of such contingent and unliquidated liabilities as of the date hereof, such liabilities have been computed at the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto executed and delivered this certificate as a Financial Officer of the Parent and not in [his/her] individual capacity, as of the date first written above.

TITAN ENERGY, LLC

By:
Name:
Title:

EXHIBIT L

FORM OF RELEASE

September 1, 2016

Atlas Energy Group, LLC

712 Fifth Avenue, 11th Floor

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the (i) Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resources Partners, L.P., et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”), (ii) Amended and Restated Second Lien Credit Agreement, dated as of September 1, 2016 (the “Credit Agreement”), by and among Titan Energy Operating,, LLC, a Delaware limited liability company (the “Borrower”), Titan Energy, LLC, a Delaware limited liability company (the “Parent”), each of the lenders party thereto on the date hereof (the “Lenders”) and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and (iii) Second Lien Credit Agreement, dated as of February 23, 2015 by and among Atlas Resources Partners, L.P., a Delaware limited partnership (“ARP”), the lenders from time to time party thereto, and Wilmington Trust, National Association (including its predecessors, successors, and assigns) in its capacities as administrative agent and collateral agent (the “Pre-Petition Second Lien Credit Agreement”). All capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan of Reorganization.

ARP and certain of its affiliates filed the Plan of Reorganization with the Bankruptcy Court, pursuant to which ARP and certain of its subsidiaries expect to be reorganized and emerge from the Chapter 11 Cases. The Plan of Reorganization was confirmed by the Bankruptcy Court on August 26, 2016. Pursuant to the Plan of Reorganization, Atlas Energy Group, LLC, a Delaware limited liability company (“AEG”) will no longer be the general partner of ARP.

Pursuant to the Plan of Reorganization and the Confirmation Order, (i) the Borrower will assume all of ARP’s obligations arising under the Pre-Petition Second Lien Credit Agreement, pursuant to the terms of the Credit Agreement, including ARP’s indemnification obligations pursuant to Section 12.03 of the Pre-Petition Second Lien Credit Agreement, (ii) the other Loan Parties will guarantee such obligations pursuant to a Guaranty in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties (each as defined in the Credit Agreement), and (iii) the Pre-Petition Second Lien Credit Agreement will be amended and restated in its entirety and superseded pursuant to, and to the extent set forth in, the Credit Agreement (it being understood that such amendment and restatement shall not constitute a novation of the liabilities, indebtedness and obligations of the parties under the Pre-Petition Second Lien Credit Agreement).

In connection with the Borrower’s agreement to execute and deliver the Credit Agreement and assume the obligations of ARP under the Pre-Petition Second Lien Credit Agreement, AEG has requested that the Administrative Agent and the Lenders, and the Administrative Agent and the

Lenders have agreed to, release AEG (and no other Person) from any obligations AEG may have in respect of the Pre-Petition Second Lien Credit Agreement, solely in its capacity as general partner of ARP, including any such obligations of AEG, in its capacity as general partner of ARP, in respect of obligations owing by the Loan Parties (as defined in the Pre-Petition Second Lien Credit Agreement) thereunder (it being understood and agreed, for the avoidance of doubt, that no obligations of the Loan Parties (as defined in the Pre-Petition Second Lien Credit Agreement) are being released, discharged, terminated or otherwise impaired or modified hereby).

In consideration of the premises and the mutual covenants contained in the Credit Agreement, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AEG, the Administrative Agent, and the Lenders, agree as follows:

1. EACH OF ADMINISTRATIVE AGENT AND EACH OF THE LENDERS AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASING PARTIES”), SOLELY IN SUCH CAPACITIES UNDER THE PRE-PETITION SECOND LIEN CREDIT AGREEMENT, HEREBY UNCONDITIONALLY, FULLY AND FOREVER RELEASES AND DISCHARGES, WITHOUT REPRESENTATION OR WARRANTY BY ANY RELEASING PARTY (EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2 BELOW), AEG, SOLELY IN ITS CAPACITY AS GENERAL PARTNER OF ARP, FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS AND LIABILITIES OF ANY KIND WHATSOEVER, WHETHER DIRECT OR INDIRECT, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, WHICH THE RELEASING PARTIES HAVE OR MAY HAVE IN THE FUTURE AGAINST AEG, SOLELY IN ITS CAPACITY AS GENERAL PARTNER OF ARP, RELATING IN ANY WAY TO ANY EVENT, CIRCUMSTANCE, ACTION OR FAILURE TO ACT OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE IN CONNECTION WITH, OR ARISING FROM, THE PRE-PETITION SECOND LIEN CREDIT AGREEMENT OR ANY OBLIGATIONS AEG, SOLELY IN ITS CAPACITY AS GENERAL PARTNER OF ARP, HAS OR MAY HAVE IN RESPECT OF THE PRE-PETITION SECOND LIEN CREDIT AGREEMENT ON OR PRIOR TO THE EFFECTIVE DATE, SUCH RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH RELEASE AND DISCHARGE, AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO; PROVIDED THAT NOTHING CONTAINED IN THIS SECTION 1 SHALL BE CONSTRUED TO RELEASE ANY PARTY OR ENTITY FROM ANY CLAIMS, CAUSES OF ACTION, DEMANDS OR LIABILITIES ARISING FROM GROSS NEGLIGENCE, INTENTIONAL FRAUD, WILLFUL MISCONDUCT OR CRIMINAL CONDUCT.

Notwithstanding anything to the contrary in this letter agreement, the release and discharge pursuant to the foregoing paragraph shall in no event extend to, or modify, reduce or otherwise impair, any of the indebtedness, liabilities or other obligations of the Loan Parties (as defined in the Pre-Petition Second Lien Credit Agreement) under the Pre-Petition Second Lien Credit Agreement or the other Loan Documents (as defined in the Pre-Petition Second Lien Credit Agreement).

2. Representations and Warranties. Each of the parties hereto represents and warrants as to itself that this letter agreement has been duly executed and delivered by such party.

3. Counterparts. This letter agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this letter agreement by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

4. Governing Law. This letter agreement (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Severability. Any provision of this letter agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6. Successors and Assigns. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Venue. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any party hereto relating to this letter agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this letter agreement in any court referred to in this section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8. Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND CONSENT AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9. Effectiveness. The effectiveness of this letter agreement is subject to the occurrence of the Effective Date of the Plan of Reorganization.

[Signature pages follow]

EXHIBIT L

The parties hereto have caused this letter agreement to be duly executed as of the day and year first above written.

WILMINGTON TRUST, N.A., as Administrative Agent

By:
Name:
Title:

FS ENERGY & POWER FUND By: GSO Capital Partners LP, as Sub-Adviser

By:
Name:
Title:

WAYNE FUNDING LLC By: FS Energy & Power Fund, as Sole Member By: GSO Capital Partners LP, as Sub-Adviser

By:
Name:
Title:

FOXFIELDS FUNDING LLC By: FS Energy & Power Fund, as Sole Member By: GSO Capital Partners LP, as Sub-Adviser

By:
Name:
Title:

WISSAHICKON CREEK LLC, LEHIGH RIVER LLC, JUNIATA RIVER LLC By: FS Investment Corporation II, as Sole Member By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:
Name:
Title:

JEFFERSON SQUARE FUNDING LLC By: FS Investment Corporation III, as Sole Member By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:
Name:
Title:

MTP ENERGY OPPORTUNITIES FUND LLC By: MTP Energy Management LLC, its managing member By: Magnetar Financial LLC, its sole member

By:
Name:
Title:

MTP ENERGY MASTER FUND LTD By: MTP Energy Management LLC, its investment advisor By: Magnetar Financial LLC, its sole member

By:
Name:
Title:

ATLAS ENERGY GROUP, LLC, a Delaware limited liability company

By:
Name:
Title:

SCHEDULE 1.01

SECURITY INSTRUMENTS

Guaranty Agreement

Security Agreement

Mortgages

Global Intercompany Note

IP Security Agreement (as defined in the Security Agreement)

Liens pursuant to the financing statements listed on Schedule 1.02 hereto

Control agreements pursuant to Section 3.2(e) of the Security Agreement

SCHEDULE 1.01 TO CREDIT AGREEMENT

SCHEDULE 1.02

LIENS

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	UCC	2012 1667353 4/30/12	ARP Barnett Pipeline, LLC	Wells Fargo Bank, N.A., as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1 attached thereto.

Delaware Secretary of State	UCC	2015 0750157 2/23/15	ARP Barnett Pipeline, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2012 1667726 4/30/12	ARP Barnett, LLC	Wells Fargo Bank, National Association, as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1 attached thereto.

Delaware Secretary of State	UCC	2015 0750124 2/23/15	ARP Barnett, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Texas Secretary of State	UCC	14-0030562253 9/24/14	ARP Eagle Ford, LLC	Wells Fargo Bank, National Association, as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Texas Secretary of State	UCC	15-0005480871 2/23/15	ARP Eagle Ford, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Atascosa County, Texas	Mechanic Liens	167367 12/14/15	Claimant: Compass Well Services, LLC	Respondent: ARP Eagle Ford, LLC	Materials and services performed on “Subject Wells” defined therein.

Delaware Secretary of State	UCC	2014 1906403 5/14/14	ARP MOUNTAINEER PRODUCTION, LLC	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Specific equipment.

Delaware Secretary of State	UCC	2014 1906585 5/14/14	ARP MOUNTAINEER PRODUCTION, LLC	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Specific equipment.

Delaware Secretary of State	UCC	2014 2023927 5/22/14	ARP Mountaineer Productions, LLC	Wells Fargo Bank, National Association, as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 0750462 2/23/15	ARP Mountaineer Productions, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Buchanan County, Virginia	UCC	63795 5/23/14	ARP Mountaineer Production, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Buchanan County, Virginia	UCC	63854 4/11/16	ARP Mountaineer Production, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Buchanan County, Virginia	UCC	63855 4/11/16	ARP Mountaineer Production, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Barbour County, West Virginia	JUDGMENT	Book: 42 Page: 398 5/16/16	Petitioner: SD GAS, LLC	Respondent: ARP Mountaineer Production, LLC	Judgment entered in the amount of $347,431.95.

Fayette County, West Virginia	JUDGMENT	Book: 64 Page: 350 5/16/16	Petitioner: SD GAS, LLC	Respondent: ARP Mountaineer Production, LLC	Judgment entered in the amount of $347,431.95.

McDowell County, West Virginia	JUDGMENT	Book: 64 Page: 517 5/16/16	Petitioner: SD GAS, LLC	Respondent: ARP Mountaineer Production, LLC	Judgment entered in the amount of $347,431.95.

Raleigh County, West Virginia	JUDGMENT	Book:5062 Page: 1827 5/16/16	Petitioner: SD GAS, LLC	Respondent: ARP Mountaineer Production, LLC	Judgment entered in the amount of $347,431.95.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Taylor County, West Virginia	JUDGMENT	Book:24 Page: 594 5/19/16	Petitioner: SD GAS, LLC	Respondent: ARP Mountaineer Production, LLC	Judgment entered in the amount of $347,431.95.

Wyoming County, West Virginia	JUDGMENT	Book:47 Page: 144 5/16/16	Petitioner: SD GAS, LLC	Respondent: ARP Mountaineer Production, LLC	Judgment entered in the amount of $347,431.95.

County Clerk, Oklahoma County, Oklahoma	UCC	2012050102045110 5/1/12	ARP Oklahoma, LLC	Wells Fargo Bank, National Association, as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule I attached thereto.

County Clerk, Oklahoma County, Oklahoma	UCC	20150223020172520 2/23/15	ARP Oklahoma, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2013 2993740 8/1/13	ARP Production Company, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule I attached thereto.

Delaware Secretary of State	UCC	2015 0750371 2/23/15	ARP Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Clerk Taos County, New Mexico	UCC	Book: 907 Page: 25	ARP Production Company, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule I attached thereto.

Clerk Taos County, New Mexico	UCC	Book: 907 Page: 35	ARP Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Johnson County, Wyoming	UCC	154488 4/8/16	ARP PRODUCTION COMPANY LLC	WILMINGTON TRUST NA	Fixture filing.

Johnson County, Wyoming	UCC	154487 4/8/16	ARP PRODUCTION COMPANY LLC	WELLS FARGO BANK, NA	Fixture filing.

Johnson County, Wyoming	MORTGAGE	145125 2/25/15	ARP PRODUCTION COMPANY LLC	WILMINGTON TRUST NA	Mortgage.

Johnson County, Wyoming	MORTGAGE	132508 9/6/13	ARP PRODUCTION COMPANY LLC	WELLS FARGO BANK, NA	Mortgage

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Johnson County, Wyoming	MORTGAGE	132023 8/9/13	ARP PRODUCTION COMPANY LLC	WELLS FARGO BANK, NA	Mortgage

Fayette County, Alabama	UCC	2013-94 8/9/13	ARP Production Company, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing.

Jefferson County, Alabama	UCC	LR201316/20753 8/9/13	ARP Production Company, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing.

Tuscaloosa County, Alabama	UCC	2013 2080 8/7/13	ARP Production Company, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing.

Walker County, Alabama	UCC	103702 8/8/13	ARP Production Company, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing.

Moffat County, Colorado	UCC	20160822 4/7/16	ARP Rangely Production, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Moffat County, Colorado	UCC	20160825 4/7/16	ARP Rangely Production, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Rio Blanco County, Colorado	UCC	312101 4/8/16	ARP Rangely Production, LLC	Wells Fargo Bank, National Association, as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Rio Blanco County, Colorado	UCC	312102 4/8/16	ARP Rangely Production, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2014 2568186 6/30/14	ARP Rangely Production, LLC	Wells Fargo Bank, National Association, as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 0750512 2/23/15	ARP Rangely Production, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Texas Secretary of State	UCC	12-0023806214 7/27/12	Atlas Barnett, LLC	Wells Fargo Bank, National Association, as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule I attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Texas Secretary of State	UCC	15-0005480750 2/23/15	Atlas Barnett, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Jacks County, Texas	Mechanic Liens	Book: 980 Page: 594 1/20/15	Atlas Barnett, LLC	Borderline Operation Corporation

Fees for drilling and completing of wells on the Edward-Worthington leasehold, a property owned by Debtor and Atlas Resources Series 33-2013.

Claimant is subcontractor for the improvements.

The amount due and owing is $13,975.00

Jacks County, Texas	Mechanic Liens	Book: 980 Page: 626 1/20/15	Atlas Barnett, LLC	Borderline Operation Corporation

Fees for drilling and completing of wells on the Fitzgerald #6 leasehold, a property owned by Debtor and Atlas Resources Series 33-2013.

Claimant is subcontractor for the improvements.

The amount due and owing is $7,865.00

Jacks County, Texas	Mechanic Liens	Book: 980 Page: 650 1/20/15	Atlas Barnett, LLC	Borderline Operation Corporation

Fees for drilling and completing of wells on the Sewell B3 and the Sewell East I leasehold, a property owned by Debtor and Atlas Resources Series 33-2013.

Claimant is subcontractor for the improvements.

The amount due and owing is $7,865.00

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Colorado Secretary of State	UCC	20122006596 3/8/12	Atlas Energy Colorado, LLC	Wells Fargo Bank, National Association, as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Colorado Secretary of State	UCC	20152016343 2/23/15	Atlas Energy Colorado, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 0749712 2/23/15	Atlas Energy Holdings Operating Company, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	AMEND	2015 3196267 7/23/15	Atlas Resource Partners Holdings, LLC	Wilmington Trust, National Association, as Collateral Agent	Amendment to financing statement no. 2015 0749712 amending Debtor’s name.

Indiana Secretary of State	UCC	201100002591970 3/25/11	Atlas Energy Indiana, LLC	Wells Fargo Bank, N.A., as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Indiana Secretary of State	AMEND	201200002186890 3/8/12	Atlas Energy Indiana, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 201100002591970 amending Debtor’s address.

Indiana Secretary of State	AMEND	201200002187033 3/8/12	Atlas Energy Indiana, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 201100002591970 restating collateral description. All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Indiana Secretary of State	AMEND	201300001421246 2/11/13	Atlas Energy Indiana, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 201100002591970 releasing the liens and security interests in the property described on Exhibit A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Indiana Secretary of State	CONT	201500007969241 10/16/15	Atlas Energy Indiana, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Continuation of financing statement no. 201100002591970.

Indiana Secretary of State	UCC	201500001424241 2/23/15	ATLAS ENERGY INDIANA, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Ohio Secretary of State	UCC	OH00148945786 3/24/11	Atlas Energy Ohio, LLC	Wells Fargo Bank, N.A., as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Ohio Secretary of State	AMEND	20120690048 3/8/12	Atlas Energy Ohio, LLC	Wells Fargo Bank, N.A., as Administrative Agent

Amendment to financing statement no. OH00148945786 amending Debtor’s address and restating the collateral description.

All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Ohio Secretary of State	AMEND	20120690049 3/8/12	Atlas Energy Ohio, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. OH00148945786 restating the collateral description. All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Ohio Secretary of State	CONT	20152890220 10/16/15	Atlas Energy Ohio, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Continuation of financing statement no. OH00148945786.

Ohio Secretary of State	UCC	OH00183223658 2/23/15	Atlas Energy Ohio, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Pennsylvania Secretary of the Commonwealth	UCC	2011032500976 3/24/11	Atlas Energy Tennessee, LLC Atlas Resources, LLC Viking Resources, LLC	Wells Fargo Bank, N.A., as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Pennsylvania Secretary of the Commonwealth	AMEND	2012030901940 3/8/12	Atlas Energy Tennessee, LLC Atlas Resources, LLC Viking Resources, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011032500976 restating the collateral description. All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Pennsylvania Secretary of the Commonwealth	AMEND	2012030901952 3/8/12	Atlas Energy Tennessee, LLC Atlas Resources, LLC Viking Resources, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011032500976 amending address for Atlas Resources, LLC.

Pennsylvania Secretary of the Commonwealth	AMEND	2012030901926 3/8/12	Atlas Energy Tennessee, LLC Atlas Resources, LLC Viking Resources, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011032500976 amending address for Viking Resources, LLC.

Pennsylvania Secretary of the Commonwealth	CONT	2016010800591 1/8/16	Atlas Energy Tennessee, LLC Atlas Resources, LLC Viking Resources, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Continuation of financing statement 2011032500976.

Pennsylvania Secretary of the Commonwealth	UCC	2015022407392 2/23/15	Atlas Energy Tennessee, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 0749720 2/23/15	Atlas Noble, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Guernsey County, Ohio	UCC	201600001834 4/8/16	Atlas Noble, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Recorder Guernsey County, Ohio	UCC	201600001837 4/8/16	Atlas Noble, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Muskingum County, Ohio	UCC	2016-00000041 4/8/16	Atlas Noble, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Muskingum County, Ohio	UCC	2016-00000042 4/8/16	Atlas Noble, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Noble County, Ohio	UCC	2016000071742 4/8/16	Atlas Noble, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Noble County, Ohio	UCC	2016000071743 4/8/16	Atlas Noble, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Trumbull County, Ohio	UCC	201605060008010 5/6/16	Atlas Noble, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Recorder Trumbull County, Ohio	UCC	201605060008011 5/6/16	Atlas Noble, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Trumbull County, Ohio	UCC	201605060008012 5/6/16	Atlas Noble, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Trumbull County, Ohio	UCC	201605060008013 5/6/16	Atlas Noble, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Pennsylvania Secretary of the Commonwealth	UCC	2016051000046 5/9/16	Atlas Pipeline Tennessee, LLC	Wells Fargo Bank, N.A., as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Pennsylvania Secretary of the Commonwealth	UCC	2016051900420 5/19/19	Atlas Pipeline Tennessee, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	AMEND	2015 3196267 7/23/15	Atlas Resource Partners Holdings, LLC	Wilmington Trust, National Association, as Collateral Agent	Amendment to financing statement no. 2015 0749712 amending Debtor’s name and address.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Pennsylvania Secretary of the Commonwealth	UCC	2015022407405 2/23/15	Atlas Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Fayette County, Pennsylvania	UCC	201500005200 5/21/15	Atlas Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Greene County, Pennsylvania	UCC	20167000 Instrument #1156 Docket #1 Page: 290 Block #3	Atlas Resources, LLC Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Circuit Clerk, Columbia County, Arkansas	UCC	Book: 352 Instrument: 124	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Circuit Clerk, Columbia County, Arkansas	UCC	Book: 352 Instrument: 135	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Circuit Clerk, Faulkner County, Arkansas	UCC	2015-8845 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Circuit Clerk, Faulkner County, Arkansas	UCC	2015-9139 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Circuit Clerk, Johnson County, Arkansas	UCC	Book: 2015011-00406 6/11/15 Instrument: 216764 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Circuit Clerk, Johnson County, Arkansas	UCC	Book: 2015012-00124 Instrument: 216876 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Circuit Clerk, Logan County, Arkansas	UCC	201507-11 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Circuit Clerk, Logan County, Arkansas	UCC	201507 707 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Circuit Clerk, Ouachita County, Arkansas	UCC	Book: M358-00218 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Circuit Clerk, Ouachita County, Arkansas	UCC	Book: M358-00842 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Pope County, Arkansas	UCC	Book: 2015-27-00285 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Pope County, Arkansas	UCC	Book: 2015-29-00337 6/18/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Clerk and Recorder, Sebastian County, Arkansas	UCC	2015F-08048 6/10/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Clerk and Recorder, Sebastian County, Arkansas	UCC	2015F-08425 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Yell County, Arkansas	UCC	Book: 528 Pages: 785-938 6/22/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 2429719 6/8/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Blanket Lien.

Delaware Secretary of State	UCC	2015 2470374 6/10/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Beaver County, Oklahoma	UCC	I-2015-001187 Book: 1331 Page: 167 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Beaver County, Oklahoma	UCC	I-2015-001225 Book: 1331 Page: 515 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Beckham County, Oklahoma	UCC	I-2015-002392 Book: 2189 Page: 359-392 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Beckham County, Oklahoma	UCC	I-2015-002486 Book: 2190 Page: 0693-0697 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Caddo County, Oklahoma	UCC	201500014459 Book: 2970 Page: 576-609 6/10/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Caddo County, Oklahoma	UCC	201500014617 Book: 2972 Page: 173-177 6/18/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Cleveland County, Oklahoma	UCC	Book: 5430 Page: 1192 6/10/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Cleveland County, Oklahoma	UCC	Book: 5433 Page: 243 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Coal County, Oklahoma	UCC	Book: 823 Page: 181 6/12/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Coal County, Oklahoma	UCC	Book: 828 Page: 27 6/18/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Ellis County, Oklahoma	UCC	I-K-001424 Book: 0919 Page: 773 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Ellis County, Oklahoma	UCC	I-K-001485 Book: 0920 Page: 473 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Garvin County, Oklahoma	UCC	Book: 2102 Page: 209 6/10/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Garvin County, Oklahoma	UCC	Book: 2102 Page: 876 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Haskell County, Oklahoma	UCC	Book: 850 Page: 24 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Haskell County, Oklahoma	UCC	Book: 851 Page: 5 6/18/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Latimer County, Oklahoma	UCC	Book: 816 Page: 492 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Latimer County, Oklahoma	UCC	Book: 817 Page: 682 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Leflore County, Oklahoma	UCC	Book: 1936 Page: 256 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Leflore County, Oklahoma	UCC	Book: 1943 Page: 691 8/4/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Major County, Oklahoma	UCC	I-2015-001894 Book: 1901 Page: 48 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Major County, Oklahoma	UCC	I-2015-001949 Book: 1901 Page: 579 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

McClain County, Oklahoma	UCC	I-2015-007744 Book: 2240 Page: 1 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

McClain County, Oklahoma	UCC	I-2015-008076 Book: 2241 Page: 248 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Pittsburgh County, Oklahoma	UCC	Book: 2176 Page: 6 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Pittsburgh County, Oklahoma	UCC	Book: 2177 Page: 574 6/17/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Roger Mills County, Oklahoma	UCC	I-2015-001904 Book: 2297 Page: 128 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Roger Mills County, Oklahoma	UCC	I-2015-002029 Book: 2300 Page: 151 6/18/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Woods County, Oklahoma	UCC	I-2015-002384 Book: 1221 Page: 1 6/11/15	ATLS Production Company, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Fixture filing.

Woods County, Oklahoma	UCC	I-2015-002472 Book: 1221 Page: 467 6/18/15	ATLS Production Company, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 0749779 2/23/15	REI-NY, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 0750082 2/23/15	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Columbiana County, Ohio	UCC	2016-00050379 4/11/16	Resource Energy, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
County Recorder Columbiana County, Ohio	UCC	2016-00050380 4/11/16	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Guernsey County, Ohio	UCC	201600001835 4/8/16	Resource Energy, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Guernsey County, Ohio	UCC	201600001836 4/8/16	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Harrison County, Ohio	UCC	201600001382 5/10/16	Resource Energy, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Harrison County, Ohio	UCC	201600001383 5/10/16	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Summit County, Ohio	UCC	56204772 4/15/16	Resource Energy, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Summit County, Ohio	UCC	56204774 4/15/16	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Trumbull County, Ohio	UCC	201605060008011 5/6/16	Resource Energy, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Trumbull County, Ohio	UCC	201605060008014 5/6/16	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Tuscarawas County, Ohio	UCC	201600003513 4/8/16	Resource Energy, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Tuscarawas County, Ohio	UCC	201600003516 4/8/16	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Recorder Trumbull County, Ohio	UCC	201605060008014 5/6/16	Resource Energy, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2015 0750108 2/23/15	Resource Well Service, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Columbiana County, Ohio	UCC	2016-00050381 4/11/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Columbiana County, Ohio	UCC	2016-00050382 4/11/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Mahoning County, Ohio	UCC	201600000127 4/8/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Mahoning County, Ohio	UCC	201600000128 4/8/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
County Recorder Portage County, Ohio	UCC	141679 5/6/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Portage County, Ohio	UCC	141680 5/6/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Stark County, Ohio	UCC	201604110013253 4/11/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Stark County, Ohio	UCC	201604110013254 4/11/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Summit County, Ohio	UCC	56204773 4/15/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Summit County, Ohio	UCC	56204775 4/15/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
County Recorder Trumbull County, Ohio	UCC	201605060008012 5/6/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Trumbull County, Ohio	UCC	201605060008015 5/6/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Wayne County, Ohio	UCC	201600003491 4/11/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

County Recorder Wayne County, Ohio	UCC	201600003492 4/11/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Pennsylvania Secretary of the Commonwealth	UCC	2015022407417 2/23/15	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Recorder Fayette County, Pennsylvania	UCC	201300009328 8/6/13	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing.

Recorder Fayette County, Pennsylvania	UCC	201500005200 5/21/15	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing.

Recorder Fayette County, Pennsylvania	UCC	201600003857 4/8/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Recorder Fayette County, Pennsylvania	UCC	201600003858 4/8/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Greene County, Pennsylvania	UCC	201670001182 4/8/16	Viking Resources, LLC	Wells Fargo Bank, National Association, as Administrative Agent.	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Greene County, Pennsylvania	UCC	201670001184 4/8/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Recorder Trumbull County, Ohio	UCC	201605060008015 5/6/16	Viking Resources, LLC	Wilmington Trust, National Association, as Collateral Agent	Fixture filing. All assets of Debtor, except for the Excluded Property as more fully described on Schedule A attached thereto.

Delaware Secretary of State	UCC	2011 1096810 3/24/11

Atlas Energy, L.P.

Atlas Pipeline Holdings GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

Delaware Secretary of State	AMEND	2011 1439580 4/18/11

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 removing Atlas Pipeline Holdings GP, LLC and replacing with Atlas Energy GP, LLC.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	AMEND	2011 1917403 5/20/11

Atlas Energy, L.P.

Atlas Pipeline Holdings GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 removing Atlas Energy GP, LLC and replacing with Atlas Pipeline Holdings GP, LLC.

Delaware Secretary of State	AMEND	2011 1942104 5/20/11

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 removing Atlas Pipeline Holdings GP, LLC and replacing with Atlas Energy GP, LLC.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	AMEND	2012 0885998 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 amending address for Atlas Energy Holdings Operating Company, LLC.

Delaware Secretary of State	AMEND	2012 0910036 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 restating collateral description. All assets of Debtor, except for the Excluded Property as more fully described on Schedule 1attached thereto.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	AMEND	2012 0910044 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 amending address for Atlas Noble, LLC.

Delaware Secretary of State	AMEND	2012 0910101 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 amending address for REI-NY, LLC.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	AMEND	2012 0910127 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 amending address for Resource Energy, LLC.

Delaware Secretary of State	AMEND	2012 0910358 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

AED Investments, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 amending address for Resource Well Services, LLC.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	AMEND	2012 0910424 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

Atlas America Mid-Continent, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 deleting AED Investments, Inc.

Delaware Secretary of State	AMEND	2012 0910473 3/7/12

Atlas Energy, L.P.

Atlas Energy GP, LLC

Atlas Energy Company, LLC

Atlas Energy Resource Services, Inc.

Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC

REI-NY, LLC

Resource Energy, LLC

Resource Well Services, LLC

				Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 deleting Atlas America Mid-Continent, Inc.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	AMEND	2012 0910572 3/7/12	Atlas Energy, L.P. Atlas Energy GP, LLC Atlas Energy Resource Services, Inc. Atlas Energy Holdings Operating Company, LLC Atlas Noble, LLC REI-NY, LLC Resource Energy, LLC Resource Well Services, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 deleting Atlas Energy Company, LLC.

Delaware Secretary of State	AMEND	2012 0910648 3/7/12	Atlas Energy, L.P. Atlas Energy GP, LLC Atlas Energy Holdings Operating Company, LLC Atlas Noble, LLC REI-NY, LLC Resource Energy, LLC Resource Well Services, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 deleting Atlas Energy Resource Services, Inc.

Delaware Secretary of State	AMEND	2012 0912503 3/7/12	Atlas Energy GP, LLC Atlas Energy Holdings Operating Company, LLC Atlas Noble, LLC REI-NY, LLC Resource Energy, LLC Resource Well Services, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 deleting Atlas Energy, L.P.

Delaware Secretary of State	AMEND	2015 0960822 3/6/15	Atlas Energy Holdings Operating Company, LLC Atlas Noble, LLC REI-NY, LLC Resource Energy, LLC Resource Well Services, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 deleting Atlas Energy GP, LLC.

SCHEDULE 1.02 TO CREDIT AGREEMENT

Jurisdiction	Filing/Search Type	File No. and File Date	Debtor	Secured Party	Collateral Description
Delaware Secretary of State	AMEND	2015 2733490 6/25/15	Atlas Resource Partners Holdings, LLC Atlas Noble, LLC REI-NY, LLC Resource Energy, LLC Resource Well Services, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Amendment to financing statement no. 2011 1096810 amending name of Atlas Energy Holdings Operating Company, LLC.

Delaware Secretary of State	CONT	20150812586 11/6/15	Atlas Resource Partners Holdings, LLC Atlas Noble, LLC REI-NY, LLC Resource Energy, LLC Resource Well Services, LLC	Wells Fargo Bank, N.A., as Administrative Agent	Continuation of financing statement no. 2011 1096810.

SCHEDULE 1.02 TO CREDIT AGREEMENT

SCHEDULE 7.05

LITIGATION

None.

SCHEDULE 7.05 TO CREDIT AGREEMENT

SCHEDULE 7.06

ENVIRONMENTAL

None.

SCHEDULE 7.06 TO CREDIT AGREEMENT

SCHEDULE 7.11

ERISA

None.

SCHEDULE 7.11 TO CREDIT AGREEMENT

SCHEDULE 7.15

SUBSIDIARY INTERESTS

Subsidiary	Jurisdiction of Organization	100% Owner (except as set forth below)	Type of Equity Interest	Number of Issued Shares	Organizational Identification Number	Address of Principal Place of Business
Atlas Resource Partners Holdings, LLC	DE	Borrower	LLC Membership	N/A	4929124	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Atlas Resources, LLC	PA	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	588630	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Viking Resources, LLC	PA	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	3651868	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Resource Energy, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	2334331	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Atlas Noble, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	3297063	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Atlas Energy Indiana, LLC	IN	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	2008080700372	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Atlas Energy Tennessee, LLC	PA	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	3810592	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Atlas Energy Ohio, LLC	OH	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	1624763	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

SCHEDULE 7.15 TO CREDIT AGREEMENT

Subsidiary	Jurisdiction of Organization	100% Owner (except as set forth below)	Type of Equity Interest	Number of Issued Shares	Organizational Identification Number	Address of Principal Place of Business
Atlas Energy Colorado, LLC	CO	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	20111269505	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

REI-NY, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	2789159	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Resource Well Services, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	2334423	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Atlas Energy Securities, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	4929121	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Anthem Securities, Inc.[1]	PA	Atlas Energy Securities, LLC	Common Stock	500	2726223	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

ARP Barnett, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	5124746	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

ARP Barnett Pipeline, LLC	DE	ARP Barnett, LLC	LLC Membership	N/A	5145069	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

[1]	Not a Guarantor; Broker Dealer Subsidiary.

SCHEDULE 7.15 TO CREDIT AGREEMENT

Subsidiary	Jurisdiction of Organization	100% Owner (except as set forth below)	Type of Equity Interest	Number of Issued Shares	Organizational Identification Number	Address of Principal Place of Business
Atlas Barnett, LLC	TX	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	TX Secretary of State File Number: 800980895 TX Taxpayer Number: 12626546886	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

ARP Oklahoma, LLC	OK	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	3512352463	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

ARP Production Company, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	5346722	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

ATLS Production Company, LLC	DE	ARP Production Company, LLC	LLC Membership	N/A	5348070	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

Atlas Pipeline Tennessee, LLC	PA	Atlas Energy Tennessee, LLC	LLC Membership	N/A	3782089	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

ARP Rangely Production, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	5527823	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

ARP Mountaineer Production, LLC	DE	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	5426577	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

SCHEDULE 7.15 TO CREDIT AGREEMENT

Subsidiary	Jurisdiction of Organization	100% Owner (except as set forth below)	Type of Equity Interest	Number of Issued Shares	Organizational Identification Number	Address of Principal Place of Business
ARP Eagle Ford, LLC	TX	Atlas Resource Partners Holdings, LLC	LLC Membership	N/A	TX Secretary of State File Number: 0802064057 TX Taxpayer Number: 3205515675	Park Place Corporate Center One 1000 Commerce Dr., 4th Floor Pittsburgh, PA 15275

SCHEDULE 7.15 TO CREDIT AGREEMENT

SCHEDULE 7.15

PARTNERSHIP INTERESTS

Partnership Name	General Partner	GP Interest	GP as LP

Atlas America Series 25-2004(A) L.P.	Atlas Resources, LLC	35.000000%	.698881%
Atlas America Series 25-2004(B) L.P.	Atlas Resources, LLC	35.000000%	0.219598%
Atlas America Series 26-2005 L.P.	Atlas Resources, LLC	36.130000%	1.300206%
Atlas America Series 27-2006 L.P.	Atlas Resources, LLC	32.535300%	0.166286%
Atlas Resources Series 28-2010 L.P.	Atlas Resources, LLC	36.623000%	0.000000%
Atlas Resources Series 30-2011 L.P.	Atlas Resources, LLC	17.790000%	0.000000%
Atlas Resources Series 31-2011 L.P.	Atlas Resources, LLC	43.140000%	0.000000%
Atlas Resources Series 32-2012 L.P.	Atlas Resources, LLC	29.440000%	0.000000%
Atlas America Public #15-2006(B) L.P.	Atlas Resources, LLC	33.250000%	0.248972%
Atlas Resources Public #16-2007(A) L.P.	Atlas Resources, LLC	37.203000%	0.177718%
Atlas Resources Public #17-2007(A) L.P.	Atlas Resources, LLC	33.370000%	0.163049%
Atlas Resources Public #17-2008(B) L.P.	Atlas Resources, LLC	35.122000%	0.049390%
Atlas Resources Public #18-2008(A) L.P.	Atlas Resources, LLC	27.679000%	0.089718%
Atlas Resources Public #18-2009(B) L.P.	Atlas Resources, LLC	28.089000%	0.043927%
Atlas Resources Public #18-2009(C) L.P.	Atlas Resources, LLC	27.720000%	0.000000%

SCHEDULE 7.15 TO CREDIT AGREEMENT

SCHEDULE 7.19

GAS IMBALANCES

None.

SCHEDULE 7.19 TO CREDIT AGREEMENT

SCHEDULE 7.20

MARKETING CONTRACTS

COAL BED METHANE

Contract name	Company Name	Expiration Date
ABBS VALLEY - GATHERING - CRAB ORCHARD	ABBS VALLEY PIPELINE LLC	10/31/2022
ABBS VALLEY - GATHERING - HILLMAN	ABBS VALLEY PIPELINE LLC	07/31/2022
APPALACHIAN ENERGY - GAS PURCHASE - BUCHANAN CO. VA	APPALACHIAN ENERGY INC	10/31/2017
ATMOS - GAS SALES - DUNCANVILLE	ATMOS ENERGY MARKETING LLC	3/31/2017
ATMOS - GAS SALES - POND CREEK	ATMOS ENERGY MARKETING LLC	3/31/2017
BP - GAS SALES - SONAT	BP ENERGY COMPANY	12/31/2016
COLORADO INTERSTATE GAS - TRANSPORTATION	EL PASO PIPELINE PARTNERS LP	3/31/2019
COLUMBIA - TRANSPORTATION - FIRM	COLUMBIA GAS TRANSMISSION CORP	10/31/2024
EAST TENNESSEE - TRANSPORTATION - FIRM - 10,000	EAST TENNESSEE NATURAL GAS LLC	3/31/2017
EAST TENNESSEE - TRANSPORTATION - FIRM - 15,000	EAST TENNESSEE NATURAL GAS LLC	3/31/2022
EQUITABLE (EQT) - GATHERING - FIRM	EQUITABLE GAS	06/30/2017
EQUITRANS - TRANSPORTATION - FIRM	EQUITABLE GAS	4/30/2017
EQUITRANS - TRANSPORTATION - INTERRUPTIBLE	EQUITABLE GAS	5/31/2017
INTERCONN - GAS SALES - SONAT	INTERCONN RESOURCES LLC	1/31/2017
SEQUENT - GAS SALES - ENABLE	SEQUENT ENERGY MANAGEMENT LP	1/31/2017
SEQUENT - GAS SALES - TCO - CRAB ORCHARD/ LASHER - WV/VA	SEQUENT ENERGY MANAGEMENT LP	3/31/2018
SONAT (SOUTHERN NATURAL GAS) - MEASUREMENT - SHORT CREEK #2	EL PASO PIPELINE PARTNERS LP	12/5/2016
SONAT (SOUTHERN NATURAL GAS) - MEASUREMENT - SHORT CREEK 46090	EL PASO PIPELINE PARTNERS LP	11/3/2016
SOUTHCROSS - TRANSPORTATION - DUNCANVILLE/BWB	SOUTHCROSS ENERGY PARTNERS LP	11/1/2016
SOUTHCROSS - TRANSPORTATION - WHITE OAK/BWB	SOUTHCROSS ENERGY PARTNERS LP	Life of Lease
TENASKA - GAS SALES - CIG/BEAVER	TENASKA MARKETING VENTURES	1/31/2017
TENASKA - GAS SALES - CIG/BIG BLUE	TENASKA MARKETING VENTURES	1/31/2017
TENASKA - GAS SALES - CIG/DUMAS	TENASKA MARKETING VENTURES	1/31/2017
TENASKA - GAS SALES - CIG/FORGAN	TENASKA MARKETING VENTURES	1/31/2017
UGI - GAS SALES - EQUITABLE WV/VA - HILLMAN	UGI ENERGY SERVICES, INC.	4/30/2017
WTG - GAS SALES - CIG/BIG BLUE, DUMAS	WTG GAS MARKETING INC	1/31/2017
WTG - GAS SALES - CIG/FORGAN	WTG GAS MARKETING INC	1/31/17

RANGELY - NON OP

Contract name	Company Name	Expiration Date
CHEVRON - NGL SALES	CHEVRON NATURAL GAS, A DIVISION OF	12/31/2016
CHEVRON - CO2/TRANSPORTATION-RAVEN RIDGE	CHEVRON NATURAL GAS, A DIVISION OF	8/31/2019
CHEVRON - UNIT OPERATING AGREEMENT - RANGELY	CHEVRON NATURAL GAS, A DIVISION OF	LIFE OF RESERVE

SCHEDULE 7.20 TO CREDIT AGREEMENT

APPALACHIA

Contract name	Company Name	Expiration Date
AIELLO BROTHERS (SCHREINER) - GATHERING - MCKEAN	AIELLO BROTHERS OIL & GAS INC	12/31/2015
ALLIANCE - GAS PURCHASE - PA (Weaver)	ALLIANCE PETROLEUM CORPORATION	4/30/2017
AMERICAN REFINING GROUP - CRUDE - PA	AMERICAN REFINING GROUP	MTH-TO-MTH
ANADARKO - GATHERING - LYCOMING CO	ANADARKO E&P ONSHORE LLC	5/31/2023
ATMOS - GAS SALES - EAST KNOX	ATMOS ENERGY MARKETING LLC	1/15/2017
ATMOS - GAS SALES - MORGAN 7&9 TENNESSEE	ATMOS ENERGY MARKETING LLC	3/31/2017
ATMOS - INTERCONNECT - INDIANA	ATMOS ENERGY MARKETING LLC	2/28/2016
BLUE RACER - PROCESSING - HASTINGS/NATRIUM	BLUE RACER MIDSTREAM LLC	12/31/2023
BLUE RACER - TRANSPORTATION - SCIO STATION	BLUE RACER MIDSTREAM LLC	12/31/2023
CASTLETON COM MERCHANT TRADING - GAS SALES - FIRESTONE	CASTLETON COM MERCHANT TRADING LP	3/31/2017
CASTLETON COM MERCHANT TRADING - GAS SALES - TGP JACKSON CENTER	CASTLETON COM MERCHANT TRADING LP	3/31/2017
CASTLETON COM MERCHANT TRADING - GAS SALES - TGP LAKE WILHELM	CASTLETON COM MERCHANT TRADING LP	3/31/2017
CASTLETON COMMODITIES - GAS SALES - TGP - TOWNVILLE/ MAPLEWOOD	CASTLETON COM MERCHANT TRADING LP	3/31/2017
CATALYST - GATHERING - MCKEAN	CATALYST ENERGY INC	10/31/2015
CHEVRON - GAS SALES - DOMINION - WICKS	CHEVRON NATURAL GAS, A DIVISION OF	3/31/17
CHEVRON - GAS SALES - EQUITRANS - SALEM	CHEVRON NATURAL GAS, A DIVISION OF	3/31/17
CITIZENS - TRANSPORTATION - TN	CITIZENS GAS UTILITY DISTRICT	6/30/2018
CNX - PROCESSING - FRUEHAUF	CNX GAS CO LLC	LIFE OF WELL
CNX - TRANSPORTATION and PROCESSING - BIG MOUNTAIN	KNOX ENERGY INC	LIFE OF WELL
COLUMBIA GAS OF OH - GAS SALES - COH	COLUMBIA GAS OF OHIO, INC	10/31/2017
COLUMBIA GAS OF PA - GAS SALES - MILLER	COLUMBIA GAS OF PENNSYLVANIA	9/14/2017
D & D ENERGY - GAS PURCHASE - OHIO	D & D ENERGY CO	1/31/2017
D&L - GAS PURCHASE - TRUMBULL CO, HOWLAND TWP	D & L ENERGY, INC.	LIFE OF WELL
D&L - GAS PURCHASE - TRUMBULL CO, WARREN TWP	D & L ENERGY, INC.	LIFE OF WELL
D&L - GAS PURCHASE - TRUMBULL CO. - HUBISH - OH	BOBCAT WELL & PIPELINE LLC	LIFE OF WELL
DANZI - GATHERING - MCKEAN	DANZI ENERGY, INC.	12/31/2015
DIRECT ENERGY - GAS SALES - DEO/LPPS LARGE DEAL	DIRECT ENERGY MARKETING LLC	6/30/2017
DIRECT ENERGY - GAS SALES - ERIKSON/ THOMPSETT	DIRECT ENERGY MARKETING LLC	3/31/2017
DIRECT ENERGY - GAS SALES - PNG	DIRECT ENERGY MARKETING LLC	3/31/2017
DIRECT ENERGY - GAS SALES - TETCO	DIRECT ENERGY MARKETING LLC	3/31/2017
DIRECT ENERGY - GAS SALES - DEO 6371.C134	DIRECT ENERGY MARKETING LLC	6/30/2017
DISCOVERY - GAS PURCHASE - PA	DISCOVERY OIL & GAS, LLC	3/31/2017
DOMINION EAST OHIO - HEAT CONTENT	DOMINION EAST OHIO	4/30/2016
DOMINION EAST OHIO - PRODUCTION ENHANCEMENT	DOMINION EAST OHIO	4/30/2017
DOMINION FIELD SERVICES - GAS SALES - DTI	DOMINION FIELD SERVICES, INC.	01/31/17
DOMINION FIELD SERVICES - GAS SALES - DTI - HERMINIE	DOMINION FIELD SERVICES, INC.	4/30/2017
DOMINION FIELD SERVICES - GAS SALES - TCO - AO6 PA	DOMINION FIELD SERVICES, INC.	3/31/2017
DOMINION FIELD SERVICES - GAS SALES - TCO - GATHERCO	DOMINION FIELD SERVICES, INC.	3/31/2017
DOMINION FIELD SERVICES - GAS SALES - TCO - GILLIS, MISLO, W. BETHLEHEM	DOMINION FIELD SERVICES, INC.	4/30/2017
DOMINION FIELD SERVICES - GAS SALES - TCO - GOODWIN, ORLOSKY, SMOCK	DOMINION FIELD SERVICES, INC.	4/30/2017
DOMINION FIELD SERVICES - GAS SALES - TCO - SPRINGHILL, BROWN	DOMINION FIELD SERVICES, INC.	4/30/2017
DOUBLE J RESOURCES - GATHERING - MCKEAN	DOUBLE J RESOURCES, INC.	12/31/2015
EASTERN ENERGY - GAS TRANSPORT - NY	EASTERN ENERGY GROUP	LIFE OF RSRV
EDF TRADING - GAS SALES - TETCO/CLYDE	EDF TRADING NORTH AMERICA LLC	3/31/2017
EDWARDS ENERGY DBA JOHN COOL (AB RESOURCES) - GATHERING - MCKEAN	AB RESOURCES LLC	12/31/2015
ELDORADO ENERGY - GATHERING - MCKEAN	ELDORADO ENERGY, LLC	9/30/2016
EMKEY - GATHERING - THOMPSETT, EICKSON	MID AMERICAN NATURAL RESOURCES	9/9/9999
ENERGY ALLIANCE - PROCESSING	ENERGY ALLIANCE COMPANY, INC	10/7/2029
EQUITRANS - AGREGATION GATHERING - SW PA (CHEVRON FRMR AGNT)	EQUITRANS LP	4/30/2017
ERIC PETROLEUM - GAS PURCHASE - DOTSUN MM	ERIC PETROLEUM	LIFE OF WELL
ERIC PETROLEUM - GAS SALES - KOCH - OHIO	ERIC PETROLEUM	9/8/2017
FARRINGTON & HEPLER (M&M ROYALTY) - GATHERING - MCKEAN	M & M ROYALTY	12/31/2015
HEHN - GAS PURCHASE - OH	HEHN QUALITY GARDEN CORPORATION	LIFE OF WELL
HOWARD DRILLING - GATHERING - MCKEAN	HOWARD DRILLING	12/31/2015

SCHEDULE 7.20 TO CREDIT AGREEMENT

INTERSTATE GAS SUPPLY - GAS SALES - COH	INTERSTATE GAS SUPPLY INC	5/31/2017
INTERSTATE GAS SUPPLY - GAS SALES - TCO/COBRA	INTERSTATE GAS SUPPLY INC	2/28/2017
INTERSTATE GAS SUPPLY - GAS SALES - TCO/V6DEO	INTERSTATE GAS SUPPLY INC	6/30/2017
KEYROCK - GAS PURCHASE - PA	KEYROCK ENERGY, LLC	1/1/2017
KLEESE - GAS PURCHASE - OH	KLEESE DEVELOPMENT ASSOCIATES	LIFE OF WELL
KRIEBEL - GAS SALES - LOWNSBERRY	KRIEBEL MINERALS, INC.	3/31/2017
MARKWEST - GATHERING AND PROCESSING	MARKWEST LIBERTY MIDSTREAM & RESRCS	6/2/2016
MARKWEST - NGL & MARKETING - HOUSTON PLANT	MARKWEST LIBERTY MIDSTREAM & RESRCS	6/2/2017
NORTH COAST - GAS PURCHASE - DJ&J MM	NORTH COAST ENERGY, INC.	LIFE OF WELL
NORTH COAST - GAS PURCHASE - MORAIN ANDERSON MM	NORTH COAST ENERGY, INC.	LIFE OF WELL
NORTHWOOD - TRANSPORATION and GAS SALES - OH	NORTHWOOD ENERGY CORPORATION	LIFE OF WELL
NUCORP - GAS PURCHASE - TN	NUCORP ENERGY INC	1/31/2017
OHIO VALLEY HUB - FACILITIES and MANAGEMENT	OHIO VALLEY HUB LLC	12/13/2017
OIL CREEK ENERGY (SOUTH SHORE ENERGY) - GATHERING - MCKEAN	SOUTH SHORE ENERGY, LLC	12/31/2015
OPEN FLOW - GAS SALES - NFG	OPEN FLOW GAS SUPPLY CORP	3/31/2017
PAUL JONES - GAS SALES -NY/CORN DRYING	PAUL M. JONES	LIFE OF WELL
PEOPLES - GAS SALES - BUTCHER	EQUITABLE GAS	3/31/2017
PEOPLES NATURAL GAS COMPANY - PRODUCTION ENHANCEMENT	DOMINION PEOPLES	4/1/2017
RAY PANDER - GAS PURCHASE - OH	RAY PANDER TRUCKING, INC.	LIFE OF WELL
SOUTH JERSEY - GAS SALES - NFG	SOUTH JERSEY RESOURCES GROUP LLC	2/28/2017
STRYKER - GAS SALES - NORSE/AER	STRYKER ENERGY LLC	1/31/2017
SUMMIT PETROLEUM - GAS PURCAHSE - OH	SUMMIT PETROLEUM, INC.	LIFE OF WELL
UEO/M3 - GATHERING - CRAMBLETT	UTICA EAST OHIO MIDSTREAM LLC	1/31/2028
UEO/M3 - PROCESSING - CRAMBLETT	UTICA EAST OHIO MIDSTREAM LLC	1/31/2028
UGI - GAS SALES - EQUITRANS/TETCO	UGI ENERGY SERVICES, INC.	4/30/2017
VANGUARD - ARIANA GATHERING AGREEMENT	VANGUARD OIL AND GAS CO.	LIFE OF WELL
WALDEN - GAS PURCHASE - TN	WALDEN RESOURCES LLC	LIFE OF WELL

NORTH TEXAS

Contract name	Company Name	Expiration Date
ATMOS - FACILITIES - HILLIARD	ATMOS ENERGY MARKETING LLC	MTH-TO-MTH
ATMOS - FACILITIES - PROLOGIS	ATMOS ENERGY MARKETING LLC	MTH-TO-MTH
BARNETT GATHERING - GATHERING - LILLIAN (OAK GROVE & LEVY ACRES)	XTO ENERGY INC	1/1/2017
CALPINE - GAS SALES - CLEBURNE	CALPINE ENERGY SERVICES LP	3/31/2017
CHESAPEAKE - GAS SALES - DERRINGER	CHESAPEAKE OPERATING INC	5/1/2017
CHESAPEAKE - GATHERING - DERRINGER	CHESAPEAKE OPERATING INC	4/30/2017
DB NEWARK LEASE HOLDINGS - FACILITIES - DIXIE BEDARZ	DB NEWARD LEASE HOLDINGS LP	9/9/9999
DFW - GATHERING - LESTER LEVY	DFW MIDSTREAM SERVICE, LLC	3/31/2020
EMPIRE - GAS SALES - PROLOGIS & HILLIARD	EMPIRE PIPELINE CORPORATION	3/31/2017
EMPIRE - GATHERING, GAS SALES, NGL SALES - M&M RANCH	EMPIRE PIPELINE CORPORATION	1/1/2022
EMPIRE - GATHERING, GAS SALES, NGL SALES - MILBURN	EMPIRE PIPELINE CORPORATION	8/15/2017
EMPIRE - GATHERING, GAS SALES, NGL SALES - MILLER	EMPIRE PIPELINE CORPORATION	1/1/2022
ENBRIDGE - PROCESSING and NGL SALES - WEATHERFORD	ENBRIDGE ENERGY PARTNERS LP	10/31/2017
ENERGY TRANSFER FUEL - TRANSPORTATION - TX INTERSTATE (311)	ENERGY TRANSFER FUEL LP	6/30/2017
ENERGY TRANSFER FUEL - TRANSPORTATION - TX INTRASTATE	ENERGY TRANSFER FUEL LP	6/30/2017
ENERGY TRANSFER FUEL- BLENDING - TEXAS	ETC TEXAS PIPLINE LTD	10/1/2017
ENLINK - GAS SALES - GREEN ACRES & HAPPY HILLS	ENLINK GAS MARKETING LP	11/1/2025
ENLINK - GATHERING AND GAS SALES - BRIAR OAKS, DURWOOD, VARDEMAN	ENLINK GAS MARKETING LP	7/1/2019
ENLINK - GATHERING, PROCESSING, & SALES - MARBLE FALLS	ENLINK GAS MARKETING LP	9/30/2019
ENLINK MIDSTREAM - CONFIDENTIALITY AGREEMENT	ENLINK GAS MARKETING LP	4/30/2017
ENLINK MIDSTREAM - GAS SALES & TRANSPORTATION - PONDER (PERDOMO)	ENLINK GAS MARKETING LP	11/30/2017
ENLINK MIDSTREAM - GATHERING - PERDOMO	ENLINK GAS MARKETING LP	11/30/2017
ENLINK MIDSTREAM - GATHERING, PROCESSING AND GAS SALES - ROBINSON	ENLINK GAS MARKETING LP	6/30/2017
ETC MARKETING - GAS SALES - MAYPEARL & HOWARD	ETC MARKETING LTD	3/31/2018

SCHEDULE 7.20 TO CREDIT AGREEMENT

ETC TEXAS PIPELINE - GAS SALES - INDIAN TRAILS	ETC TEXAS PIPLINE LTD
ETC TEXAS PIPELINE - GAS SALES - LEGACY MARTIN	ETC TEXAS PIPLINE LTD	12/1/2016
ETC TEXAS PIPELINE - GAS SALES - TOMBSTONE/ SANDERFORD	ETC TEXAS PIPLINE LTD	12/31/2018
ETC TEXAS PIPELINE - GATHERING - COURTNEY	ETC TEXAS PIPLINE LTD	9/30/2021
ETC TEXAS PIPELINE - GATHERING - DENTON CO.	ETC TEXAS PIPLINE LTD	11/1/2016
ETC TEXAS PIPELINE - GATHERING - SCHRODER	ETC TEXAS PIPLINE LTD	6/30/2017
ETC TEXAS PIPELINE - GATHERING - WHEATLAND	ETC TEXAS PIPLINE LTD	9/30/2021
ETC TEXAS PIPELINE - PROCESSING - WHEATLAND, COURTNEY	ETC TEXAS PIPLINE LTD	9/30/2021
ETC TEXAS PIPELINE - PROCESSING AND NGL SALES - M&M RANCH, MILLER	ETC TEXAS PIPLINE LTD	1/1/2022
ETC TEXAS PIPELINE- GATHERING - GREAT EXPECTATIONS (DENTON COUNTY)	ETC TEXAS PIPLINE LTD	1/1/2017
SWG PIPELINE (ENLINK) - GATHERING - GREEN ACRES & HAPPY HILLS	ENLINK GAS MARKETING LP	3/01/2026
TARGA - AID IN CONSTRUCTION - JACK COUNTY TEXAS	TARGA NORTH TEXAS LP	11/30/2021
TARGA - GAS LIFT - JACK COUNTY TEXAS	TARGA NORTH TEXAS LP	11/30/2021
TARGA - GAS SALES & PROCESSING - CLAYTON RANCH	TARGA NORTH TEXAS LP	7/31/2020
TARGA - GATHERING - PECOS/ SCHROEDER - BARTON HALL	TARGA NORTH TEXAS LP
TARGA - GATHERING - PECOS/SCHROEDER	TARGA NORTH TEXAS LP
TARGA - GATHERING - TESUQUE, DEAN, BARTON HALL	TARGA NORTH TEXAS LP
TARGA - PROCESSING, NGL SALES, GAS SALES - JACK COUNTY TEXAS	TARGA NORTH TEXAS LP	11/30/2021
XTO - GAS PURCHASE - RODEO GUSHER	XTO ENERGY INC	LIFE OF WELL

EAGLE FORD

Contract name	Company Name	Expiration Date
ETC FIELD SERVICES - GATHERING, PROCESSING & SALES - EAGLE FORD	ETC FIELD SERVICES LLC	11/30/2016
ETC FIELD SERVICES - GATHERING, PROCESSING & SALES - EAGLE FORD	ETC FIELD SERVICES LLC	11/30/2026

MISSISSIPPI LIME

Contract name	Company Name	Expiration Date
SEMGAS - GATHERING, PROCESSING, GAS SALES AND NGL SALES - OK	SEMGAS LP	11/1/2017

SCHEDULE 7.20 TO CREDIT AGREEMENT

SCHEDULE 9.05

INVESTMENTS

Transactions referred to in Schedule 9.13 are incorporated herein by reference to the extent any such transactions constitute Investments.

SCHEDULE 9.05 TO CREDIT AGREEMENT

SCHEDULE 9.11

SALE OF PROPERTIES

Well Number	Property Number	Well Name
1	P1UGPAPG00	GRACE UNIT 6H
2	P1UGPASG00	GRACE UNIT 4H
3	P1UGPAUG00	GRACE UNIT 5H
4	QALCSQDRGB	GRACE UNIT/UNIT 10
5	QALCTB7JNV	GRACE UNIT/UNIT 10
6	QALCT6SHLV	UNIT 10 3H
7	QALCTB2KOV	UNIT 10 4H
8	QALCT0FJIV	UNIT 10 5H
9	QALCTBHKPV	UNIT 10 6H
10	QALCT69HMV	UNIT 10 7H
11	P1UGPAKG00	DOBIE MARTIN UNIT 5H
12	P1UGPAMG00	DOBIE MARTIN UNIT 6H
13	P1UGPAFF00	JIMMY UNIT 4H
14	P1UGPA4F00	JIMMY UNIT 5H
15	P1UGPB0F00	JIMMY UNIT 6H
16	Property number identified by Borrower, subject to consent of the Administrative Agent	GRACE UNIT/UNIT 10 3H

SCHEDULE 9.11 TO CREDIT AGREEMENT

SCHEDULE 9.13

TRANSACTIONS WITH AFFILIATES

1.	Transactions pursuant to that certain Amended and Restated Contract Operating Agreement, dated as of January 1, 2016, by and among Atlas Eagle Ford Operating Company, LLC, ARP Eagle Ford, LLC and Atlas Growth Eagle Ford, LLC, as amended from time to time in accordance with the First Lien Credit Agreement and the Second Lien Credit Agreement.

2.	Transactions pursuant to that certain Second Amended and Restated Shared Acquisition and Operating Agreement, dated as of January 1, 2016, by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford Operating Company, LLC, as amended from time to time in accordance with the First Lien Credit Agreement and the Second Lien Credit Agreement.

3.	Payment of salary and benefit costs and expenses and corporate card amounts to Atlas Energy Group, LLC (“ATLS”) or its subsidiaries that are allocated to be paid by the Borrower in accordance with the methodology in place on the Plan Effective Date and giving effect to any changes thereto approved by the Borrower’s conflict committee.

4.	Payments to ATLS or its subsidiaries of amounts owing in respect of corporate insurance and bonding maintained by ATLS or its subsidiaries with third parties on behalf of ARP and its subsidiaries.

5.	Omnibus Agreement, dated as of August [ ], 2016, by and among Titan Management LLC, Atlas Energy Resources Services, Inc., Titan Energy, LLC, and Titan Energy Operating, LLC.

6.	Amended and Restated Limited Liability Company Agreement of Titan Energy, LLC, dated as of August [ ], 2016, by Atlas Resource Partners, L.P, as Sole Member.

7.	Limited Liability Company Agreement of Titan Energy Operating, LLC, dated as of August 19, 2016, by Titan Energy, LLC, as Sole Member.

SCHEDULE 9.13 TO CREDIT AGREEMENT